UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934
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NATIONAL CINEMEDIA, INC.
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2020
PROXY STATEMENT
NATIONAL CINEMEDIA, INC

Notice
2020 Annual Meeting of Stockholders
You are cordially invited to attend the Annual Meeting of Stockholders (“Annual Meeting”) of National CineMedia, Inc. The close of business on March 2, 2020 has been set as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof. Whether or not you are able to attend the Annual Meeting, it is important that your shares be represented regardless of the size of your holdings. Please vote your proxy promptly in accordance with the instructions you receive in the enclosed proxy statement and proxy card, as a quorum of the stockholders must be present, either in person or by proxy, in order for the Annual Meeting to take place.

Meeting Date:	April 28, 2020
Meeting Time:	9:00 a.m. Mountain Time
Location:	NCM Headquarters at 6300 South Syracuse Way, Suite 300, Centennial, Colorado 80111
Record Date:	March 2, 2020
Annual Meeting Business:
We have electronically disseminated our Annual Meeting materials by using the "Notice and Access" method approved by the Securities and Exchange Commission. The Notice of Internet Availability of Proxy Materials contains specific instructions on how to access Annual Meeting materials via the internet as well as instructions on how to receive paper copies if preferred. The proxy statement and Annual Report for the fiscal year ended December 26, 2019 are available at www.edocumentview.com/ncmi. At the Annual Meeting, you will be asked to consider the following:

Proposal		Board Recommendation
1	To elect the nine nominees named in the accompanying proxy statement, each to serve a one-year term and until their respective successors are duly elected or qualified;	☑	FOR each director nominee
2	To approve, on an advisory basis, our executive compensation;	☑	FOR
3	To approve the National CineMedia, Inc. 2020 Omnibus Plan (the “2020 Omnibus Plan”);	☑	FOR
4	To ratify certain 2019 equity grants to Thomas F. Lesinski;	☑	FOR
5	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2020; and	☑	FOR
6	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.
Please note that brokers may not vote your shares on the election of directors or any other non-routine matters if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Centennial, Colorado	Sarah Kinnick Hilty
March , 2020	Executive Vice President, General Counsel and Secretary

PROXY SUMMARY
This summary highlights information discussed in more detail elsewhere in this Proxy Statement. As this is only a summary, we encourage stockholders to read the entire Proxy Statement and our 2019 Annual Report before voting their shares. The accompanying proxy is solicited by the board of directors (“Board of Directors” or “Board”) of National CineMedia, Inc., a Delaware corporation (“NCM, Inc.” or the “Company”), for use at the 2020 Annual Meeting of Stockholders at the time and place shown below. Unless the context otherwise requires, the references to “we”, “us” or “our” refer to the Company and its consolidated subsidiary National CineMedia, LLC (“NCM LLC”).

2020 Annual Meeting of Stockholders
Date and Time		Location		Record Date	Mailing Date
April 28, 2020 9:00 am MT		6300 South Syracuse Way, Suite 300, Centennial, Colorado 80111		March 2, 2020	On or about March 13, 2020

Meeting Agenda and Board Recommendations
Proposals for your vote				Board Voting Recommendation	Required Vote		Page Reference
Proposal 1: Election of Directors				FOR each nominee	Plurality of votes cast		7
Proposal 2: To approve, on an advisory basis, our executive compensation				FOR	Majority of votes present and entitled to vote		41
Proposal 3: To approve the National CineMedia, Inc. 2020 Omnibus Plan;				FOR			42
Proposal 4: To ratify certain 2019 equity grants to Thomas F. Lesinski;				FOR			52
Proposal 5: To ratify the appointment of Deloitte & Touche LLP as our independent auditors				FOR			55

Director Nominees
Nominee	Age	Director Since	Independent	Occupation	Current Committee Membership*
					A	C	NG
Mark B. Segall	57	2018**	Yes	Founder and Managing Director of Kidron Corporate Advisors LLC	●	●	●
David E. Glazek	42	2019	Yes	Partner at Standard General and Portfolio Manager of the Standard General Special Situations Fund		●	Chair
Lawrence A. Goodman	65	2007	Yes	Former President of Sales and Marketing of CNN	●	●
David R. Haas	78	2007	Yes	Private Investor and Financial Consultant, Retired Senior Vice President and Controller of Time Warner, Inc.	Chair		●
Kurt C. Hall	60	2007-2016; 2019	No	Former President and CEO of NCM, Inc. and Former Chairman of the NCM, Inc. Board
Thomas F. Lesinski	60	2014	No	CEO of NCM, Inc.
Lee Roy Mitchell	83	2006	No	Chairman of Cinemark Holdings, Inc.
Donna Reisman	57	2019	Yes	Former President of WarnerMedia		Chair	●
Renana Teperberg	42	2018	No	Chief Commercial Officer and member of the Board of Directors of Cineworld Group, plc
* A = Audit Committee, C = Compensation Committee, NG = Nominating and Governance Committee ** Chairman of the Board since August 2, 2019

PROXY SUMMARY (CONTINUED)
CORPORATE GOVERNANCE HIGHLIGHTS
NCM demands integrity and is committed to upholding high ethical standards. Our strong corporate governance practices support this commitment and provide a framework within which our Board of Directors and management can pursue the strategic objectives of the Company and ensure long-term growth for the benefit of our stockholders. Highlights of our corporate governance practices are summarized below.

Accountability:
w	Following declassification of our Board of Directors in 2018, all directors now stand for election annually.
w
Directors are elected by a plurality of votes cast, subject to our director resignation policy. If a director who is not designated pursuant to contractual rights is elected by a plurality of votes cast but fails to receive a majority of votes cast, the director must tender his or her resignation to the Board for its consideration.

w	All directors are subject to anti-pledging and anti-hedging provisions under our Insider Trading Policy.
Independence:
w	5 of 9 director nominees are independent with all of the non-independent directors serving as designees of our largest stockholder or founding members or as our CEO.
w	Board committees are comprised solely of independent directors.
w	Independent directors regularly meet in private without management.
Board Practices:
w	In fiscal 2019, no director nominee attended fewer than 75% of the meetings of our Board of Directors, or meetings of any Board committee on which he or she served.
w	Board of Directors and each Board committee conducts an annual self-assessment. An external evaluator will assist with such self-evaluation at least once every three years.
Leadership Structure:
w	Separate Chairman and Chief Executive Officer leadership structure to maintain independence between Board oversight and operating decisions of the Company.
Stock Ownership Requirements:
w
Executive and director stock ownership requirements must be met within five years of appointment, as follows:
- CEO: Lesser of three times base salary or 140,000 shares.
- President and Executive Vice Presidents: Lesser of base salary or 20,000 shares.
- Non-employee directors: Lesser of three times annual Board cash retainer or 8,000 shares.

w	As of March 2, 2020, all executive officers and directors meeting the tenure requirement were in compliance with the share ownership guidelines.
Key Corporate Governance Changes:
w
In August 2019, in connection with his appointment as the Company's Chief Executive Officer, Thomas F. Lesinski became a non-independent member of the Board and resigned as the independent director designated by Cinemark Media, Inc. pursuant to the Director Designation Agreement. The Board also appointed Mark B. Segall to serve as Board Chair.

w
In October 2019, the Board of Directors elected Donna Reisman, also known as Donna Speciale, as a member of the Board. Ms. Reisman was designated by Cinemark Media, Inc. pursuant to the Director Designation Agreement.

w
In November 2019, the Board of Directors elected David E. Glazek as a member of the Board. Mr. Glazek was designated by Standard General L.P. pursuant to the letter agreement entered into with the Company on June 1, 2018. Mr. Glazek was appointed in connection with the resignation of Andrew P. Glaze on November 26, 2019.

PRELIMINARY PROXY MATERIALS - SUBJECT TO COMPLETION
Note: National CineMedia, Inc. intends to release definitive copies of its proxy materials to stockholders on or about March 13, 2020.
NATIONAL CINEMEDIA, INC.
PROXY STATEMENT FOR THE
2020 ANNUAL MEETING OF STOCKHOLDERS
April 28, 2020
9:00 a.m., Mountain Time
General Information

Why am I receiving these proxy materials?

You received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at our Annual Meeting. By giving your proxy, you authorize persons selected by the Board to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received before the Annual Meeting will be voted in accordance with the stockholder's specific voting instructions.
We are electronically disseminating our Annual Meeting materials by using the "Notice and Access" method approved by the Securities and Exchange Commission. The Notice of Internet Availability of Proxy Materials contains specific instructions on how to access Annual Meeting materials via the internet as well as how to receive paper copies if preferred. Our proxy materials are also available on the Internet at www.edocumentview.com/ncmi. We will hold the Annual Meeting at our offices located at 6300 South Syracuse Way, Suite 300, Centennial, Colorado 80111, on April 28, 2020 at 9:00 a.m., Mountain Time.

What specific proposals will be considered and acted upon at NCM, Inc.’s Annual Meeting?

The specific proposals to be considered and acted upon at the Annual Meeting are:
Proposal No. 1 — To elect nine directors, each to serve a one-year term and until his or her respective successor is duly elected or qualified;
Proposal No. 2 — To approve, on an advisory basis, the compensation of our named executive officers;
Proposal No. 3 — To approve the National CineMedia, Inc. 2020 Omnibus Plan;
Proposal No. 4 — To ratify certain 2019 equity grants to Thomas F. Lesinski; and
Proposal No. 5 — To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2020.
Management knows of no other business to be presented for action at the Annual Meeting, other than those items listed in the notice of the Annual Meeting referred to herein. If any other business should properly come before the Annual Meeting, or any adjournments or postponements thereof, it is intended that the proxies will be voted in the discretion of the proxy holders.

What is included in the proxy materials?

The proxy materials include the Company’s Notice of Annual Meeting of Stockholders, proxy statement and the Annual Report for the fiscal year ended December 26, 2019, which includes our audited consolidated financial statements.

What do I need to bring with me to attend the Annual Meeting?

If you are a stockholder of record of shares of our common stock, please bring photo identification with you. If you are a beneficial owner of shares of our common stock held in “street name,” please bring photo identification and the “legal proxy,” which is described below under the question “If I am a beneficial owner of shares held in ‘street name,’ how do I vote?”, or other evidence of stock ownership (e.g., most recent account statement) with you. If you do not provide photo identification or if applicable, evidence of stock ownership, you will not be admitted to the Annual Meeting.

Who can vote at the Annual Meeting?

Our Board of Directors has fixed the close of business on March 2, 2020 as the record date. We had 79,611,930 shares of our common stock outstanding as of the close of business on the record date, including unvested restricted common stock with voting rights.

How many votes am I entitled per share of common stock?

Holders of our common stock are entitled to one vote for each share of common stock held as of the record date.

What is the difference between holding NCM, Inc.’s shares of common stock as a stockholder of record and a beneficial owner?

Most of our stockholders hold their shares of our common stock as a beneficial owner through a broker, bank or other nominee in “street name” rather than directly in their own name. As summarized below, there are some important distinctions between shares held of record and those owned beneficially in “street name.”

Stockholder of Record: If your shares of our common stock are registered directly in your name, you are considered the stockholder of record with respect to those shares, and we delivered these proxy materials directly to you. As the stockholder of record, you have the right to vote your shares in person or by proxy at the Annual Meeting.
Beneficial Owner: If your shares of our common stock are held in an account with a broker, bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the broker, bank or other nominee holding your shares on your behalf delivered these proxy materials to you. The nominee holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares being held by them.

If I am a stockholder of record of NCM, Inc. shares, how do I vote?

Voting by Internet. You can vote through the Internet by following the instructions provided in the proxy card that you received. Go to www.edocumentview.com/ncmi, follow the instructions on the screen to log in, make your selections as instructed and vote.

Voting by Mail. You can vote by mail by completing, dating, signing and returning the proxy card in the postage-paid envelope (to which no postage need be affixed if mailed in the United States) accompanying the proxy card that you received.
Voting in Person. If you plan to attend the Annual Meeting and vote in person, we will give you a ballot at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you also to vote by Internet or mail as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If I am a beneficial owner of shares held in “street name,” how do I vote?

Voting by Internet. You can vote over the Internet by following the instructions provided in the voting instruction form provided to you by your broker, bank or other nominee.
Voting by Mail. You can vote by mail by completing, dating, signing and returning the voting instruction form in the postage-paid envelope (to which no postage need be affixed if mailed in the United States) accompanying the voting instruction form that you received.
Voting in Person. If you plan to attend the Annual Meeting and vote in person, you must obtain a “legal proxy” giving you the right to vote the shares at the Annual Meeting from the broker, bank or other nominee that holds your shares. Even if you plan to attend the Annual Meeting, we recommend that you also vote by Internet or mail as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What if I submit a proxy but I do not give specific voting instructions?

Stockholder of Record: If you are a stockholder of record of shares of our common stock, and if you indicate when voting through the Internet that you wish to vote as recommended by our Board of Directors, or if you sign and return a proxy without giving specific voting instructions, then the proxy holders designated by our Board of Directors, Thomas Lesinski and Sarah Hilty, who are officers of the Company, will vote your shares FOR the nine director nominees; FOR advisory approval of the Company’s executive compensation; FOR approval of the 2020 Omnibus Plan; FOR ratification of certain 2019 equity grants to Thomas F. Lesinski; and FOR the ratification of the selection of Deloitte & Touche LLP as our independent auditors for our 2020 fiscal year, all as recommended by our Board of Directors and as presented in this proxy statement.

Beneficial Owner: If you are a beneficial owner of shares of our common stock held in “street name” and do not present the broker, bank or other nominee that holds your shares with specific voting instructions, then the nominee may generally vote your shares on “routine” proposals but cannot vote on your behalf for “non-routine” proposals under the rules of various securities exchanges. If you do not provide specific voting instructions to the nominee that holds your shares with respect to a non-routine proposal, the nominee will not have the authority to vote your shares on that proposal. When a broker indicates on a proxy that it does not have authority to vote shares on a particular proposal, the missing votes are referred to as “broker non-votes.”

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal 2020 (Proposal No. 5) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 5. The election of directors (Proposal No. 1), the advisory approval of the Company’s executive compensation (Proposal No. 2), approval of the 2020 Omnibus Plan (Proposal No. 3) and ratification of certain 2019 equity grant to Thomas F. Lesinski (Proposal No. 4) are matters considered non-routine under applicable rules. A bank, broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1, 2, 3 and 4. A broker non-vote will have no effect on Proposal Nos. 1, 2, 3 and 4.

What is the quorum requirement for the Annual Meeting?

A quorum is required for our stockholders to conduct business at the Annual Meeting. A majority of the outstanding shares of our common stock entitled to vote on the record date must be present in person or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. We will count your shares for purposes of determining whether there is a quorum if you are present in person at the Annual Meeting, if you have voted through the Internet, if you have voted by properly submitting a proxy card, or if the nominee holding your shares submits a proxy card. We will also count broker non-votes for the purpose of determining if there is a quorum.

What is the voting requirement to approve each of the proposals?

For Proposal No. 1, each director will be elected by a plurality of the votes cast. This means that the nine director nominees who receive the greatest number of votes cast by the holders of our common stock entitled to vote at the Annual Meeting will be elected as directors. You are not entitled to cumulate votes in the election of directors and may not vote for a greater number of persons than the number of nominees named.

Approval of Proposal No. 2, on an advisory basis, requires the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting.
Approval of Proposal No. 3, 4 and 5 requires the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting.
The effectiveness of any of the proposals is not conditioned upon the approval by our stockholders of any other proposal by our stockholders.
Standard General L.P. which holds 15.8 million shares or 19.9% of our outstanding common stock, has agreed to vote the shares of our common stock that it beneficially owns in favor of each nominee for director in Proposal No. 1 and in favor of Proposal No. 5, and in favor of Proposal No. 3 in certain circumstances as required by the terms of the letter agreement between the Company and Standard General dated June 1, 2018.

How are abstentions treated?

Abstentions will be counted as present for the purposes of determining whether a quorum is present at the Annual Meeting. A vote withheld for a nominee in the election of directors (Proposal No. 1) will have no effect on the election of the director nominee, although if a director who is not designated pursuant to contractual rights is elected by a plurality of votes cast but fails to receive a majority of votes cast, the director must tender his or her resignation to the Board for its consideration. For purposes of determining whether any of the other proposals have received the requisite vote, if a stockholder abstains from voting, it will have the same effect as a vote against such proposal.

Can I change my vote or revoke my proxy after I have voted?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us (Attention: Secretary) a written notice of revocation. You can also change your vote by voting through one of the methods described above or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute a revocation of a proxy.

Who is paying for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies for the Annual Meeting. We have retained Georgeson as our proxy solicitor and we will pay Georgeson approximately $7,500, plus expenses. Proxies may be solicited by our regular employees, without additional compensation, in person or by mail, courier, telephone or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

What are the voting recommendations of our Board of Directors?

Our Board of Directors recommends a vote FOR each of Proposal Nos. 1, 2, 3, 4 and 5. Specifically, our Board of Directors recommends a vote:
FOR the election of each of David E. Glazek, Lawrence A. Goodman, David R. Haas, Kurt C. Hall, Thomas F. Lesinski, Lee Roy Mitchell, Donna Reisman, Mark B. Segall and Renana Teperberg to our Board of Directors;
FOR the advisory approval of the Company’s executive compensation;
FOR the approval of the 2020 Omnibus Plan;
FOR the ratification of certain 2019 equity grants to Thomas F. Lesinski; and
FOR the ratification of the selection of Deloitte & Touche LLP as our independent accountants for fiscal year 2020.

Where can I find the Company’s Annual Report?

Our 2019 Annual Report on Form 10-K, including the audited consolidated financial statements as of and for the year ended December 26, 2019, is available to all stockholders entitled to vote at the Annual Meeting together with this proxy statement, in satisfaction of the requirements of the Securities and Exchange Commission (the “SEC”). Additional copies of the Annual Report are available at no charge upon request. To obtain additional copies of the Annual Report, please contact us at 6300 South Syracuse Way, Suite 300, Centennial, Colorado 80111, Attention: Investor Relations, or at telephone number (303) 792-3600 or (800) 844-0935. You may also view the Annual Report at http://www.ncm.com at the Investor Relations link.

What is “householding” and how does it affect me?

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to National CineMedia, Inc., 6300 South Syracuse Way, Suite 300, Centennial, Colorado 80111, Attention: Investor Relations, or by telephone at (303) 792-3600 or (800) 844-0935.

Upon request, we will promptly deliver a separate copy. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

Whom should I call if I have questions about the Annual Meeting?

You should call Georgeson, our proxy solicitor, at (866) 203-9357.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Our Board of Directors has nominated the following nine directors for election at the Annual Meeting. Important summary information about the nominees for director is set forth in the table below. Following the table is certain biographical information about each nominee for director, as well as selected information about specific qualifications, attributes, skills and experience that led our Board to conclude that each nominee for director is qualified to serve on our Board.
Board Composition

Nominee	Age	Director Since	Independent	Occupation	Current Committee Membership*
					A	C	NG
Mark B. Segall	57	2018**	Yes	Founder and Managing Director of Kidron Corporate Advisors LLC	●	●	●
David E. Glazek	42	2019	Yes	Partner at Standard General and Portfolio Manager of the Standard General Special Situations Fund		●	Chair
Lawrence A. Goodman	65	2007	Yes	Former President of Sales and Marketing of CNN	●	●
David R. Haas	78	2007	Yes	Private Investor and Financial Consultant, Retired Senior Vice President and Controller of Time Warner, Inc.	Chair		●
Kurt C. Hall	60	2007-2016; 2019	No	Former President and CEO of NCM, Inc. and Former Chairman of the NCM, Inc. Board
Thomas F. Lesinski	60	2014	No	CEO of NCM, Inc.
Lee Roy Mitchell	83	2006	No	Chairman of Cinemark Holdings, Inc.
Donna Reisman	57	2019	Yes	Former President of WarnerMedia		Chair	●
Renana Teperberg	42	2018	No	Chief Commercial Officer and member of the Board of Directors of Cineworld Group, plc
* A = Audit Committee, C = Compensation Committee, NG = Nominating and Governance Committee ** Chairman of the Board since August 2, 2019
Our Board of Directors currently consists of nine directors. Under the director designation agreement dated as of February 13, 2007 (the “Director Designation Agreement”), two of our founding members – Cinemark Holdings, Inc. and Affiliates (“Cinemark”) and Regal Entertainment Group and Affiliates (“Regal”) – are permitted to appoint or designate up to two persons for nomination to election on our Board of Directors under the terms set forth in the Director Designation Agreement, one of whom must qualify as “independent” as required by the rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and by the Nasdaq Stock Market (“Nasdaq”). See “Certain Relationships and Related Party Transactions – Transactions with Founding Members – Director Designation Agreement.” The designees pursuant to the Director Designation Agreement for Cinemark are Donna Reisman and Lee Roy Mitchell and for Regal are Mark B. Segall and Renana Teperberg.
Under the letter agreement entered into on June 1, 2018 with Standard General L.P. (“Letter Agreement”), Standard General is permitted to appoint or designate up to two persons for nomination to election of our Board of Directors. See “Certain Relationships and Related Party Transactions - Other Transactions – Letter Agreement.” The designees pursuant to the Letter Agreement are David E. Glazek and Kurt C. Hall.
Our Certificate of Incorporation provides that all directors are included within one class and that the number of total directors will not be more than eleven. The number of current director positions is nine pursuant to our Bylaws. Each member serves a one-year term until the next Annual Meeting and until his or her successor is duly elected and qualified.

Business Experience of Nominees
We are soliciting proxies in favor of the election of each nominee identified below. All nominees have consented to serve as directors, if elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by our Board of Directors. The proxies may not vote for a greater number of persons than the number of nominees named. As of the date of this proxy statement, our Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director.
The names of the nominees and other information about them, including their directorships at public companies held at any time during the past five years, if applicable, and their involvement in certain legal proceedings during the past ten years, if applicable, are set forth below. In addition, we have included information about each nominee’s experience, qualifications, attributes or skills that led our Board of Directors to conclude that the nominee should serve as a director of the Company, in light of our business and corporate structure.

Mark B. Segall Non-Employee Chairman Independent Director Director Since: 2018 Age: 57 Committees: Audit Compensation Nominating and Governance
Mr. Segall is the owner and Managing Director of Kidron Corporate Advisors LLC, a New York based mergers and acquisitions corporate advisory boutique founded in 2003, and has been the CEO of Kidron Capital Advisors LLC since 2009. Previously, he served as the Co-Chief Executive Officer of Investec, Inc., an asset management company, from 2001 to 2003, following his role as Investec Inc.’s head of investment banking and general counsel. Prior to that, he was a partner at the law firm of Kramer, Levin, Naftalis & Frankel LLP, specializing in cross-border mergers and acquisitions and capital markets activities. Mr. Segall serves as a director of Bel Fuse, Inc. (2011 to present). In the past five years he has served on other public company boards including: Ronson Europe N.V. (2008 to 2017) and Temco Service Industries, Inc. (2011 to 2016). Mr. Segall also serves on a number of private company boards.

Qualifications: Mr. Segall’s two decades of board leadership experience at both public and private companies, gives him the ability to offer guidance to the Company and its operations.

David E. Glazek Independent Director Director Since: 2019 Age: 42 Committees: Compensation Nominating and Governance - Chair
Mr. Glazek joined Standard General L.P. in 2008, where he is currently a Partner and the Portfolio Manager of the Standard General Special Situations Fund. He is also currently the Chairman of Turning Point Brands, Inc., a Director of Standard Diversified, Inc., and a Manager of Donau Carbon USA LLC. Previously, he worked at Lazard Frères & Co., where he focused on mergers and acquisitions and corporate restructurings, and the Blackstone Group. He holds a B.A. from the University of Michigan and a J.D. from Columbia Law School.

Qualifications: Mr. Glazek’s extensive Board involvement and experience in financial analysis qualifies him to serve on our Board.

Lawrence A. Goodman Independent Director Director Since: 2007 Age: 65 Committees: Audit Compensation
Mr. Goodman founded Newfound Frontier, LLC, a provider of media and advertising consulting and advisory services, and has served as its Chief Executive Officer since its inception in 2019. Mr. Goodman also founded White Mountain Media, a media consulting company, in July 2004 and served as its president since inception until 2015. From July 2003 to July 2004, Mr. Goodman was retired. From March 1995 to July 2003, Mr. Goodman was the President of Sales and Marketing for CNN, a division of Turner Broadcasting System, Inc. Mr. Goodman also serves on several private company boards.

Qualifications:
Mr. Goodman’s extensive background in the media industry allows him to provide media sales and marketing advice to our management and Board. Mr. Goodman brings significant business experience to provide strategies and solutions to resolve the issues addressed by our Board.

David R. Haas Independent Director Director Since: 2007 Age: 78 Committees: Audit - Chair Nominating and Governance
Mr. Haas has been a private investor and financial consultant since January 1995. Mr. Haas was a Senior Vice President and Controller for Time Warner, Inc. from January 1990 through December 1994. Mr. Haas previously served as a director and chair of the audit committees of other public companies.

Qualifications:
Mr. Haas’ experience as a former high-ranking financial executive in a media company qualifies him to serve on our Board of Directors and as chairman of our Audit Committee and to provide guidance to our internal audit function and financial advice to our Board. In addition, Mr. Haas’ previous experience serving on several public company boards and audit committees has provided him a broad-based understanding of financial risks and compliance expertise.

Kurt C. Hall Director Director Since: 2019 Age: 60 Committees: None
Mr. Hall previously served as the Company's President, Chief Executive Officer and Chairman from 2007 until his retirement in January 2016, and he held the same positions at NCM LLC from March 2005 until 2007. Prior to this, from May 2002 to May 2005, Mr. Hall served as Co-Chairman and Co-Chief Executive Officer of Regal Entertainment Group and President and Chief Executive Officer of its media subsidiary and NCM predecessor, Regal CineMedia Corporation.
Previously, Mr. Hall has held various executive positions with United Artist Theatre Company, and its predecessor companies, including Chief Financial Officer and then Chief Executive Officer when it became part of Regal Entertainment Group in 2002.

Qualifications: Mr. Hall's extensive background with the Company and our business allows him to provide sales and management advice to our management and Board.

Thomas F. Lesinski Chief Executive Officer and Director Director Since: 2014 Age: 60 Committees: None
Mr. Lesinski was appointed the Chief Executive Officer of NCM effective August 2, 2019. Previously, he served as the Chief Executive Officer of Sonar Entertainment, an independent entertainment studio from January 2016 to August 2019. Mr. Lesinski served as the founder and CEO of Energi Entertainment, a multi-media content production company, from August 2014 until December 2015. From 2013 to 2014, Mr. Lesinski was President of Digital Content and Distribution at Legendary Entertainment, a leading media company dedicated to owning, producing and delivering content to mainstream audiences with a targeted focus on the fandom demographic. Prior to that role, from 2006 to 2013, Mr. Lesinski served as President, Digital Entertainment at Paramount Pictures, a global producer and distributor of filmed entertainment. Mr. Lesinski also served as President of Worldwide Home Entertainment at Paramount Pictures for three years, prior to which, he spent ten years in various leadership positions at Warner Bros. Entertainment and was a Managing Director for an advertising agency.
Mr. Lesinski served as Non-Employee Chairman from August 1, 2018 to August 1, 2019.

Qualifications:
Mr. Lesinski’s experience in home entertainment and digital media gives him the experience to critically review the various business considerations necessary to run a business such as ours and offers a valuable perspective as the media marketplace becomes more competitive, particularly with the growth of online and mobile advertising platforms. Mr. Lesinski's previous experience as a Chief Executive Officer and current role as the Company's Chief Executive Officer provides valuable perspective as a director.

Lee Roy Mitchell Director Director Since: 2006 Age: 83 Committees: None
Mr. Mitchell has served as Chairman of the Board of Cinemark Holdings, Inc. since March 1996 and as a director since its inception in 1987. Mr. Mitchell served as Chief Executive Officer of Cinemark Holdings, Inc. from its inception in 1987 until December 2006, Vice Chairman of the Board from March 1996 and was President from inception in 1987 until March 1993. Mr. Mitchell also serves on a number of private company boards.

Qualifications:
Mr. Mitchell has over four decades of executive leadership experience, including a key role in the theater industry and brings important institutional knowledge to our Board. Mr. Mitchell’s experience enables him to share with our Board suggestions about how similarly situated companies effectively assess and undertake business considerations and opportunities. Since Mr. Mitchell is a Board designee for one of our founding members, he brings to our Board the perspective of a major stakeholder.

Donna Reisman Independent Director Director Since: 2019 Age: 57 Committees: Compensation - Chair Nominating and Governance
Ms. Reisman, also known as Ms. Speciale, is currently an Executive Producer with Equal Entertainment. Ms. Reisman was the president of WarnerMedia from 2014 to 2019, where she oversaw advertising revenue for Turner Broadcasting’s domestic television and digital entertainment, news, kids and young adult brands. She previously served as the president of Turner Entertainment and Young Adult Ad Sales from 2012 to 2014. Prior to that role, she was President, Investment & Activation and Agency Operations at MediaVest Worldwide from 2003 to 2012.

Qualifications: Ms. Reisman’s extensive experience in the media and advertising industry allows her to provide media strategy, sales and marketing advice to the Company's management and Board.

Renana Teperberg Director Director Since: 2018 Age: 42 Committees: None
Ms. Teperberg has served as Chief Commercial Officer of Cineworld Group plc since 2016, Senior Vice President Commercial from 2014 to 2015, and a member of the Cineworld Group plc Board of Directors since 2018. Prior to that time, she served as Head of Programming and Marketing for Cinema City International from 2002 to 2013. On February 28, 2018, Cineworld Group plc acquired the parent corporation of Regal.

Qualifications:
Ms. Teperberg has extensive experience in the cinema industry which enables her to share with our Board suggestions about how similarly situated companies effectively assess and undertake business considerations and opportunities. As Ms. Teperberg is a Board designee for one of our founding members, she brings to our Board the perspective of a major stakeholder.

Vote Required
Directors will be elected by a plurality of the votes of the holders of shares present in person or by proxy at the Annual Meeting.
Director Resignation Policy
It is the Company's desire that any director elected to the Board of Directors in an uncontested election shall receive a majority vote of stockholders. As such, in the event of an uncontested election where a nominee not designated pursuant to a contractual right is elected by a plurality but not a majority of votes cast, the director will tender his or her resignation to the Chairman of the Board. The Nominating and Governance Committee will recommend to the Board the action to be taken with respect to the resignation. The Board will decide to accept or reject such resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose its decision within 90 days from the date of certification of the election results. The Nominating and Governance Committee and the Board may consider such factors or other information they deem appropriate and relevant in deciding whether to accept or reject a resignation tendered in accordance with this policy. A director whose resignation is under consideration will abstain from participating in any decision regarding the resignation. If the nominee is designated pursuant to a contractual right, the Company will consult with the designating entity about the possibility of a different candidate at the following year's annual meeting.
Recommendation
Our Board of Directors recommends that stockholders vote FOR each of the nominees for director. If not otherwise specified, proxies will be voted FOR each of the nominees for director.
Independence of Our Board of Directors
Our Board of Directors has determined that David E. Glazek, Lawrence A. Goodman, David R. Haas, Donna Reisman and Mark B. Segall, all current directors of the Company, qualify as “independent” directors under the rules promulgated by the SEC under the Exchange Act, and by Nasdaq. There are no family relationships among any of our executive officers, directors or nominees for director. For further detail of related party transactions, refer to “Certain Relationship and Related Party Transactions” located elsewhere in this document.
Company Leadership Structure
Our Board determined to split the roles of Chairman of the Board of Directors and Chief Executive Officer. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while our Chairman sets the agenda for Board meetings and presides over meetings of the full Board in its oversight role. We believe this leadership structure will best serve the objectives of our Board’s oversight of management, our Board’s ability to carry out its roles and responsibilities on behalf of our stockholders, and the Company’s overall corporate governance.
Mr. Segall assumed the position of Chairman of our Board of Directors on August 2, 2019.
Our Board plans to periodically review the leadership structure to determine whether it continues to best serve the Company and our stockholders.
Board’s Role in Risk Oversight
Our Board as a whole has responsibility for risk oversight, including setting the “tone at the top” regarding the importance of risk management. Our Board reviews information on the Company’s credit, liquidity and operations, as well as reports from management on enterprise risk and committee reports. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation. Our Audit Committee is responsible for overseeing the management of financial risks, including cybersecurity risks. Our Nominating and Governance Committee is responsible for overseeing the management of risks associated with board independence and potential conflicts of interests. While each committee is responsible for evaluating and overseeing the management of such risks, the entire Board is regularly informed of each committee’s analysis.
Katherine L. Scherping, Former Chief Financial Officer was our Chief Risk Officer during 2019. The Chief Risk Officer provides periodic updates to our Board on the strategic, operational, financial, cybersecurity, compliance and reputational risks facing the Company, which serves to ensure that risk management is a priority within the organization and the Company’s risk oversight is aligned with its strategies.
Compensation Risk Assessment
We do not believe we have compensation practices that are reasonably likely to have a material adverse effect on the Company. Our Compensation Committee reviews the compensation policies and practices for employees, including executive officers. Among other things, our Compensation Committee considers whether the compensation program encourages excessive risk taking by employees at the expense of long-term Company value. Based upon its assessment, our Compensation Committee does not believe that our compensation program encourages excessive or inappropriate risk-taking. Our Compensation Committee believes that the design of our compensation program, which includes a mix of annual and long-term incentives, cash and equity awards and retention incentives, is balanced and does not motivate imprudent risk-taking.
Meetings of Our Board of Directors and Standing Committees
Our Board of Directors held eight meetings during the fiscal year ended December 26, 2019. During our 2019 fiscal year, no director then in office attended fewer than 75% of the aggregate total number of meetings of our Board of Directors held during the period in which he or she was a director and of the total number of meetings held by all of the committees of our Board of Directors on which he or she served. The Company does not have a formal policy regarding attendance by members of our Board of Directors at the Company’s Annual Meeting but encourages our directors to attend. All of our then eight directors attended our Annual Meeting of Stockholders held on May 2, 2019. The three standing committees of our Board of Directors are our Audit Committee, our Compensation Committee and our Nominating and Governance Committee. Periodically our Board has established a special committee to review significant transactions and other matters.
The following table shows the current membership:
DIRECTOR COMMITTEE MEMBERSHIP

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Board of Directors
David E. Glazek		X	Chair	X
Lawrence A. Goodman	X	X		X
David R. Haas	Chair		X	X
Kurt C. Hall				X
Thomas F. Lesinski				X
Lee Roy Mitchell				X
Donna Reisman		Chair	X	X
Mark B. Segall	X	X	X	Chair
Renana Teperberg				X

Audit Committee	Key Responsibilities:
Our Audit Committee is primarily concerned with overseeing management’s processes and activities relating to the following:
Committee Members	◆	maintaining the reliability and integrity of our accounting policies, financial reporting practices and financial statements;
David R. Haas, Chair
Lawrence A. Goodman	◆	the independent auditor’s qualifications and independence;
Mark B. Segall	◆	the performance of our internal audit function and independent auditor; and
	◆	confirming compliance with laws and regulations, and the requirements of any stock exchange or quotation system on which our securities may be listed.
Number of meetings in 2019:
6
Our Audit Committee also is responsible for establishing procedures for the receipt of complaints regarding our accounting, internal accounting controls or audit matters, and the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters, and overseeing the Company's compliance with applicable laws and regulations, the Company’s Code of Business Conduct and Ethics and insider trading policy and other general risk assessment and management. Our Audit Committee’s responsibilities are set forth in its charter, the current version of which was most recently reviewed by the Committee and approved by our Board in January 2020 in conjunction with the charter's annual review. The current version of the charter is available on our website at www.ncm.com at the Investor Relations link.

Independence and Financial Literacy

Each of the committee members was determined to be “independent” as required by the rules promulgated by the SEC under the Exchange Act and by Nasdaq. Each of them also meets the financial literacy requirements of Nasdaq. Our Board of Directors has determined that Mr. Haas qualifies as an “audit committee financial expert” as defined in the federal securities laws and regulations.

Compensation Committee	Key Responsibilities:
Our Compensation Committee’s purposes, as set forth in its charter, include:

Committee Members	◆ to assist our Board in discharging its responsibilities relating to compensation of our CEO and other executives;
Donna Reisman, Chair
David E. Glazek	◆ to administer our equity incentive plans (other than equity compensation for non-employee directors which is administered by our Board); and
Lawrence A. Goodman
Mark B. Segall	◆ to have overall responsibility for approving and evaluating all of our compensation plans, policies and programs that affect our executive officers.

Number of meetings in 2019:
11
Our Compensation Committee’s responsibilities are set forth in its charter, which is reviewed at least annually. The current Compensation Committee charter was most recently reviewed by the Committee and approved by our Board in January 2020. The current version of the charter is available on our website at www.ncm.com at the Investor Relations link.

Independence

Each member was determined to be “independent” as defined in the rules promulgated by the SEC under the Exchange Act and by Nasdaq, and each also qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Use of Consultants

Our Compensation Committee engaged ClearBridge Compensation Group, LLC (“ClearBridge”), a nationally recognized consulting firm, to assess the competitiveness of 2019 compensation for the executive officers and provide independent advice and recommendations to our Compensation Committee regarding executive compensation. The Compensation Committee also engaged FW Cook, another nationally recognized consulting firm, to review the 2020 Omnibus Plan and review of the 2020 proxy statement. Prior to retaining ClearBridge and FW Cook, our Compensation Committee reviewed each of their independence as contemplated by the committee’s charter and applicable Nasdaq rules, and determined that there were no conflicts of interest and that ClearBridge and FW Cook are independent from the Company, our Compensation Committee and our executive officers.

Nominating and Governance Committee	Key Responsibilities:
Our Nominating and Governance Committee’s purposes, as set forth in its charter, include:

Committee Members	◆ to identify individuals qualified to become Board members, and to recommend director nominees to our Board;
David E. Glazek, Chair
David R. Haas	◆ to oversee the evaluation of our Board and its committees, including the use of an external evaluator at least once every three years; and
Donna Reisman
Mark B. Segall	◆ to review from time to time the Corporate Governance Guidelines applicable to us and to recommend to our Board such changes as it may deem appropriate.

Number of meetings in 2019:
Our Nominating and Governance Committee’s responsibilities are set forth in its charter, which was most recently reviewed by the Committee and approved by our Board in January 2020. The current version of the charter as well as our Corporate Governance Guidelines are available on our website at www.ncm.com at the Investor Relations link.

8
Independence
Each of the members of our Nominating and Governance Committee was determined to be independent in accordance with Nasdaq rules and relevant federal securities laws and regulations.
Nomination of Candidates and Other Responsibilities

Other than the director candidates designated by our founding members or by Standard General pursuant to the Letter Agreement, our Nominating and Governance Committee identifies individuals qualified to become Board members and recommends director nominees to our Board for each annual meeting of stockholders or in connection with filling a vacancy on our Board between annual meetings. It also reviews the qualifications and independence of the members of our Board of Directors and its various committees on a regular basis and makes any recommendations the committee members may deem appropriate from time to time concerning any changes in the overall composition of our Board of Directors and its committees. Our Nominating and Governance Committee recommends to our Board of Directors the terms of our Corporate Governance Guidelines. Our Nominating and Governance Committee reviews such guidelines and the provisions of our Nominating and Governance Committee charter on a regular basis to confirm that such guidelines and charter remain consistent with sound corporate governance practices and with any legal, regulatory or Nasdaq requirements. Our Nominating and Governance Committee also monitors our Board of Directors and our compliance with any commitments made to regulators or otherwise regarding changes in corporate governance practices and leads our Board of Directors in its annual review of our Board of Directors and its committees.

Nomination of Directors. The nominees for election to our Board of Directors at the 2020 Annual Meeting were formally nominated by our Nominating and Governance Committee and were approved by our Board of Directors on January 22, 2020. All the nominees are current directors.
As the need to fill vacancies arises in the future, our Nominating and Governance Committee will seek individuals qualified to become Board members for recommendation to our Board. Our Nominating and Governance Committee would consider potential director candidates recommended by stockholders and use the same criteria for screening all candidates, regardless of who proposed such candidates. See “Stockholder Communications” below for information on how our stockholders may communicate with our Board of Directors. See “Proposals of Stockholders” below for further information on making director nominations.
Our Nominating and Governance Committee and Board of Directors consider whether candidates for nomination to our Board of Directors possess the following qualifications, among others:

(a)	the highest level of personal and professional ethics, integrity, and values;

(b)	expertise that is useful to us and is complementary to the background and expertise of the other members of our Board of Directors;

(c)	a willingness and ability to devote the time necessary to carry out the duties and responsibilities of membership on our Board of Directors;

(d)	a desire to ensure that our operations and financial reporting are effected in a transparent manner and in compliance with applicable laws, rules, and regulations; and

(e)	a dedication to the representation of the best interests of all our stockholders.

Diversity of Directors. In considering whether to recommend any candidate for inclusion in the slate of director nominees, our Nominating and Governance Committee complies with the Company’s Corporate Governance Guidelines and Corporate Code of Business Conduct and Ethics. In addition to considering the qualifications listed above, the Committee seeks nominees that will complement the existing members and provide diversity of background, professional expertise, gender and ethnicity. Our Nominating and Governance Committee periodically reviews and assesses its evaluation process for considering nominee directors.
STOCKHOLDER COMMUNICATIONS
Our Board of Directors provides a process for stockholders to send communications to our Board. Information on communicating directly with our Board of Directors is available on our website at the Investor Relations link, under the Corporate Governance section or http://investor.ncm.com/corporate-governance/contact-the-board.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (“CD&A”) explains the executive compensation program for the following individuals, who are referred to as the “Named Executive Officers” (“NEOs”).

•	Thomas F. Lesinski – Chief Executive Officer (since August 2, 2019)

•	Clifford E. Marks – Former Interim Chief Executive Officer (until August 1, 2019) and President

•	Katherine L. Scherping – Chief Financial Officer (until her retirement on March 12, 2020)

•	Scott D. Felenstein – Executive Vice President and Chief Revenue Officer

•	Sarah Kinnick Hilty – Executive Vice President, General Counsel and Secretary
Executive Summary
CEO Transition. Effective November 5, 2018 following the resignation of the Company's former CEO, the Board appointed Clifford E. Marks to serve as Interim Chief Executive Officer, in addition to his previous role of Company President. His duties were expanded from leading the Company's sales and marketing departments, advertising operations, and certain other functions to overseeing the whole Company as Interim CEO.

The Board also formed a CEO search committee consisting of members of the Board and engaged a national executive search firm in order to identify the Company's new CEO. The search committee performed an extensive search involving dozens of highly qualified candidates. The then-chairman of the Board, Thomas F. Lesinski's deep understanding of the Company, strong working relationship with the Founding Members and wide-ranging industry experience made him the optimal candidate to lead the Company. Effective August 2, 2019 the Board appointed Mr. Lesinski CEO of the Company and Mr. Marks resumed his role of President. Mr. Lesinski's valuable experience with the Company and at a number of large and smaller media companies is discussed further within Proposal No. 1 above. Mr. Lesinski's compensation is outlined within the 'Employment Agreement' section below. Mr. Marks did not receive any additional compensation for his service as Interim CEO as his then-existing compensation was commensurate with his extensive leadership role and value to the Company as a sales visionary and customer relationship manager.
Fiscal Year 2019 Performance. Total revenue for the year ended December 26, 2019 increased 0.8% to $444.8 million from $441.4 million for the comparable prior year period. Operating income increased 4.5% from $154.3 million in 2018 to $161.3 million in 2019. Net income increased from $29.8 million in 2018 to $36.1 million in 2019.
Key Performance Measures. The following tables summarize the achievement of the key fiscal 2019 financial metrics on which the Company based its executive compensation.

Fiscal 2019 Performance Measures (in millions) (1)
Achievement relative to target
Adjusted OIBDA for Compensation Purposes	102.1% of targeted Adjusted OIBDA for Compensation Purposes
Adjusted Advertising Revenue	99.2% of targeted Adjusted Advertising Revenue

(1)
Refer to “Annual Cash Incentive” below for additional details on the Non-Equity Incentive Plan, Adjusted OIBDA for Compensation Purposes and Adjusted Advertising Revenue, which are non-GAAP measures. See “Performance Measures Used in Incentive Plans for Fiscal 2019” below for the definitions of Adjusted OIBDA for Compensation Purposes and Adjusted Advertising Revenue.

Fiscal 2017-2019 Performance Measures (in millions) (1)
Achievement relative to target
2017 3-year Cumulative Free Cash Flow	85.2% of targeted Free Cash Flow
2019 Digital Revenue	58.5% of targeted Digital Revenue

(1)
Refer to “Long-Term Incentives (LTI)” section below for additional details on the 2016 Equity Plan, Digital Revenue and Free Cash Flow which is a non-GAAP measure. See “Performance Measures Used in Incentive Plans for Fiscal 2019” below for the definitions of Free Cash Flow and Digital Revenue.

Elements of 2019 Compensation Program. Our Compensation Committee believes that the Company’s compensation policies and procedures are aligned with the short-term and long-term interests of our stockholders and are designed to attract, motivate, reward and retain superior talent who are critical to our long-term growth and profitability. The 2019 Compensation Program consists of the following pay elements:

Base Salary	+	Annual Cash Incentive	+	Performance- Based Restricted Stock (PBRS)	+	Time-Based Restricted Stock (TBRS)	=	Total Direct Compensation
The designs for the Annual Cash Incentive Plan and Long-Term Incentive Plan were generally maintained from the 2018 Compensation Program, based on our Compensation Committee’s assessment that the compensation program continued to align with the Company’s business and compensation objectives. The 2019 Compensation Program for the CEO, Thomas F. Lesinski, also included premium-priced Stock Options described further within “Fiscal 2019 Non-Equity Incentive Plan Payments” below.

Other aspects of the Company’s executive compensation program are intended to further align the interests of our NEOs with those of our stockholders and to promote good corporate governance. These include:

What We Do		What We Don't Do
☑
We tie pay to performance by ensuring that a significant portion of target compensation is performance-based and at-risk. For fiscal year 2019, 65% of CEO total direct compensation was performance-based and at-risk.
		☒	We do not provide tax gross-ups on severance agreements or change in control-related payments for base salary or target bonus.
☑
Our performance-based compensation varies with actual Company performance, with payouts ranging over the past four years as follows:

▪Cash Incentive from 58.6% to 102.7%
▪Performance Based Restricted Stock from 27.7% to 94.7%
		☒	We do not pay dividends on any unvested equity awards. Dividend equivalents are only payable on such awards to the extent the awards ultimately vest and are earned.
☑	We have meaningful stock ownership guidelines for executives.	☒	We do not provide performance-based incentives that nonetheless pay out at or close to target regardless of performance.
☑	We have a cap on maximum annual performance incentives.	☒	We do not have special or supplemental pension or death benefits for our NEOs.
☑	We have adopted anti-pledging, anti-hedging and clawback policies.	☒	We do not provide significant additional benefits or perks to executive officers that differ from those provided to all other employees.

Pay Mix. We believe the mix of annual and long-term incentives and the mix of cash and equity awards are balanced, emphasize Company performance and do not motivate imprudent risk-taking. The following charts present the elements of compensation as a percentage of total target direct compensation for fiscal year 2019, computed using the annual salary, target annual cash incentive (assuming 100% achievement) and grant date fair value of Performance-Based Restricted Stock ("PBRS"), Time-Based Restricted Stock ("TBRS") and stock options, as applicable. The first chart presents the compensation elements for our new CEO Thomas F. Lesinski's annualized compensation, excluding compensation related to his time as a director. The NEOs included in the second chart are Messrs. Marks and Felenstein and Mses. Scherping and Hilty.

Fiscal Year 2019 Compensation Mix
Chief Executive Officer (a)

(a)
Approximately 65% of Mr. Lesinski's combined compensation is performance-based and approximately 70% of his compensation is variable, which represents the performance-based elements, time-based restricted stock and stock options.

Other NEOs (b)

(b)
Approximately 50% of all other NEOs’ compensation is performance-based and approximately 64% of their compensation is variable, which represents the performance-based elements and time-based restricted stock.

Pay-for-Performance Alignment. Our Compensation Committee believes that having a large percentage of executive officers’ pay as performance-based compensation ensures that their interests are aligned with those of our stockholders. Consistent with our compensation program design, our compensation program results for the 2019 fiscal year were aligned with the Company’s financial results. The fiscal year 2019 annual cash incentives paid out above target (102.7%) as described in greater detail in “Fiscal 2019 Non-Equity Incentive Plan Payments.” PBRS paid out below target (30.3%) for the 2017-2019 performance period, as described in greater detail in “Long-Term Incentives.”
Detailed Discussion & Analysis
Compensation Philosophy
The primary goals of our Compensation Committee with respect to executive compensation are to:

•
review the competitiveness of executive cash compensation and equity grant levels compared to a select peer group of companies, using the median percentile as a reference point for setting compensation;

•	provide shorter-term cash incentives primarily for achieving specified annual performance objectives;

•
provide a mix of long-term equity incentives that are performance- and time-based to promote stock price growth, retention and ownership through achievement of long-term financial performance goals; and

•	establish and monitor appropriate pay and performance relationships.
To achieve these goals, we intend to maintain a compensation structure that provides rewards for high performance and value creation for our stockholders.
Role of Compensation Consultant and CEO in Determining Executive Compensation
In early 2019, our Interim CEO had substantial input in the determination of executive compensation other than his own and made recommendations for the compensation of all of the other NEOs that were ultimately approved by our Compensation Committee and Board in February of 2019. Our Interim CEO and new CEO’s compensation were determined and approved by our Compensation Committee and Board. Neither CEO was present during voting or deliberations by our Compensation Committee or our Board regarding his compensation.
In 2019, our Compensation Committee engaged ClearBridge, a nationally recognized consulting firm, to serve as an independent consultant on executive compensation matters. ClearBridge assessed the competitiveness of pay for the executive officers and provided independent advice and recommendations to our Compensation Committee regarding executive compensation. Our Compensation Committee determined that ClearBridge is independent from the Company.
As part of its review, ClearBridge considered base salary, annual cash incentive, total cash compensation (combined salary and annual cash incentive), long-term incentives, and total direct compensation. ClearBridge reviewed and recommended a peer group for pay comparison for our executive officers comprised of companies that are publicly and domestically traded, of comparable size to NCM, Inc., and in relevant industries. Our Compensation Committee reviewed and approved the peer group.
Our Compensation Committee believes that peer group comparisons are useful to measure the competitiveness of our compensation practices and uses the information provided by the compensation consultant as an input to its decision making. While we generally target the 50th percentile, on average, target compensation for specific executives may be set above or below this target reference point in consideration of other factors including individual performance relative to other executives, readiness for promotion to a higher level and role within our leadership succession process, the importance of the position to the Company and degree of retention risk. Because factors such as performance and retention, as well as size and complexity of the job role, are considered when compensation decisions are made, the cash and total compensation for an individual named executive officer may be higher or lower than the target reference point of the relevant benchmark group.
The following companies were selected for our peer group based upon their related industries and comparable size, as defined as within a range of one half of to two times the Company's 2018 EBITDA. These companies were used in our competitive analysis for fiscal 2019 decisions.

Entercom Communications Corp	The E.W. Scripps Company
Entravision Communications Corporation	The Marcus Corporation
Gray Television, Inc.	TiVo Corporation
IMAX Corp.	Townsquare Media, Inc.
Lee Enterprises, Incorporated	Urban One, Inc. (formerly Radio One)
MSG Networks Inc.	Salem Media Group, Inc.
OutFront Media Inc.	World Wrestling Entertainment, Inc.

We eliminated four companies and added two as compared to our 2018 peer group as a result of our Compensation Committee’s assessment of the group relative to industry and size criteria.
2019 Compensation
Provided below is a summary of the key elements of our 2019 compensation program for the NEOs.

Component	Description	Purpose
Base Salary	Fixed cash component	Reward for level of responsibility, experience and sustained individual performance
Annual Cash Incentive	Cash performance bonus based on achievement of pre-determined performance goals	Reward team achievement against specific objective financial goals
Long-Term Incentives	Equity grants in 2019 consisted of: •Performance-based restricted shares •Time-based restricted shares •Stock option awards (CEO only; 2019 option award was premium priced)	Reward for the creation of stockholder value and retain executives for the long-term
Other Compensation	A matching contribution to our defined contribution 401(k) plan and various health, life and disability insurance plans and other customary employee benefits.	Provide an appropriate level of employee benefit plans and programs
Potential Payments Upon Termination or Change in Control
Contingent in nature. Amounts are payable only if employment is terminated as specified under each employment agreement. Change of control payments require both a change of control and a separation from service. No excise tax gross-ups are provided.
Provide an appropriate level of payment in the event of a change in control or termination
Other Policies	Stock Ownership Guideline policy Clawback policy Insider trading policy, which includes anti-hedging and anti-pledging policies	Enhance alignment with stockholder interests

Specific compensation decisions made in 2019 are described below.
Base Salary. Base salaries for our executives were established based on the scope of their role and responsibilities, taking into account the experience and seniority of the individual, individual performance, peer salary levels, and other primarily subjective factors deemed relevant by our Compensation Committee.
Base salaries are reviewed annually by our Compensation Committee and our Board and may be adjusted from time to time pursuant to such review and/or in accordance with guidelines contained in the various employment agreements.
The base salaries of our NEOs in 2019 compared to 2018 as of the end of the fiscal year were as follows.

Name	2018 Base Salary	2019 Base Salary	Percentage Change
Thomas F. Lesinski	N/A	$750,000	N/A	(1)
Clifford E. Marks	$875,497	$889,007	1.5%
Katherine L. Scherping	$408,000	$458,000	12.3%	(2)
Scott D. Felenstein	$506,667	$513,760	1.4%
Sarah Kinnick Hilty	$310,000	$360,000	16.1%	(2)

(1)	Mr. Lesinski was hired in 2019, and as such did not have a 2018 base salary.
(2)
Mses. Scherping and Hilty's merit salary increases in 2019 were a result of high performance in 2018 and were intended to align their compensation with the competitive range of comparable positions within our peer group.

For 2019, we believe the above salaries were within a market competitive range compared to our peer group.
Annual Cash Incentive. Annual cash incentives are intended to compensate executives for achieving financial goals that support our annual operational and strategic goals.
The target percentages for our NEOs were established based on the responsibility, experience and seniority of the individual. We believe our annual cash incentives, in combination with base salaries, deliver competitive total cash compensation. In addition, we believe rewarding our executives for achievement of our financial goals is consistent with the practice of aligning their interests with those of our stockholders. Payments of annual cash incentives are objectively calculated for each NEO based on the achievement of specific financial targets. The process for setting the financial targets for 2019 was consistent with previous years as part of the annual budget review and approval. For 2019, the annual cash incentive was based (i) 50% on achievement of Adjusted OIBDA for Compensation Purposes and (ii) 50% on Adjusted Advertising Revenue targets. The stretch bonus for achievement above 100% of the target bonus was also based on the equal weighting of the achievement of the aforementioned targets. These performance measures are non-GAAP measures and are specifically defined in the “Performance Measures Used in Incentive Plans for Fiscal 2019” section below.
Our annual cash incentive is paid in a single payment in the first quarter following the completion of a given fiscal year. Payments are subject to review and approval by our Compensation Committee in conjunction with the issuance of our annual audit report.
The annual cash incentive potential which is based equally on Adjusted OIBDA for Compensation Purposes and Adjusted Advertising Revenue (each as defined in “Performance Measures Used in Incentive Plans for Fiscal 2019” below) is achieved as follows. Straight line interpolation is applied to performance between the levels shown.

Percentage of Adjusted OIBDA for Compensation Purposes and Adjusted Advertising Revenue Achieved	% of Target Bonus
Less than 85%	0%
85%	25%
92%	60%
93%	68%
94%	72.5%
95%	77.5%
96%	85%
97%	92%
98%	98%
100%	100%
104%	112%
105%	125%
110%	150%
Actual fiscal year 2019 performance results were as follows.

Fiscal 2019 Performance Measures (in millions) (1)
Achievement relative to target
Adjusted OIBDA for Compensation Purposes	102.1% of targeted Adjusted OIBDA for Compensation Purposes
Adjusted Advertising Revenue	99.2% of targeted Adjusted Advertising Revenue

(1)
Adjusted OIBDA for Compensation Purposes and Adjusted Advertising Revenue are non-GAAP measures. See “Performance Measures Used in Incentive Plans for Fiscal 2019” below for the definitions of Adjusted OIBDA for Compensation Purposes and Adjusted Advertising Revenue.

Resulting annual cash incentive payouts for fiscal year 2019 were as follows.
Fiscal 2019 Non-Equity Incentive Plan Payments
The awards were determined in accordance with the Company’s actual performance compared to our internal targets. We believe the executive performance bonus amounts are appropriate in light of the achievement relative to the financial targets. The following table provides details about each component of the “Non-Equity Incentive Plan Compensation” column of the Fiscal 2019 Summary Compensation Table for Messrs. Lesinski, Marks and Felenstein and Mses. Scherping and Hilty.

	Annual Cash Incentive
		Adjusted OIBDA for Compensation Purposes (50% weighting)		Adjusted Advertising Revenue (50% weighting)		Total
Name	Target Award as a % of Salary (1)	Actual Achievement as a % of Target	Actual Award as a % of Target	Actual Achievement as a % of Target	Actual Award as a % of Target	Actual Award as a % of Target	Total Award Amount
Thomas F. Lesinski (2)	100.0%	102.1%	106.2%	99.2%	99.2%	100.0%	$302,885
Clifford E. Marks	100.0%	102.1%	106.2%	99.2%	99.2%	102.7%	$913,010
Katherine L. Scherping	75.0%	102.1%	106.2%	99.2%	99.2%	102.7%	$352,775
Scott D. Felenstein	75.0%	102.1%	106.2%	99.2%	99.2%	102.7%	$395,724
Sarah Kinnick Hilty (3)	50.0%	102.1%	106.2%	99.2%	99.2%	102.7%	$182,829

(1)	Percentage of base salary determined at the end of our 2019 fiscal year (December 26, 2019).

(2)
Pursuant to Mr. Lesinski’s employment agreement, his annual cash incentive payment was not to exceed a maximum bonus of 100% of his base salary prorated for the portion of the service period he served as the Company's CEO, or 40.4%.

(3)
Pursuant to Ms. Hilty's employment agreement, her 2018 bonus was calculated through December 31, 2018 as opposed to our fiscal year end of December 27, 2018. Ms. Hilty's 2019 bonus has been prorated to exclude the days captured within her 2018 bonus paid.

Long-Term Incentives (LTI). We believe that creating long-term value for our stockholders is achieved, in part, by aligning the interests of our executive officers with those of our stockholders. We have granted awards under our stockholder approved equity incentive plans, the National CineMedia, Inc. 2007 Equity Incentive Plan as amended and restated and the National CineMedia, Inc. 2016 Equity Incentive Plan, which together we refer to as the “Equity Incentive Plan.”
All grants under the Equity Incentive Plan to our executive officers are approved by our Compensation Committee generally at its first meeting of the fiscal year, although grants could be made at any time at the discretion of our Compensation Committee, generally related to promotions or other merit-related reasons.
For 2019, the Compensation Committee decided to continue to grant the following LTI vehicles:

•
PBRS: Aligns executives with the long-term financial goals of the Company. PBRS vest based upon the achievement of cumulative 2019-2021 “Free Cash Flow”, as defined within the ‘“Performance Measures Used in Incentive Plans for Fiscal 2019”.

•	TBRS: Promotes retention objectives, stock ownership in the Company, and an alignment of the executives’ interests with stockholders’ interests. TBRS vest ratably over a 3-year period.

On February 19, 2019, our Compensation Committee approved PBRS and TBRS to Messrs. Marks and Felenstein and Mses. Scherping and Hilty, and on August 1, 2019 our Compensation Committee approved PBRS and TBRS to Mr. Lesinski as follows:

	2019 Restricted Stock and Restricted Stock Units (RSU) Awards (1)
	PBRS (2)		TBRS (2)		RSUs		Total
Name	Target Grant Date Fair Value of Shares (3)	Target Number of Shares Granted (3)	Grant Date Fair Value of Shares	Number of Shares Granted (4)	Grant Date Fair Value of RSUs (5)	Number of RSUs Granted (5)	Total Grant Date Fair Value	Total Number of Target Shares Granted
Thomas F. Lesinski	$388,541	53,964	$129,514	17,988	$259,995	38,011	$778,050	109,963
Clifford E. Marks	$653,790	93,000	$435,860	62,000	—	—	$1,089,650	155,000
Katherine L. Scherping	$203,490	28,946	$135,658	19,297	—	—	$339,148	48,243
Scott D. Felenstein	$253,080	36,000	$168,720	24,000	—	—	$421,800	60,000
Sarah Kinnick Hilty	$147,630	21,000	$98,420	14,000	—	—	$246,050	35,000

(1)	The performance-based restricted stock, time-based restricted stock awards and restricted stock units include the right to receive dividend equivalents, subject to vesting.

(2)
Mr. Lesinski received 75% PBRS and 25% TBRS due to his position as Chief Executive Officer. Messrs. Marks and Felenstein and Mses. Scherping and Hilty received 60% PBRS and 40% TBRS due to their positions at the time of grant as a NEO.

(3)
Performance-based restricted stock awards vest in February 2022 based on the achievement of cumulative 2019-2021 “Free Cash Flow” goals. Reflects the target number of shares that will vest if actual cumulative Free Cash Flow equals 100% of the target. Straight line interpolation is applied to performance between the levels shown.

Free Cash Flow - % of Target	Award Vesting % of Target Shares
Less than 85%	0%
85%	25%
92%	60%
93%	68%
94%	72.5%
95%	77.5%
96%	85%
97%	92%
98%	98%
100%	100%
104%	112%
105%	125%
110%	150%

(4)	Vest ratably over a 3-year period.

(5)
The restricted stock units vested on February 23, 2020 and were subject to continuous service. These units were granted to Mr. Lesinski on January 23, 2019 during his previous role as chairman of the Company's Board and represent compensation for his time as a director and chairman.

Premium-Priced Stock Options. In addition, the Compensation Committee granted premium-priced stock options to Mr. Lesinski as part of his initial grants. The Compensation Committee believes the stock options promote retention objectives, stock ownership in the Company, and an alignment of the executives’ interests with stockholders’ interests. Stock options vest ratably over a 3-year period. This vehicle was utilized only as part of the initial grant for Mr. Lesinski, the Company's CEO. On August 1, 2019 our Compensation Committee approved Stock Options to Mr. Lesinski as follows:

	2019 Stock Option Awards
Name	Grant Date Fair Value of Options	Number of Options Granted (1)	Exercise Price	Closing Stock Price on Date of Grant
Thomas F. Lesinski	$500,000	650,198	$8.00	$7.20

(1)	Vest ratably over a 3-year period.

Results for Performance-Based Restricted Stock with Measurement Periods Ended December 26, 2019. The performance-based restricted stock granted on January 19, 2017 (“2017 PBRS”) were scheduled to vest based upon achievement of the actual cumulative “Free Cash Flow” targets at the end of the three-year measurement period ending December 26, 2019 and the “Digital Revenue” target for the fiscal year ending December 26, 2019. For 2019, the 2017 PBRS was based (i) 75% on achievement of the Free Cash Flow target and (ii) 25% on the Digital Revenue target. The 2017 PBRS vests according to the respective scales shown below. Straight line interpolation is applied to Free Cash Flow and Digital Revenue performance between the levels shown to determine the corresponding payout.

Free Cash Flow Achievement Scale
Free Cash Flow -% of Target	Award Vesting % of Target Shares
<85%	0%
85%	25%
98%	90%
99%	99%
100%	100%
105%	150%

Digital Revenue Achievement Scale
Digital Revenue -% of Target	Award Vesting % of Target Shares
<44.4%	0%
44.4%	25%
100%	100%
On all PBRS, dividends accrue and are paid upon vesting for those shares earned. In the event that shares are not earned, accrued dividends on those shares are not paid.
The PBRS vested as shown below.

Performance Measure (in millions)	Achievement Relative to Target	Vesting %	Weighted Vesting %
2017 PBRS cumulative Free Cash Flow (a)	85.1%	25.7%	30.3%
2019 Digital Revenue (b)	58.5%	44.0%

(a)	“Free Cash Flow” is a non-GAAP measure. See “Performance Measures Used in Incentive Plans for Fiscal 2019” below for the definition of Free Cash Flow.

(b)	See “Performance Measures Used in Incentive Plans for Fiscal 2019” below for the definition of Digital Revenue.
The following table shows the number of shares vested for our NEOs for the performance-based restricted stock with the measurement period ended December 26, 2019.

Name	Number of Shares Awarded on January 19, 2017	Total Vesting on February 24, 2020
Clifford E. Marks	95,692	28,995
Katherine L. Scherping	28,946	8,771
Scott D. Felenstein	20,887	6,329

Stockholder Say-on-Pay Vote
In establishing and recommending 2020 compensation for the Company’s NEOs, our Compensation Committee considered the results of the say-on-pay vote at the 2019 Annual Meeting of Stockholders. At that meeting, our stockholders approved our executive compensation for the 2019 fiscal year with approximately 98.6% of the votes cast in favor. Our Board of Directors recognizes that executive compensation is an important matter of stockholder concern and takes stockholder views into account through the say-on-pay vote when reviewing the compensation program throughout the year. Our Compensation Committee considered the results of the advisory approval and as such, generally maintained the overall composition of executive compensation for the 2020 fiscal year.
Other Compensation. Our employees, including our NEOs, participate in various employee benefits. These benefits include the following: medical and dental insurance; flexible spending accounts for healthcare; life, accidental death and dismemberment and disability insurance; employee assistance programs (confidential counseling); a 401(k) plan; and paid time off.
None of our NEOs participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us or in non-qualified defined contribution plans or other deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if our Compensation Committee determines that doing so is in our best interests.
Potential Payments upon Termination or Change in Control. Upon certain types of terminations of employment, payments may be made to our executive officers in accordance with their respective employment agreements. These events and potential amounts are further described below under the heading “Potential Payments Upon Termination or Change in Control.”
Performance Measures Used in Incentive Plans for Fiscal 2019. When setting performance goals under the Company’s incentive plans, our Compensation Committee considers the Company’s past performance, business outlook and other corporate financial measures. Target performance levels are intended to be challenging but achievable. Goals above target are stretch goals and will require an increasingly challenging level of performance in order to be achieved.
Presented below are definitions of performance measures used in our incentive plans. Our Compensation Committee may apply pre-determined adjustments to the definitions of the financial performance criteria under the plans.
Adjusted OIBDA for Compensation Purposes
Adjusted OIBDA for Compensation Purposes used to measure achievement against performance bonus targets is a non-GAAP financial measure that differs from Adjusted OIBDA as defined in our Form 10-K. Adjusted OIBDA is a key metric used by management to measure the Company’s operating performance. Adjusted OIBDA represents operating income plus depreciation and amortization expense adjusted to also exclude amortization of intangibles recorded for network theater screen leases, non-cash share-based compensation costs and Chief Executive Officer transition costs. Adjusted OIBDA for Compensation Purposes subtracts out the revenue from advertising by NCM LLC’s founding members’ beverage supplier and barter revenue, net of barter expense, and adds back impairment charges related to investments obtained in prior years in exchange for advertising services and the change in the make-good liability during 2019. The addition of the adjustment related to the non-cash impairment charge was approved by the Compensation Committee in October 2019. While Adjusted OIBDA for Compensation Purposes is a measure used to calculate our Executive Performance Bonus awards, this non-GAAP measure should not be considered in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with GAAP, such as operating income. Adjusted OIBDA for Compensation Purposes has material limitations as a performance measure because it excludes items that are necessary elements of our costs and operations. Because other companies may calculate Adjusted OIBDA for Compensation Purposes differently than we do, this measure may not be comparable to similarly titled measures reported by other companies.

Adjusted Advertising Revenue
Adjusted Advertising Revenue used to determine achievement against performance bonus targets is a non-GAAP financial measure. Adjusted Advertising Revenue represents reported advertising revenue less founding member circuit beverage revenue and zero margin barter revenue, plus the change in the make-good liability during 2019. This non-GAAP measure should not be considered in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with GAAP, such as advertising revenue.

Free Cash Flow
Free Cash Flow is a non-GAAP measure used by management to measure the Company’s operating cash flow in determining whether PBRS targets have been achieved. Free Cash Flow represents Adjusted OIBDA for Compensation Purposes, described above, less capital expenditures.

Digital Revenue
Digital Revenue is a measure used by management to assess the Company's progress on its digital initiative in determining whether PBRS targets have been achieved. Digital Revenue represents revenue derived from advertising sold online, through mobile devices and other digital platforms.

Other Policies
Adoption of Share Ownership Guidelines
The Company has established the following share ownership guidelines for its executive officers and directors:

Position	Minimum Share Ownership Level
Chief Executive Officer and Director	Lesser of three times base salary or 140,000 shares
President and Executive Vice Presidents	Lesser of base salary or 20,000 shares
Non-Employee Directors	Lesser of three times annual Board cash retainer or 8,000 shares
Each individual is expected to attain the minimum ownership level within five years of the effective date of the policy, or the individual’s date of appointment, if later. If the minimum ownership level is not attained within the required timeframe, holding restrictions will apply. Upon vesting of equity awards, 50% of the individual’s shares that become vested will be subject to holding restrictions until the minimum ownership level is attained. Ownership levels are determined based on Company common stock owned by each individual, including shares of unvested timed-based restricted stock and in-the-money vested stock options. As of March 2, 2020, all executive officers and directors meeting the tenure requirement were in compliance with the share ownership guidelines.
Anti-Hedging Policy
The Company’s insider trading policy includes provisions that prohibit all employees and directors from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in market value of Company stock.
Anti-Pledging Policy
The Company’s insider trading policy includes provisions that prohibit all employees and directors from keeping Company stock in a margin account or using Company stock as collateral for a loan. To our knowledge, none of our officers or directors has pledged any of his or her shares in violation of Company policy. To our knowledge, none of our officers or directors has taken any action in violation of this Company policy.
Clawback Policy
We have adopted a “clawback” policy addressing the adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. This policy, also known as a “clawback” policy, applies to all of our executive officers, including the NEOs. Under the policy, we may recover any cash or equity incentive compensation paid to an executive officer of the Company in the event of a material negative accounting restatement of our financial statements due to material noncompliance by the Company with any financial reporting requirement under the securities laws. If our Board of Directors determines that any current or former executive officer has engaged in fraud or intentional misconduct that caused the error that, directly or indirectly, resulted in the financial restatement, our Board of Directors may require reimbursement or forfeiture of any annual or long-term cash bonus or any equity compensation award earned with respect to the period covered by the restatement by such executive officer.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” included elsewhere in this report with management and, based on such review and discussions, the Compensation Committee recommended that the Board of Directors include such disclosure for the fiscal year ended December 26, 2019 in NCM, Inc.’s Annual Report on Form 10-K and proxy statement filed with the SEC.

Compensation Committee of National CineMedia, Inc.
Donna Reisman, Chair
David E. Glazek
Lawrence A. Goodman
Mark B. Segall

EXECUTIVE COMPENSATION TABLES
FISCAL 2019 SUMMARY COMPENSATION TABLE
The following table shows the amount of compensation earned by our NEOs during the years indicated. For additional information regarding the material terms of each NEOs’ employment agreement, see “Employment Agreements” and “Potential Payments Upon Termination or Change in Control” below.

Name and Principal Position	Year	Salary		Bonus (1)		Stock Awards (2)		Option Awards		Non-Equity Incentive Plan Compen-sation		All Other Compen-sation (3)		Total
Thomas F. Lesinski (4) Chief Executive Officer	2019		$302,885		$—		$778,050		$500,000		$302,885		$454,382		$2,338,202
Clifford E. Marks (5) President and Interim CEO	2019 2018 2017	$ $ $	889,007 875,497 858,330	$ $ $	— — —	$ $ $	1,089,650 1,052,614 2,360,408	$ $ $	— — —	$ $ $	913,010 806,333 503,196	$ $ $	32,993 28,509 12,331	$ $ $	2,924,660 2,762,953 3,734,265
Katherine L. Scherping Chief Financial Officer	2019 2018 2017	$ $ $	458,000 408,000 408,000	$ $ $	— — —	$ $ $	339,148 318,404 714,000	$ $ $	— — —	$ $ $	352,775 281,826 179,393	$ $ $	20,917 14,946 10,748	$ $ $	1,170,840 1,023,176 1,312,141
Scott D. Felenstein Chief Revenue Officer	2019 2018	$ $	513,760 506,667	$ $	— —	$ $	421,800 396,000	$ $	— —	$ $	395,724 349,980	$ $	21,891 8,650	$ $	1,353,175 1,261,297
Sarah Kinnick Hilty EVP and General Counsel	2019 2018	$ $	360,000 310,000	$ $	— 25,000	$ $	246,050 281,652	$ $	— —	$ $	182,829 136,740	$ $	5,311 2,378	$ $	794,190 755,770

(1)	This amount represents a one-time sign on bonus of $25,000 made pursuant to her Employment Agreement within 30 days after the commencement of her employment on February 12, 2018.

(2)
The amounts represent the aggregate grant date fair value of the target level of stock awards computed in accordance with ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of these awards, please see Note 11 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 26, 2019, filed on February 20, 2020. Certain of the stock awards granted in 2019, 2018 and 2017 are scheduled to vest based upon the achievement of performance conditions relating to cumulative “Free Cash Flow”, “2019 Digital Revenue” (for the 2017 awards only) and “2020 Digital Revenue” (for the 2018 awards only) at the end of the three-year measuring period. The amounts for these awards are presented based on 100% of the fair market value on the date of grant. Actual results could materially differ from this estimate. Stock awards are further discussed in the “Long-Term Incentives” section of our CD&A. The table below includes the maximum amounts payable for awards granted during fiscal 2019 assuming the highest level of performance is achieved:

Stock Awards
Name	Grant Date	Maximum Number of Shares Scheduled to Vest	Maximum Grant Date Fair Value (a)
Thomas F. Lesinski (b)	1/23/2019	38,011	$259,995
Thomas F. Lesinski	8/2/2019	98,934	$712,325
Clifford E. Marks	2/19/2019	201,500	$1,416,545
Katherine L. Scherping (c)	2/19/2019	62,716	$440,893
Scott D. Felenstein	2/19/2019	78,000	$548,340
Sarah Kinnick Hilty	2/19/2019	45,500	$319,865

(a)
The amount is based on the maximum number of shares as of the grant date subject to the award assuming the highest level of performance is achieved (150% for 2019 grants) for the performance-based restricted stock grants. The time-based restricted stock grants are included at 100%. The amounts for these awards are presented based upon the fair market value on the date of grant.

(b)
Mr. Lesinski's January 23, 2019 grant relates to restricted stock units awarded to Mr. Lesinski during his previous role as chairman of the Company's Board and represents compensation for his time as a director.

(c)	The amount listed as scheduled to vest represents Ms. Scherping's shares prior to the completion of her consulting period on June 12, 2020, when 22,236 of these shares will be forfeited.

(3)	The following table provides details about each component of the “All Other Compensation” column from the Fiscal 2019 Summary Compensation Table above for fiscal 2019.

Name	Year	401(k) Employer Contribution (a)	Term Life Insurance (b)	Disability Insurance (c)	Director Compensation (d)	Misc. (e)	Total All Other Compensation
Thomas F. Lesinski	2019	$6,231	$1,493	$240	$430,827	$15,591	$454,382
Clifford E. Marks	2019	$5,420	$3,334	$769	$—	$23,470	$32,993
Katherine L. Scherping	2019	$6,720	$1,943	$769	$—	$11,485	$20,917
Scott D. Felenstein	2019	$6,720	$1,179	$769	$—	$13,223	$21,891
Sarah Kinnick Hilty	2019	$3,959	$505	$769	$—	$80	$5,313

(a)
Represents matching contributions made pursuant to NCM LLC’s defined contribution 401(k) plan. Eligible employees, including the NEOs, are eligible for a discretionary contribution under the 401(k) plan on base pay up to IRS limits.

(b)	Represents imputed income for term life insurance coverage.

(c)	Represents imputed income for long-term and short-term disability insurance coverage.

(d)
Represents Mr. Lesinski's compensation for the portion of the year he served as Non-Employee Chairman, prior to August 2, 2019. This director compensation consists of the prorated portion of the retainer for a non-employee director of $90,000, or $53,654, the prorated portion of the annual Non-Employee Chairman cash retainer of $150,000, or $89,423, and seven additional cash payments of $40,000 representing compensation for the additional services performed supporting Mr. Marks as the Interim CEO.

(e)
Represents business-related awards, gifts and prizes and taxable fringe benefits for Messrs. Lesinski, Marks and Felenstein and Mses. Scherping and Hilty. The majority of these expenses, $21,377, $11,265, and $12,949 for Mr. Marks, Ms. Scherping and Mr. Felenstein, respectively, relate to airline club membership grossed up to cover tax obligations. The Company paid $15,511 of fees on Mr. Lesinski's behalf related to advisor costs incurred by Mr. Lesinski for the negotiation of his employment agreement.

(4)	Mr. Lesinski was employed as CEO since August 2019. This table includes the compensation received by Mr. Lesinski for his service as a director of the Board prior to his appointment as CEO.

(5)
Mr. Marks was appointed the Interim Chief Executive Officer and President by the Board through August 2, 2019 when Mr. Lesinski was appointed CEO. Following Mr. Lesinski's appointment, Mr. Marks resumed his role of President. Mr. Marks did not receive any additional compensation for the period he assumed the role of Interim CEO.

FISCAL 2019 GRANTS OF PLAN-BASED AWARDS
The following table shows the awards granted to our NEOs for our 2019 fiscal year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock(#)	All Other Option Awards: Number of Securities Under-lying Options (3)	Exercise of Base Price of Option Awards		Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas F. Lesinski (5)	N/A 1/23/2019 8/2/2019 8/2/2019 8/2/2019	75,721 — — — —	302,885 — — — —	302,885 — — — —	— — 13,491 — —	— — 53,964 — —	— — 80,946 — —	— 38,011 — 17,988 —	— — — — 650,198	$	— — — — 8.00	$ $ $ $	— 259,995 388,542 129,514 500,000
Clifford E. Marks	N/A 2/19/2019 2/19/2019	222,252 — —	889,007 — —	1,333,511 — —	— 23,250 —	— 93,000 —	— 139,500 —	— — 62,000	— — —		— — —	$ $	— 653,790 435,860
Katherine L. Scherping	N/A 2/19/2019 2/19/2019	85,875 — —	343,500 — —	515,250 — —	— 9,000 —	— 36,000 —	— 54,000 —	— — 19,297	— — —		— — —	$ $	— 203,490 135,658
Scott D. Felenstein	N/A 2/19/2019 2/19/2019	96,330 — —	385,320 — —	577,980 — —	— 7,237 —	— 28,946 —	— 43,419 —	— — 24,000	— — —		— — —	$ $	— 253,080 168,720
Sarah Kinnick Hilty	N/A 2/19/2019 2/19/2019	45,000 — —	180,000 — —	270,000 — —	— 5,250 —	— 21,000 —	— 31,500 —	— — 14,000	— — —		— — —	$ $	— 147,630 98,420

(1)
Amounts represent potential cash bonus amounts if targets are achieved for 2019 performance for each NEO. See “Non-Equity Incentive Plan Compensation” in our Summary Compensation Table for amounts paid. Pursuant to Mr. Lesinski’s employment agreement, his annual cash incentive payment was not to exceed a maximum bonus of 100% of his base salary prorated for the portion of the service period he served as the Company's CEO, or 40.4%.

(2)
Represents performance-based restricted stock grants made in 2019 under the Equity Incentive Plan. The restricted stock awards provide that the award will accrue dividends payable subject to vesting. For additional information regarding equity awards see “Long-Term Incentives” in the CD&A and “Equity Incentive Plan Information.”

(3)
Represents stock option grants made in 2019 under the Equity Incentive Plan. For additional information regarding equity awards see “Long-Term Incentives” in the CD&A and “Equity Incentive Plan Information.”

(4)
Grant date fair value of stock awards was calculated in accordance with GAAP. Some of the 2019 restricted stock awards are scheduled to vest based upon achievement of the actual cumulative “Free Cash Flow” target at the end of the three-year measuring period and are presented in the table based on target amounts. Refer to footnote (2) to our Summary Compensation Table for the maximum value of shares that could be earned.

(5)
Mr. Lesinski's January 23, 2019 grant relates to restricted stock units awarded to Mr. Lesinski during his previous role as chairman of the Company's Board and represent compensation for his time as a director.

Non-Equity Incentive Plan Awards
Refer to our Summary Compensation Table for the actual payouts for fiscal 2019. Additional information about these awards and our actual performance is included in our CD&A, “Annual Cash Incentive.”
Equity Incentive Plan Awards
During fiscal 2019, each of our active NEOs received awards under our Equity Incentive Plan. Additional information about the awards is included in our CD&A, “Long-Term Incentives.”

OUTSTANDING EQUITY AWARDS AT DECEMBER 26, 2019

	Stock Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date (1)	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested (2)	Equity Incentive Plan Award: Number of Unearned Shares That Have Not Vested (3)	Equity Incentive Plan Award: Market or Payout Value of Unearned Shares That Have Not Vested (2)
Thomas F. Lesinski	—	650,198	$8.00	8/2/2029	—		—	—	—
	—	—	—	—	38,011	(4)	$274,439	—	—
	—	—	—	—	—		—	53,964	$389,620
	—	—	—	—	17,988	(5)	$129,873	—	—
Clifford E. Marks	182,964	—	$17.79	1/13/2021	—		—	—	—
	38,543	—	$23.28	9/7/2021	—		—	—	—
	40,659	—	$12.73	1/12/2022	—		—	—	—
	—	—	—	—	—		—	95,692	$690,896
	—	—	—	—	21,265	(6)	$153,533	—	—
	—	—	—	—	—		—	95,692	$690,896
	—	—	—	—	42,530	(7)	$307,067	—	—
	—	—	—	—	—		—	93,000	$671,460
	—	—	—	—	62,000	(8)	$447,640	—	—
Katherine L. Scherping (10)	—	—	—	—	—		—	28,946	$208,990
	—	—	—	—	6,433	(6)	$46,446	—	—
	—	—	—	—	—		—	28,946	$208,990
	—	—	—	—	12,865	(7)	$92,885	—	—
	—	—	—	—	—		—	28,946	$208,990
	—	—	—	—	19,297	(8)	$139,324	—	—
Scott D. Felenstein	—	—	—	—	—		—	20,887	$150,804
	—	—	—	—	11,604	(9)	$83,781	—	—
	—	—	—	—	—		—	30,000	$216,600
	—	—	—	—	20,000	(7)	$144,400	—	—
	—	—	—	—	—		—	36,000	$259,920
	—	—	—	—	24,000	(8)	$173,280	—	—
Sarah Kinnick Hilty	—	—	—	—	—		—	7,426	$53,616
	—	—	—	—	22,223	(10)	$160,450	—	—
	—	—	—	—	—		—	21,000	$151,620
	—	—	—	—	14,000	(8)	$101,080	—	—

(1)	Options generally expire 90 days from the term date if the NEO terminates employment.

(2)	Amounts are based on the closing stock price, $7.22 per share, on December 26, 2019 based on the target level of performance.

(3)
The restricted stock awards are scheduled to vest based on achievement of the actual cumulative “Free Cash Flow” target at the end of the three-year measuring period for the 2019 grants and a combination of the actual cumulative "Free Cash Flow" and "Digital Revenue" for the 2018 and 2017 grants. Refer to CD&A for discussion of cumulative Free Cash Flow and Digital Revenue.

(4)
The restricted stock units vest on February 23, 2020, subject to continuous service. These units were granted to Mr. Lesinski during his previous role as chairman of the Company's Board and represent compensation for his time as a director.

(5)	The restricted stock vests 33.33% per year commencing on August 2, 2020, subject to continuous service.

(6)	The restricted stock vests 33.33% per year commencing on January 19, 2018, subject to continuous service.

(7)	The restricted stock vests 33.33% per year commencing on January 24, 2019, subject to continuous service.

(8)	The restricted stock vests 33.33% per year commencing on February 19, 2020, subject to continuous service.

(9)	The restricted stock vests 33.33% per year commencing on April 24, 2018, subject to continuous service.

(10)	The restricted stock vests 33.33% per year commencing on February 12, 2019, subject to continuous service.

(11)
The amount listed as scheduled to vest represents Ms. Scherping's shares prior to her resignation on March 12, 2020. Following the completion of her consulting period on June 12, 2020, 30,263 of the shares will be forfeited.

See “Long-Term Incentives” in the CD&A for additional information.
STOCK VESTED DURING FISCAL 2019
The following table shows information regarding the vesting during fiscal 2019 of restricted stock awards previously granted to our NEOs. No options were exercised by any NEOs during fiscal 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Thomas F. Lesinski (2)	23,653	$179,045
Clifford E. Marks	88,710	$645,273
Katherine L. Scherping	21,349	$151,315
Scott D. Felenstein	21,604	$152,324
Sarah Kinnick Hilty	11,111	$76,999

(1)	Amounts are based on the closing stock price on the date realized.

(2)	These vested shares are related to restricted stock units granted to Mr. Lesinski in his previous position of Non-employee Chairman of the Company's Board of Directors.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following summaries set forth potential payments payable to our NEOs upon termination of their employment or a change in control of NCM, Inc. under their employment agreements, as amended, and under the Equity Incentive Plan. The following discussion is based on the assumption that the actual bonus amount would be the target amount reported as a non-equity incentive plan award in the Grants of Plan Based Awards table. Actual payments may be more or less than the amounts described below. In addition, the Company may enter into new arrangements or modify these arrangements, from time to time. Each employment agreement provides definitions for the termination reasons. Descriptions of the transition and separation arrangement for Ms. Scherping is discussed below under “Employment Agreements.”
The following table assumes the executive’s employment was terminated under each of these circumstances on December 26, 2019 and such payments and benefits have an estimated value of:

	Cash Severance (1) (2)	Medical Insurance (3)	Term Life Insurance (4)	Disability Insurance (4)	401(k) Employer Contribution (4)	Value of Accelerated Equity Awards (5)	Total
Thomas F. Lesinski (a)
Without Cause or For Good Reason or Non-renewal by Company	$2,250,000	$22,447	—	—	—	$84,568	$2,357,015
Without Cause or For Good Reason in connection with a Change of Control**	$3,000,000	$22,447	—	—	—	$338,863	$3,361,310
Death	—	$22,447	—	—	—	$84,568	$107,015
Disability*	$375,000	$22,447	—	—	—	$84,568	$482,015
Clifford E. Marks (b)
Without Cause or For Good Reason or Non-renewal by Company	$1,695,340	$16,412	$4,501	$769	$5,420	$1,897,467	$3,619,909
Without Cause or For Good Reason in connection with a Change of Control**	$1,695,340	$16,412	$4,501	$769	$5,420	$2,957,904	$4,680,346
Death	—	$24,027	—	—	—	$1,897,467	$1,921,494
Disability*	$444,504	$16,412	$4,501	$769	—	$1,897,467	$2,363,653
Katherine L. Scherping (c)
Without Cause or For Good Reason or Non-renewal by Company	$801,500	$16,325	—	—	—	$589,051	$1,406,876
Without Cause or For Good Reason in connection with a Change of Control**	$801,500	$16,325	—	—	—	$905,626	$1,723,451
Death	—	$16,325	—	—	—	$589,051	$605,376
Disability*	$229,000	$16,325	$2,623	$1,037	—	$589,051	$838,036
Scott D. Felenstein (c)
Without Cause or For Good Reason or Non-renewal by Company	$899,080	—	—	—	—	$632,811	$1,531,891
Without Cause or For Good Reason in connection with a Change of Control**	$899,080	—	—	—	—	$1,028,785	$1,927,865
Death	—	—	—	—	—	$629,136	$629,136
Disability*	$256,880	—	$1,592	$1,037	—	$629,136	$888,645
Sarah Kinnick Hilty (c)
Without Cause or For Good Reason or Non-renewal by Company	$540,000	—	—	—	—	$264,488	$804,488
Without Cause or For Good Reason in connection with a Change of Control**	$540,000	—	—	—	—	$520,379	$1,060,379
Death	—	—	—	—	—	$264,488	$264,488
Disability*	$180,000	—	$681	$1,037	—	$264,488	$446,206

*	Net of amounts offset by disability insurance payments
**
A change of control is defined as 12 months following the change of control within the respective employee agreements and 3 months prior to or one year following a change of control within the respective equity agreements.

(1)
If the employment of the NEO is terminated by NCM, Inc. for reasons other than disability, death or cause, or the executive resigns for good reason, as defined in the NEO's employment agreement, or his or her agreement is not renewed on substantially equal terms, he or she will be entitled to severance for the period specified in his or her respective employment agreement. If the NEO’s employment terminates due to his or her death, his or her beneficiaries will receive his or her base salary paid through the end of the month of his or her death. If the NEO terminates employment on account of his or her disability, in exchange for a release of claims against the Company, he or she will be entitled to his or her then base salary for a period of six months following termination, offset by any disability benefits provided under a company sponsored benefit arrangement.

(a)
Mr. Lesinski's severance represents 150% of his base salary, plus 150% of his target bonus based on his salary in effect on August 2, 2019 paid over 12 months. Mr. Lesinski's severance will decrease to 100% of his base salary and 100% of his target bonus effective after August 2, 2020.

(b)	Mr. Marks's severance represents base salary paid over 12 months based on his base salary in effect on February 12, 2019 and an amount equal to the most recent annual bonus awarded to him.

(c)
Mr. Felenstein's and Mses. Scherping's and Hilty's severance represents an amount equal to 100% of his/her base salary, plus 100% of his/her target bonus based on his/her base salary in effect on February 19, 2019 paid over 12 months.

(2)
If the employment of Messrs. Lesinski or Felenstein or Mses. Scherping or Hilty is terminated by NCM, Inc. for any reason, the respective NEO is entitled to any annual, long-term or other incentive award that relates to a completed fiscal year or performance period, as applicable, and is payable (but not yet paid) on or before the date of termination or resignation. If the employment of Mr. Marks is terminated by NCM, Inc. for any reason, then Mr. Marks is entitled to any annual, long-term or other incentive award that is payable but not yet paid.

(3)
If the employment of Messrs. Lesinski or Felenstein or Mses. Scherping or Hilty is terminated by NCM, Inc. for reasons other than death or cause, or he or she resigns for good reason, as defined in the respective NEO's employment agreement, the applicable NEO is entitled to one year of continued coverage under the NCM, Inc. medical and health insurance plan pursuant to COBRA. If the employment of Mr. Marks is terminated by NCM, Inc. for reasons other than death or cause, or he resigns for good reason, he is entitled to receive an amount equal to NCM, Inc’s premium costs or other contributions made by the Company on behalf of Mr. Marks with respect to the company's medical and health insurance plan for up to one year, and in the event of Mr. Marks death, he is entitled to receive one year of continued coverage under the NCM, Inc. medical and health insurance plan pursuant to COBRA. The amount for all NEOs represents an amount equal to 100% of the premium costs for a 12-month period.

(4)
If the employment of Mr. Marks is terminated by NCM, Inc. for any reason other than death or cause, or he resigns for good reason, he is entitled to receive an amount equal to NCM, Inc’s premium costs or other contributions made by the Company on behalf of Mr. Marks with respect to all employee benefit plans or programs that Mr. Marks was participating in on the date of termination of employment in an amount equal to the sum of the payments made by or contributions on behalf of Mr. Marks under each such benefit plan for the immediately preceding calendar year. If the employment of Mr. Felenstein or Mses. Scherping and Hilty is terminated by NCM, Inc. on account of disability, the NEO is entitled to receive an amount equal to the cost that would be incurred by the NEO in obtaining individual benefits equivalent to the NCM, Inc. employee benefit plan or program that the NEO was participating in on the effective date of the termination for a period of up to one year.

(5)
Under the Equity Incentive Plan, if within three months prior to or one year after the consummation of a change of control, as defined in the plan, the NEO’s employment is terminated by NCM, Inc., its affiliate or a successor in interest without cause or by the NEO for good reason, both as defined in the plan, then all outstanding options and stock appreciation rights shall become immediately exercisable and all other awards shall become vested and any restrictions will lapse. Further, Mr. Felenstein and Mses. Scherping and Hilty will vest in full, to the extent issued and outstanding but unvested shares of their initial equity grants upon an involuntary termination without cause, for good reason, or expiration of the agreement, and in the case of Mses. Scherping and Hilty in the event of her death or disability. Pursuant to the restricted stock agreements, in the case of involuntary terminations without cause, death and disability, each NEO would retain a prorated amount of shares of TBRS and PBRS equivalent to time employed during the vesting period. The retained shares would vest upon termination in the case of TBRS and upon the achievement of performance conditions in the case of PBRS. Amounts are based on the closing stock price, $7.22 per share, on December 26, 2019. Pursuant to the stock option agreements, in the case of involuntary terminations without cause each NEO's vested stock options would expire after 90 days and after twelve months in the case of death or disability and unvested options would be forfeited on the termination date in all cases.

EMPLOYMENT AGREEMENTS
The following provides a discussion of the employment agreements among NCM, Inc. and our NEOs. Ms. Scherping resigned on March 12, 2020 and her consulting agreement that became effective upon her resignation is described below. Our Compensation Committee believes these employment agreements are consistent with the standard in our industry for senior executives. The agreements provide for payments and benefits if each executive’s employment with the Company and its affiliates is terminated (i) without cause (as defined in the agreements), (ii) for good reason (as defined in the agreements), (iii) without cause or good reason three months prior to or within one year following a change of control (as defined in the agreements), (iv) in the event of death, and (v) in the event of disability. See “Potential Payments Upon Termination or Change in Control” for additional information about such payments and benefits.
Thomas F. Lesinski
Mr. Lesinski’s employment agreement provides that he will serve as Chief Executive Officer of NCM, Inc. The employment agreement became effective August 2, 2019 and shall expire on the earlier of (i) August 2, 2022 or (ii) the termination of Mr. Lesinski's employment under the agreement. The employment agreement provides for an initial annual base salary of $750,000, subject to annual increases at the discretion of our Compensation Committee based on previous year performance, market conditions and other factors deemed relevant by our Compensation Committee. In addition to base salary, Mr. Lesinski is eligible to receive an annual cash bonus pursuant to the Company’s annual non-equity incentive plan based upon attainment of performance goals determined by our Compensation Committee at a target and maximum of 100% of base salary. Mr. Lesinski shall also have the opportunity to receive long-term incentive awards of at least $1,000,000 based on the achievement of certain goals as determined by our Compensation Committee with at least 50% of such amount to be granted in the form of restricted stock and no more than 50% of such amount to be granted in the form of stock options.
If Mr. Lesinski's employment is involuntarily terminated by the Company on or prior to August 2, 2020, on the first payroll that occurs after the 55th day following the effective date of such termination he will receive an amount equal to 150% of his annual base salary plus 150% of the target bonus, payable in equal installments over a 12-month period. Subsequent to August 2, 2020, he will receive an amount equal to 100% of his annual base salary plus 100% of the target bonus. If Mr. Lesinski's employment is involuntarily terminated during the 12-month period following a change of control (as defined in the agreement), on the first payroll that occurs after the 55th day following the effective date of such termination he will receive a lump sum cash payment in an amount equal to 200% of his annual base salary plus 200% of the target bonus, payable in equal installments over a 12-month period. For up to 12 months following any such termination of employment, the Company will pay Mr. Lesinski an amount equal to 100% of the monthly premium paid by Mr. Lesinski for COBRA coverage under the Company’s group health and dental plans. Under the agreement, during his employment and for a one-year period following employment, Mr. Lesinski has agreed not to compete with NCM, Inc. or any of its affiliates or subsidiaries, or solicit any of the employees, officers or agents of these entities. Under the agreement, Mr. Lesinski has also agreed not to divulge or disclose customer lists or trade secrets of NCM, Inc. or its affiliates or subsidiaries except in the course of carrying out his duties under the agreement or as required by law.
Clifford E. Marks
Mr. Marks’s employment agreement provides that he will serve as the President of Sales & Marketing of NCM, Inc. Mr. Marks was promoted to President in May 2016. Mr. Marks also served as our Interim Chief Executive Officer, in addition to his role as President, from November 5, 2018 to August 2, 2019 when Mr. Lesinski was appointed as our Chief Executive Officer. Mr. Marks's employment agreement is effective May 8, 2015 through December 31, 2020, its automatic renewal date, and will continue to be automatically renewed for one year on each December 31 unless notice of termination is given by either party. Under this agreement, our Compensation Committee set Mr. Marks’s base salary at $889,007 and $911,232 effective January 2019 and January 2020 respectively. Our Compensation Committee will review Mr. Marks’s salary at least annually. In addition to base salary, Mr. Marks is eligible to receive an annual cash bonus pursuant to the Company’s annual non-equity incentive plan based upon attainment of performance goals determined by our Compensation Committee. Under the agreement, during his employment and for so long as he is entitled to receive any benefits or payment under the agreement (but in no event longer than 12 months), Mr. Marks has agreed not to compete with NCM, Inc. or any of its affiliates or subsidiaries, or solicit any of the employees, officers or agents of these entities. Under the agreement, Mr. Marks has also agreed not to divulge or disclose customer lists or trade secrets of NCM, Inc. or its affiliates or subsidiaries except in the course of carrying out his duties under the agreement or as required by law. If Mr. Marks’s employment is involuntarily terminated by the Company, he will receive his base salary for 12 months at the rate in effect on the date of his termination, plus an amount equal to the most recent annual bonus awarded to him under the employment agreement. For up to 12 months following any such termination of employment, Mr. Marks shall be entitled to continue to participate in all employee benefits or programs in which he was participating as of the date of termination.
Katherine L. Scherping
Ms. Scherping’s employment agreement, which terminated effective December 26, 2019, provided that she would serve as Chief Financial Officer of NCM, Inc. The original employment agreement was effective August 11, 2016 with an original term ending December 31, 2018, which was extended to December 31, 2019. The employment agreement provided for an annual base salary, subject to annual increases at the discretion of our Compensation Committee based on previous year performance, market conditions and other factors deemed relevant by our Compensation Committee. Our Compensation Committee set Ms. Scherping’s base salary at $458,000 effective January 2019, respectively. In addition to base salary, Ms. Scherping was eligible to receive an annual cash bonus pursuant to the Company’s annual non-equity incentive plan based upon attainment of performance goals determined by our Compensation Committee at a target of 75% of base salary and long-term incentive awards as determined by the Board. Ms. Scherping also received a one-time, time-based restricted share award granted effective on the commencement of employment, with a grant date fair market value equal to $400,000 that vests in three equal installments on each of the first three anniversaries of the grant date.

On December 18, 2019, the Company entered into a transition, separation, and release of claims agreement with Ms. Scherping pursuant to which she will perform her duties as Chief Financial Officer and such additional transition duties as requested until March 12, 2020 at an annualized base salary of $469,450. Pursuant to the transition, separation, and release of claims agreement, Ms. Scherping will also provide consulting services through June 12, 2020. In exchange for these services, in addition to the other consideration provided in her separation agreement, she will continue to vest in her outstanding equity awards previously grants and will receive a prorated portion of her equity incentive awards calculated as of June 12, 2020. She will be paid a cash severance of $821,538 in twelve equal installments beginning in the Company's first payroll cycle after June 12, 2020. Lastly, for up to 12 months following the end of her employment, the Company will pay for Ms. Scherping's monthly premium for COBRA coverage under the Company’s group health and dental plans. This amount of cash and equity awards are included within the payments and other benefits to which she was entitled to receive under her employment agreement upon termination without cause.
Ms. Scherping also agreed not to compete with NCM, Inc. or any of its affiliates or subsidiaries, or solicit any of the employees, officers or agents of these entities and not to divulge or disclose customer lists or trade secrets of NCM, Inc. or its affiliates or subsidiaries except in the course of carrying out her duties under the agreement or as required by law.
Scott D. Felenstein
Mr. Felenstein’s employment agreement provides that he will serve as Chief Revenue Officer of NCM, Inc. The employment agreement became effective April 24, 2017 and shall expire on the earlier of (i) April 30, 2020 or (ii) the termination of Mr. Felenstein's employment under the agreement. The employment agreement provides for an annual base salary, subject to annual increases at the discretion of our Compensation Committee based on previous year performance, market conditions and other factors deemed relevant by our Compensation Committee. Our Compensation Committee set Mr. Felenstein’s base salary at $513,760 and $530,714 effective January 2019 and January 2020, respectively. In addition to base salary, Mr. Felenstein is eligible to receive an annual cash bonus pursuant to the Company’s annual non-equity incentive plan based upon attainment of performance goals determined by our Compensation Committee at a target of 75% of base salary and long-term incentive awards as determined by the Board. Mr. Felenstein also received a one-time, time-based restricted share award granted effective on the commencement of employment, with a grant date fair market value equal to $175,000 that vests in three equal installments on each of the first three anniversaries of the grant date.
If Mr. Felenstein’s employment is involuntarily terminated by the Company, on the first payroll that occurs after the 55th day following the effective date of such termination he will receive an amount equal to 100% of his annual base salary plus 100% of the target bonus, payable in equal installments over a 12-month period. In addition, Mr. Felenstein will vest in full in any unvested shares in his initial sign-on equity grant. If Mr. Felenstein’s employment is involuntarily terminated during the 12-month period following a change of control (as defined in the agreement), on the first payroll that occurs after the 55th day following the effective date of such termination he will receive an amount equal to 100% of his annual base salary plus 100% of the target bonus, payable in equal installments over a 12-month period, and Mr. Felenstein will vest in full in any unvested shares of his initial sign-on equity grant. For up to 12 months following any such termination of employment, the Company will pay Mr. Felenstein an amount equal to 100% of the monthly premium paid by Mr. Felenstein for COBRA coverage under the Company’s group health and dental plans. Under the agreement, during his employment and for a one-year period following employment, Mr. Felenstein has agreed not to compete with NCM, Inc. or any of its affiliates or subsidiaries, or solicit any of the employees, officers or agents of these entities. Under the agreement, Mr. Felenstein has also agreed not to divulge or disclose customer lists or trade secrets of NCM, Inc. or its affiliates or subsidiaries except in the course of carrying out his duties under the agreement or as required by law.
Sarah Kinnick Hilty
Ms. Hilty’s employment agreement provides that she will serve as General Counsel of NCM, Inc. The employment agreement became effective February 12, 2018 and shall expire on the earlier of (i) December 31, 2020 or (ii) the termination of Ms. Hilty's employment under the agreement. The employment agreement provides for an annual base salary, subject to annual increases at the discretion of our Compensation Committee based on previous year performance, market conditions and other factors deemed relevant by our Compensation Committee. Our Compensation Committee set Ms. Hilty’s base salary at $360,000 and $400,000 effective January 2019 and January 2020, respectively. In addition to base salary, Ms. Hilty is eligible to receive an annual cash bonus pursuant to the Company’s annual non-equity incentive plan based upon attainment of performance goals determined by our Compensation Committee at a target of 50% of base salary for 2019 and 75% of base salary for 2020 following her promotion to Executive Vice President in January of 2020. and long-term incentive awards as determined by the Board. Ms. Hilty also received a one-time, time-based restricted share award granted effective on the commencement of employment, with a grant date fair market value equal to $75,000 that vests in three equal installments on each of the first three anniversaries of the grant date and a one-time sign-on cash bonus in the amount of $25,000.

If Ms. Hilty’s employment is involuntarily terminated by the Company, on the first payroll that occurs after the 55th day following the effective date of such termination she will receive an amount equal to 100% of her annual base salary plus 100% of the target bonus, payable in equal installments over a 12-month period. In addition, Ms. Hilty will vest in full in any unvested shares in her initial sign-on equity grant. If Ms. Hilty’s employment is involuntarily terminated during the 12-month period following a change of control (as defined in the agreement), on the first payroll that occurs after the 55th day following the effective date of such termination she will receive a lump sum cash payment in an amount equal to 100% of her annual base salary plus 100% of the target bonus, payable in equal installments over a 12-month period, and Ms. Hilty will vest in full in any unvested shares of her initial sign-on equity grant. For up to 12 months following any such termination of employment, the Company will pay Ms. Hilty an amount equal to 100% of the monthly premium paid by Ms. Hilty for COBRA coverage under the Company’s group health and dental plans. Under the agreement, during her employment and for a one-year period following employment, Ms. Hilty has agreed not to compete with NCM, Inc. or any of its affiliates or subsidiaries, or solicit any of the employees, officers or agents of these entities. Under the agreement, Ms. Hilty has also agreed not to divulge or disclose customer lists or trade secrets of NCM, Inc. or its affiliates or subsidiaries except in the course of carrying out her duties under the agreement or as required by law.
NON-EMPLOYEE DIRECTOR COMPENSATION
Non-Employee Directors
For our 2019 fiscal year, our directors who were not our employees, employees of our founding members, or employees of Standard General (“non-employee directors”) received annual cash retainers and meeting fees as follows.

$90,000 per annum	Retainer for non-employee director
$150,000 - $350,000 per annum	Additional retainer for serving as Non-Employee Chairman (see discussion below)
$25,000 per annum	Additional retainer for serving as Chairman of the Audit Committee
$19,000 per annum	Additional retainer for serving as Chairman of the Compensation Committee
$15,000 per annum	Additional retainer for serving as Chairman of the Nominating and Governance Committee
$13,000 per annum	Additional retainer for serving as a member of the Audit Committee
$12,500 per annum	Additional retainer for serving as a member of the Compensation Committee
$10,000 per annum	Additional retainer for serving as a member of the Nominating and Governance Committee
$1,750 per meeting	Fee for attending meetings of a special committee
Non-Employee Chairman Cash Retainers. On August 2, 2019, Mr. Segall was named the new Non-Employee Chairman and received the Non-Employee Chairman cash retainer of $350,000, prorated from his appointment, through the end of the Company’s fiscal year, or $141,346. This compensation for the chairman is inclusive of all committee chair and member fees and was reviewed by the Nominating and Governance Committee, with the assistance of ClearBridge, and approved by the Board.
Restricted Stock Units. Non-employee directors serving on the Board as of the annual grant date of January 23, 2019, other than our Non-Employee Chairman, received a grant of 16,081 restricted stock units at $6.84 per share. Mr. Lesinski, the former Non-Employee Chairman received a grant of 38,011 restricted stock units at $6.84 per share on January 23, 2019. On August 1, 2019, Mr. Glaze received a non-employee director grant prorated from the date he was no longer an employee of Standard General through the end of the Company's fiscal year, or 8,199 restricted stock units at $7.04 per share. The restricted stock units would have vested on February 23, 2020, however, Mr. Glaze resigned from the Board effective November 26, 2019 and his restricted stock units were forfeited. On October 30, 2019, Ms. Reisman received a grant prorated from the date she was appointed to the Board through the end of the Company's fiscal year, or 2,019 restricted stock units at $8.53 per share. Each of the restricted stock units vested on February 23, 2020 and had a value of $9.37 per share based on the closing price of the Company’s common stock on the trading day preceding the vesting date. The restricted stock units were settled in shares of the Company’s common stock. The restricted stock unit awards include the right to receive dividend equivalents, subject to vesting.
In connection with his appointment as Non-Employee Chairman on August 1, 2019, Mr. Segall was awarded a grant of restricted stock units with a value equal to $50,000 or 7,102 restricted stock units at $7.04 per share on August 1, 2019. These restricted stock units are scheduled to vest on September 1, 2020. Mr. Segall did not receive an additional restricted stock unit grant in January of 2020.
We reimburse all of our directors for reasonable travel, lodging and other expenses related to their service on our Board of Directors.

2020 Non-Employee Director Compensation. In October 2019, our Nominating and Governance Committee considered 2020 compensation for non-employee directors and recommended no change to the value of restricted stock unit grants or to non-employee directors' retainers and fees.
Employee Directors
Our employees, employees of our founding members, and employees of Standard General who also serve as directors receive compensation for their services as employees from their respective employers, but they do not receive any additional compensation from us for their service as our directors. Please see the Fiscal 2019 Summary Compensation Table for Mr. Lesinski's compensation for fiscal 2019, including for his service as the Company’ Non-Employee Chairman before August 2, 2019.
FISCAL 2019 NON-EMPLOYEE DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation	Total
Andrew P. Glaze (3)	$73,905	$57,721	$—	$131,626
Lawrence A. Goodman	$162,750	$109,994	$—	$272,744
David R. Haas	$176,500	$109,994	$—	$286,494
Kurt C. Hall	$83,324	$109,994	$—	$193,318
Donna Reisman	$16,051	$17,222	$—	$33,273
Mark B. Segall	$220,038	$159,992	$—	$380,030

(1)	The following table provides details about each component of the “Fees Earned or Paid in Cash” column from the Fiscal 2019 Director Compensation Table above.

Name	Annual Retainer		Committee Chair Retainer		Committee Member Retainer		Meeting Fees (a)	Total Fees Earned or Paid in Cash
Andrew P. Glaze	$47,225	(b)	$7,871	(b)	$6,559	(b)	$12,250	$73,905
Lawrence A. Goodman	$90,000		$1,250	(b)	$22,500		$49,000	$162,750
David R. Haas	$90,000		$25,000		$12,500		$49,000	$176,500
Kurt C. Hall	$83,324	(b)	$—		$—		$—	$83,324
Donna Reisman	$16,051	(b)	$—		$—		$—	$16,051
Mark B. Segall	$195,000	(c)	$11,327	(c)	$13,711	(c)	$—	$220,038

(a)
Represents fees in connection with service on a committee of disinterested directors formed to consider the 2019 amendments to the Exhibitor Services Agreements between NCM LLC and each of Cinemark USA, Inc. and Regal Cinemas, Inc.

(b)	These payments have been prorated for the portion of the fiscal year the individual served the respective position.
(c)
Following his appointment to Non-Employee Chairman on August 2, 2019, Mr. Segall's compensation changed to a fixed annual retainer inclusive of all committee membership compensation. As such, the Committee Chair and Member retainers are prorated for the portion of the year prior to August 2, 2019.

(2)
The amounts represent the aggregate grant date fair value of the restricted stock unit awards as computed under ASC 718 and do not represent cash payments made to the individuals or amounts realized. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of these awards, please see Note 11 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 26, 2019, filed on February 20, 2020. The grant date fair value of the awards was $6.84 per share, except for Mr. Glaze's award and Mr. Segall's chairman award which had a grant date fair values of $7.04 and Ms. Reisman's award which had a grant date fair value of $8.53.

(3)	Mr. Glaze left Standard General in June 2019 and received compensation for his services as a director from June 2019 through his resignation in November 2019.

The restricted stock units are also subject to the terms and provisions of the Equity Incentive Plan. The following table provides details about the “Stock Awards” column from the Fiscal 2019 Director Compensation Table above and outstanding stock awards at December 26, 2019.

	Fiscal 2019 Grants			Outstanding Equity Awards at December 26, 2019
Name	Grant Date	Number of RSUs	Grant Date Fair Value of Stock Awards (a)	Number of RSUs That Have Not Vested		Market Value of Shares of Stock That Have Not Vested (b)
Andrew P. Glaze	8/1/2019	8,199	$57,721	—	(c)	$—
Lawrence A. Goodman	1/23/2019	16,081	$109,994	16,081		$116,105
David R. Haas	1/23/2019	16,081	$109,994	16,081		$116,105
Kurt C. Hall	1/23/2019	16,081	$109,994	16,081		$116,105
Donna Reisman	10/30/2019	2,019	$17,222	2,019		$14,577
Mark B. Segall	1/23/2019	16,081	$109,994	16,081		$116,105
Mark B. Segall	8/1/2019	7,102	$49,998	7,102		$51,276

(a)
Calculated in accordance with ASC Topic 718 as described in footnote (1) to the Fiscal 2019 Director Compensation Table above and based on a stock price of $6.84, except for Mr. Glaze's annual award and Mr. Segall's chairman award which are based on a stock price of $7.04 and Ms. Reisman's award which is based on a stock price of $8.53.

(b)	Amounts are based on the closing stock price, $7.22 per share, on December 26, 2019.

(c)	These restricted stock unit awards were forfeited upon the director's resignation from the Board of Directors.
CEO PAY RATIO
The CEO’s 2019 total annual compensation of $2,563,706 is approximately 28 times the median employee’s 2019 total annual compensation of $91,778. The CEO's 2019 total annual compensation was based on the compensation Mr. Lesinski would have earned if he had served as the Company's CEO for all of fiscal 2019, such as his base annual salary and the non-equity incentive plan compensation which would have been earned based on the Company's actual performance in 2019, and excludes compensation for his service as a director before his appointment as CEO. In accordance with the SEC’s disclosure rules, we utilized a median employee identified from our 2017 analysis in our 2019 compensation ratio calculation. We do not believe there were any changes in our employee population or compensation arrangements in 2019 that would significantly impact our compensation ratio disclosure. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. The median employee was selected utilizing 2017 taxable wages excluding the CEO, and the total annual compensation for this employee was calculated using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table, utilizing data as of December 26, 2019. The analysis included employees who were employed by NCM, Inc. or NCM LLC as of December 28, 2017, full-time and part-time workers. Compensation information for employees hired during 2017 was annualized and included within the median employee analysis.

	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
CEO	$750,000	$—	$518,055	$500,000	$750,000	$45,651		$2,563,706
Median Employee	$84,968	$—	$—	$—	$4,332	$2,478	(a)	$91,778

(a)
Represents imputed income for term life insurance coverage, matching contributions made pursuant to NCM LLC’s defined contribution 401(k) plan and imputed income for long-term and short-term disability insurance coverage.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth, as of December 26, 2019, information for all equity compensation plans under which our equity securities were authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	3,172,236	(1)	$14.30	(2)	1,361,342	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	3,172,236		$14.30		850,661

(1)
Includes 2,550,098 stock option grants; 111,456 restricted stock units; 158,172, 175,394, and 177,116 for additional shares for the 2019, 2018, and 2017 performance-based restricted stock grants, respectively, that may be issued assuming the highest level of performance is achieved (150% for 2019 and 162.5% for 2018 and 2017). Actual results could vary from estimates, especially in the later years included in the three-year projections.

(2)	Restricted stock awards and restricted stock units are excluded as there is no exercise price for these awards.

(3)	Represents remaining shares of our common stock available for issuance under the Equity Incentive Plan.
The Equity Incentive Plan was approved by our stockholders on April 28, 2016.

PROPOSAL NO. 2:
ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

As required under Section 14A of the Securities Exchange Act, stockholders are being asked to approve, on an advisory basis, the Company’s executive compensation, also known as “say-on-pay.” We currently hold this vote annually. This non-binding advisory approval of the Company’s executive compensation considers the information in this proxy statement included in the “Compensation Discussion and Analysis” and in the Summary Compensation Table and other related tables and narrative disclosures.
Our Compensation Committee believes that the Company’s compensation policies and procedures are aligned with the short and long-term interests of stockholders and are designed to attract, motivate, reward and retain superior talent who are critical to our long-term growth and profitability. A significant portion of the compensation of our NEOs is tied closely to the financial performance of the Company (in 2019 approximately 54% of total compensation, assuming 100% achievement of targets, and approximately 55% of total compensation, based upon actual 2019 performance bonuses paid), thus aligning our officers’ interests with those of our stockholders, including the annual performance bonus and equity incentives (refer to “Compensation Discussion and Analysis – Pay-for-Performance Alignment”). Under these programs, we provide our executives with incentives to achieve specific annual and long-term company performance goals established by our Compensation Committee. Our Compensation Committee reviews our executive compensation programs annually to ensure they align executive compensation with the interests of our stockholders and current market practices and do not encourage excessive risk-taking.
Because your approval is advisory, it will not be binding on either our Board of Directors or the Company. However, our Compensation Committee and Board value the opinions of our stockholders and will take into account the result of the vote on this proposal when considering future executive compensation arrangements.
Our stockholders have the opportunity to vote, on an advisory basis, for the following resolution at our Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement is hereby APPROVED.”
Vote Required
Approval of the foregoing resolution by our stockholders, on an advisory basis, requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this Proposal No. 2.
Recommendation
Our Board of Directors recommends that stockholders vote FOR Proposal 2, and approve, on an advisory basis, the Company’s executive compensation program, as presented in this proxy statement.

PROPOSAL NO. 3:
APPROVAL OF THE NATIONAL CINEMEDIA, INC. 2020 OMNIBUS PLAN

Why We Are Requesting Stockholder Approval of the 2020 Omnibus Incentive Plan
We are asking stockholders to approve the National CineMedia, Inc. 2020 Omnibus Incentive Plan, which we refer to as the 2020 Plan. Our Board of Directors believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. We believe that our stock-based compensation programs are central to this objective. On February 28, 2020, upon the recommendation of the Compensation Committee, and subject to stockholder approval, the Board of Directors adopted the 2020 Plan. The 2020 Plan is intended to replace our 2016 Equity Incentive Plan (the “2016 Plan”). If our stockholders approve the 2020 Plan at the Annual Meeting, then we will not grant any new awards under the 2016 Plan after the Annual Meeting; however, awards outstanding under the 2016 Plan will remain in effect.
If stockholders approve the 2020 Plan, subject to adjustment in the event of stock splits and other similar events, awards may be made under the 2020 Plan for up to the sum of (i) 7,500,000 shares of common stock and (ii) such additional number of shares of common stock (up to 4,435,595 shares) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under the 2016 Plan that remain available for grant under the 2016 Plan immediately prior to the date that the 2020 Plan is approved by our stockholders and (y) the number of shares of common stock subject to awards granted under the 2016 Plan and the 2007 Equity Incentive Plan (the “2007 Plan”) which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options to any limitations under the Internal Revenue Code of 1986, as amended, and any regulations thereunder, which we refer to as the Code).
The following table sets forth the number of options outstanding, together with the weighted average exercise price and remaining life of those options, as well as the number of shares subject to stock-settled full value awards (both time and performance based) and the number of shares remaining available for grant under the 2016 Plan, in each case as of February 1, 2020.

	OPTIONS			STOCK-SETTLED FULL VALUE AWARDS
	Number of Options Outstanding (1)	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Number of Shares Outstanding (2)	Total Remaining Shares available for future grant under the 2016 Plan
Outstanding as of February 1, 2020	2,177,317	$13.93	3.67	2,182,597	721,540

(1)
This amount includes 881,260 options awarded under the 2007 Plan and 650,198 options awarded under the 2016 Plan, in each case, that are eligible to be issued under the 2020 Plan upon expiration, termination, cancellation or other forfeiture and 645,859 options awarded prior to 2007 that are not eligible to be issued under the 2020 Plan upon expiration, termination, cancellation or other forfeiture.

(2)	This amount consists of 901,583 shares of time-based restricted stock, 1,110,182 shares of performance-based restricted stock (assuming target performance), and 170,832 restricted stock units.

We expect that the proposed share pool under the 2020 Plan will allow us to continue to grant equity awards at our historic rates for approximately 6 years. Expectations regarding future share usage could be impacted by a number of factors such the award type mix, hiring and promotion activity at the executive level, the rate at which shares are returned to the 2020 Plan under permitted addbacks, the future performance of our stock price, the consequences of acquiring other companies and other factors. While we believe that the assumptions that we used are reasonable, future usage may differ from current expectations.

We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. If the 2020 Plan is not approved by our stockholders, we will continue to make long-term equity incentive awards under 2016 Plan to the extent that any shares are available thereunder. Therefore, we consider approval of the 2020 Plan vital to our future success. Accordingly, our Board of Directors believes adoption of the 2020 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2020 Plan.

Highlights of the 2020 Plan

●	No Evergreen Share Increases. There is no annual increase in the number of shares available for issuance under the 2020 Plan.
●
No Liberal Share Recycling Related to Options or Stock Appreciation Rights. The 2020 Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an option or stock appreciation right (“SAR”) or to satisfy tax withholding obligations associated with an option or SAR, (ii) shares that were subject to a SAR and not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.

●	No Repricing of Awards. The 2020 Plan prohibits the direct or indirect repricing of options or SARs without stockholder approval.
●	No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.
●
No Reload Options or SARs. No options or SARs granted under the 2020 Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.

●	No Dividend Equivalents on Options or SARs. No options or SARs granted under the 2020 Plan may provide for the payment or accrual of dividend equivalents.
●
Dividends and Dividend Equivalents on Full Value Awards Subject to Same Vesting as Underlying Award.  Any dividends or dividend equivalents awarded with respect to restricted stock, restricted stock units, other stock-based or other cash-based awards or performance awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which granted.

●
Double-Trigger Vesting Upon a Change in Control; No “liberal” Change in Control Definition. Awards granted under the 2020 Plan are subject to double-trigger vesting provisions upon a change in control. This means that rather than vesting automatically upon a change in control, such awards will be subject to accelerated vesting only in the event of a qualifying termination following a change in control. The change in control definition in the 2020 Plan is not “liberal” and, for example, would not occur merely upon stockholder approval of a transaction. A change in control must actually occur in order for the change in control provisions in the 2020 Plan to be triggered.

●
Limit Applicable to Non-Employee Directors. The maximum amount of equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any non-employee director in his or her capacity as a non-employee director in any fiscal year may not exceed $650,000. Exceptions to this limitation may only be made by the Compensation Committee in extraordinary circumstances provided that the non-employee director receiving any additional compensation does not participate in the decision to award such compensation.

●
Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment to the 2020 Plan that would (i) materially increase the number of shares authorized, (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.

●	Administered by an Independent Committee. The 2020 Plan is administered by the Compensation Committee, which is made up entirely of independent directors.
Information Regarding Overhang and Dilution
In developing our share request for the 2020 Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, our Compensation Committee reviewed the analysis prepared by FW Cook, its independent compensation consultant, which included a summary of the plan terms and share usage, “overhang” and “burn rate”, as well as market practices and trends and the cost of the 2020 Plan. FW Cook’s analysis concluded that the number of shares under the 2020 Plan is well within generally accepted standards measured by an analysis of the plan cost relative to industry standards. The Board reviewed the analysis prepared by FW Cook as well as the proposed plan terms and the description provided herein in approving the 2020 Plan.
In light of the factors described above, and the importance of the ability to continue to grant equity compensation in order to attract, retain and motivate employees, the Board of Directors has determined that the size of the share reserve under the 2020 Plan is reasonable and appropriate.
Overhang. Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the sum of (i) the numerator and (ii) the number of shares of common stock outstanding. As of February 1, 2020, there were 4,359,914 shares underlying all equity awards outstanding and 721,540 shares available for future awards, and the common shares outstanding as of February 1, 2020 was 79,755,298. If the 7,500,000 additional shares proposed to be authorized for grant under the 2020 Plan are included in the calculation, our overhang on February 1, 2020 would have been 13.9%. For purposes of this calculation, we counted the shares subject to our performance-based full value awards using the target number of shares of common stock issuable under such awards.
Burn Rate.    Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the fiscal year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2019, 2018 and 2017 fiscal years as well as an average over those years.

Fiscal Year	Awards Granted	Basic Weighted Average Number of Common Shares Outstanding	Gross Burn Rate (1)
2019	1,473,926	77,345,577	1.91%
2018	1,019,173	76,859,087	1.33%
2017	956,070	65,226,817	1.47%
Three-Year Average			1.57%

(1)
“Gross burn rate” is defined as the number of equity awards granted in the fiscal year divided by the basic weighted average number of common shares outstanding. For purposes of this calculation, we counted shares subject to our outstanding performance-based full value awards based on the target number of shares of common stock issuable under such awards.

Description of the 2020 Plan
The following is a brief summary of the 2020 Plan, a copy of which is attached as Appendix A to this proxy statement. References to our Board of Directors in this summary shall include the Compensation Committee or any similar committee appointed by our Board of Directors to administer the 2020 Plan.
Types of Awards; Shares Available for Awards; Share Counting Rules
The 2020 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, SARs, restricted stock, restricted stock units and other stock-based and cash-based awards as described below, which we collectively refer to as awards.

Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the 2020 Plan (any or all of which awards may be in the form of incentive stock options) for up to the sum of (i) 7,500,000 shares of common stock and (ii) such additional number of shares of common stock (up to 4,435,595 shares) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under the 2016 Plan that remain available for grant under the 2016 Plan immediately prior to the date that the 2020 Plan is approved by the our stockholders and (y) the number of shares of common stock subject to awards granted under the 2016 Plan and the 2007 Plan, which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options to any limitations under the Code).

The 2020 Plan provides that the maximum amount of equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in his or her capacity as a non-employee director in any fiscal year may not exceed $650,000. Exceptions to this limitation may only be made by the Compensation Committee in extraordinary circumstances, provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation. For the avoidance of doubt, the foregoing limitation does not apply to cash compensation paid to non-employee directors, nor to awards granted under the 2020 Plan to non-employee directors in their capacity as consultants or advisors to us.
For purposes of counting the number of shares available for the grant of awards under the 2020 Plan and the sublimit of the 2020 Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards and against the sublimit of the 2020 Plan. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that a restricted stock unit award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the 2020 Plan. In addition, if we grant a SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2020 Plan.
Shares covered by awards under the 2020 Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of a SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the 2020 Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of shares counted against the shares available for the grant of awards and against the sublimit of the 2020 Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.
Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an option or a SAR or to satisfy tax withholding obligations in connection with an option or SAR (including shares retained from the option or SAR creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the 2020 Plan. Shares delivered to us from awards of restricted stock, restricted stock units and other stock-based awards to satisfy tax withholding in connection with such award granted under the 2020 Plan or any prior plan (including shares retained from the restricted stock, restricted stock unit or other stock-based award creating the tax obligation) will be added back to the number of shares available for the future grant of awards under the 2020 Plan. Shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.
In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board of Directors may grant awards under the 2020 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our Board of Directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the 2020 Plan. Any such substitute awards shall not count against the overall share limits or the sublimit of the 2020 Plan, except as required by reason of Section 422 and related provisions of the Code.
Descriptions of Awards
Options.    Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option”. Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our Board of Directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2020 Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The 2020 Plan permits participants to pay the exercise price of options using one or more of the following methods of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our Board of Directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable option agreement or approved by our Board of Directors, and subject to certain conditions, by delivery of shares of common stock to us owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board of Directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our Board of Directors, by any other lawful means, provided that in no event may a promissory note be used to pay the option exercise price, or (vi) by any combination of these forms of payment as approved by our Board of Directors. No option granted under the 2020 Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the 2020 Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights.    A SAR is an award entitling the holder, upon exercise, to receive a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The 2020

Plan provides that the measurement price of a SAR may not be less than the fair market value of our common stock on the date the SAR is granted (provided, however, that if our Board of Directors approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the 2020 Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the 2020 Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the 2020 Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the 2020 Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2020 Plan) and grant in substitution therefor new awards under the 2020 Plan (other than certain substitute awards issued in connection with an acquisition by us, described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (4) take any other action under the 2020 Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market.

Restricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.

Restricted Stock Unit Awards.    Restricted stock units, or RSUs, entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares, to be delivered as soon as practicable after the time such award vests pursuant to the terms and conditions established by our Board of Directors. Our Board of Directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant, in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our Board of Directors may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock as set forth in the applicable award agreement and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.

Other Stock-Based and Other Cash-Based Awards.    Under the 2020 Plan, our Board of Directors may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our Board of Directors may determine. We refer to these types of awards as other stock-based awards. The Company may also grant awards denominated in cash rather than shares of common stock, which we refer to as other cash-based awards. Other stock-based and other cash-based awards may be available as a form of payment in settlement of other awards granted under the 2020 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our Board of Directors may determine. The award agreement of an other stock-based or other cash-based award may provide the holder of such award with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of our common stock as set forth in the applicable award agreement and will be subject to the same restrictions on transfer and forfeitability as the other stock-based or other cash-based award with respect to which they are awarded.
Performance Conditions. Our Board of Directors may specify that the degree of granting, vesting and/or payout of any award subject to performance-based vesting conditions will be subject to the achievement of one or more of the following performance measures established by the Board of Directors, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board of Directors): (i) cash flow, (ii) cost initiatives, (iii) debt ratios and other measures of credit quality or liquidity, (iv) earnings, (v) earnings per share, (vi) economic profit, (vii) economic value added, (viii) enterprise value, (ix) free cash flow, (x) margins (gross or net), (xi) market share, (xii) market value, (xiii) net income, (xiv) operating income; (xv) return on assets, capital, equity or investment, (xvi) revenue (gross or net), (xvii) stock price, (xviii) strategic objectives, (xix) total stockholder return, (xx) advertising revenue, (xxi) digital or on-screen revenue, (xxii) operating income or operating income before depreciation and amortization (OIBDA) or OIBDA margin, (xxiii) earnings before interest, taxes, depreciation and amortization, or (xxiv) any other measure selected by the Board. These goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board of Directors may specify that such performance measures will be adjusted to exclude any one or more of (A) extraordinary or non-recurring items, (B) gains or losses on the dispositions of discontinued operations, (C) the cumulative effects of changes in accounting principles, (D) the writedown of any asset, (E) fluctuation in foreign currency exchange rates, (F) charges for restructuring and rationalization programs, (G) non-cash, mark-to-market adjustments on derivative instruments, (H) amortization of purchased intangibles, (I) the net impact of tax rate changes, (J) non-cash asset impairment charges, (K) gains on extinguishment of the tax receivable agreement and (L) executive transition costs, (M) compensation expenses or (N) any other factors as the Board may determine. Such performance measures: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works; and (z) may cover such period as may be specified by the Board of Directors. The Board of Directors will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Our Board of Directors may adjust the cash or number of shares payable pursuant to a performance award, and the Board of Directors may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the participant or a change in control of the Company. Any dividends or dividend equivalents granted in connection with performance awards shall be subject to the same restrictions on transfer and forfeitability as the award with respect to which they are granted.
Eligibility to Receive Awards
All of the company’s employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the 2020 Plan. For this purpose, “company” includes all present and future parent and subsidiary corporations, and any other business venture in which we have a controlling interest, as determined by our Board of Directors (subject to limitations under Section 409A of the Code but including, for the avoidance of doubt, National CineMedia, LLC). However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.
Transferability of Awards
Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, our Board of Directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended, for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the participant and the permitted transferee have, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.
No Rights as a Stockholder; Clawback
No participant shall have any rights as a stockholder with respect to any shares of common stock to be issued with respect to an award granted under the 2020 Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the 2020 Plan, a participant agrees to be bound by any clawback policy that we have in effect or may adopt in the future.
Plan Benefits
As of February 1, 2020, approximately 544 persons were eligible to receive awards under the 2020 Plan, including the Company’s 529 employees (excluding officers), 5 officers (all of whom are also employees), 8 directors (excluding our Chief Executive Officer, who is an officer) and 2 consultants. As of February 1, 2020, the Company had no advisors. The granting of awards under the 2020 Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On March 2, 2020, the last reported sale price of our common stock on the Nasdaq Global Select Market was $7.49.
Administration
The 2020 Plan will be administered by our Board of Directors. Our Board of Directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2020 Plan that it deems advisable and to construe and interpret the provisions of the 2020 Plan and any award agreements entered into under the 2020 Plan. Our Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the 2020 Plan or any award. All actions and decisions by our Board of Directors with respect to the 2020 Plan and any awards made under the 2020 Plan will be made in our Board of Directors’ discretion and will be final and binding on all persons having or claiming any interest in the 2020 Plan or in any award.
Pursuant to the terms of the 2020 Plan, our Board of Directors may delegate any or all of its powers under the 2020 Plan to one or more committees or subcommittees of our Board of Directors. Subject to the requirements of applicable law (including, as applicable, Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board of Directors may delegate to one or more officers of the Company the power to grant awards to employees or officers of the Company and to exercise such other powers under the 2020 Plan as the Board of Directors may determine; provided, however, that the Board of Directors shall fix the terms of awards to be granted by such officers (including the exercise price of such awards, which may include a formula by which the exercise price will be determined), the maximum number of shares subject to awards that the officers may grant, and the time period in which the awards may be granted; and, provided further, that no officer will be authorized to grant awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or to any “officer” of the Company (as defined in Rule 16a-1 under the Exchange Act)).
Subject to any applicable limitations contained in the 2020 Plan, the Board of Directors, the Compensation Committee, or any other committee or officer to whom the Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.
Each award under the 2020 Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our Board of Directors need not treat participants uniformly. Our Board of Directors will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. The Board of Directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our Board of Directors, to (i) the number and class of securities available under the 2020 Plan, (ii) the share counting rules set forth in the 2020 Plan, (iii) the sublimit contained in the 2020 Plan, (iv) the number and class of securities and exercise price per share of each outstanding option, (v) the share- and per-share provisions and the measurement price of each outstanding SAR, (vi) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vii) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.
We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2020 Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board of Directors’ approval) arising out of any act or omission to act concerning the 2020 Plan unless arising out of such person’s own fraud or bad faith.
Amendment of awards. Except as otherwise provided under the 2020 Plan with respect to repricing outstanding stock options or SARs, our Board of Directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our Board of Directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2020 Plan or the change is otherwise permitted under the terms of the 2020 Plan in connection with a change in capitalization or reorganization event.

Reorganization Events
The 2020 Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the 2020 Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.
Provisions Applicable to Awards Other than Restricted Stock. Under the 2020 Plan, if a reorganization event occurs, our Board of Directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our Board of Directors determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (1) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (5) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (6) any combination of the foregoing. Our Board of Directors is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain restricted stock unit awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement.
Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our Board of Directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our Board of Directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.
 Change of Control
The 2020 Plan also contains provisions addressing the consequences of any Change of Control (as defined in the 2020 Plan). Except to the extent otherwise provided in the instrument evidencing an award or in any other agreement, in the event that the participant’s employment is terminated by the Company or its successor without cause (as defined in the 2020 Plan) or by the participant for good reason (as defined in the 2020 Plan), in each case on or before the first anniversary of the date of the Change of Control, then:

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all awards other than restricted stock awards held by such participant shall automatically become exercisable, realizable or deliverable in full or restrictions applicable to such awards will lapse in full; and

•	the restrictions and conditions on all restricted stock awards then held by the participant will be deemed waived in full.
Provisions for Foreign Participants
The Board of Directors may establish one or more sub-plans under the 2020 Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board of Directors will establish such sub-plans by adopting supplements to the 2020 Plan containing any limitations on the Board of Director’s discretion under the 2020 Plan and any additional terms and conditions not otherwise inconsistent with the 2020 Plan as the Board of Directors deems necessary or desirable. All supplements adopted by the Board of Directors will be deemed to be part of the 2020 Plan, but each supplement will only apply to participants within the affected jurisdiction.
Amendment or Termination
If we receive stockholder approval of the 2020 Plan, no award may be granted under the 2020 Plan after April 28, 2030, but awards previously granted may extend beyond that date. Our Board of Directors may amend, suspend or terminate the 2020 Plan or any portion of the 2020 Plan at any time, except that (i) no amendment may be made to the plan to permit an option or SAR to be repriced without stockholder approval and (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which we then maintain our primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which we then maintain our primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the 2020 Plan materially increasing the number of shares authorized under the plan, expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until the our stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board of Directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2020 Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the 2020 Plan at the time the amendment is adopted, provided that our Board of Directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2020 Plan. No award will be made that is conditioned on stockholder approval of any amendment to the 2020 Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.
If stockholders do not approve the adoption of the 2020 Plan, the 2020 Plan will not go into effect, and we will not grant any awards under the 2020 Plan. In this event, the Board of Directors will continue to grant equity awards under the 2016 Plan during the remaining term of such plan and subject to the limitations on the shares available for issuance under the 2016 Plan.
Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2020 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by NCM at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Nonstatutory Stock Options    A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Stock Appreciation Rights.    A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Awards.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Units.    A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Other Stock-Based Awards.    The tax consequences associated with any other stock-based award granted under the 2020 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.
Tax Consequences to the Company.    The Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.
Vote Required
Approval of the foregoing resolution by our stockholders requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this Proposal No. 3.
Recommendation
Our Board of Directors recommends that stockholders vote FOR Proposal No. 3, and approve the Company’s 2020 Omnibus Plan, as presented in this proxy statement.

PROPOSAL NO. 4:
RATIFICATION OF CERTAIN 2019 EQUITY GRANTS TO THOMAS F. LESINSKI

On August 1, 2019, the Company concluded its nearly nine-month search for a CEO by entering into an employment agreement with Thomas F. Lesinski. The employment agreement was the result of careful negotiations between the Compensation Committee and Mr. Lesinski. A key provision of the employment agreement was the following equity grants tied to the Company’s future performance and stock price that were intended to align Mr. Lesinski's interests with the interests of the Company’s stockholders:

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a performance-based restricted stock award, with the number of shares to be determined by dividing $375,000 by the average closing share price for the trailing 30 days, with vesting to be subject to the satisfaction of pre-established performance criteria, subject to Mr. Lesinski’s continued employment through the vesting date following the end of the three-year performance measurement period;

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a premium-priced stock option award, with a grant date fair value of $500,000 and an exercise price of $8.00 per share (compared to a closing stock price of $7.20 on August 2, 2019), with vesting to occur in three equal installments on each of the first through third anniversaries of the grant date, subject to Mr. Lesinski’s continued employment through each applicable vesting date; and

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a time-based restricted stock award, with the number of shares to be determined by dividing $125,000 by the average closing share price for the trailing 30 days, with vesting to occur in three equal installments on each of the first through third anniversaries of the grant date, subject to Mr. Lesinski's continued employment through each applicable vesting date.

In accordance with the employment agreement, on August 2, 2019, the Company issued the following awards to Mr. Lesinski: 53,964 shares of performance-based restricted stock (which may result in the issuance of up to 80,946 shares of common stock upon vesting, if the performance goals set forth in the award agreement are achieved in excess of target at the maximum level), a premium-priced stock option exercisable for 650,198 shares of common stock at an exercise price of $8.00 per share, and 17,988 shares of time-based restricted stock. These three awards are referred to as the “August 2, 2019 Awards.” None of these awards are scheduled to vest before the Annual Meeting date on April 28, 2020. Separately, prior to his appointment as CEO, on January 23, 2019, the Company issued to Mr. Lesinski an award of restricted stock units relating to 38,011 shares of common stock in connection with Mr. Lesinski’s service as the Chairman of the Board of Directors (this award, together with the August 2, 2019 Awards, the “Existing 2019 Awards”). This award of 38,011 restricted stock units vested, and the underlying shares were delivered to Mr. Lesinski, on February 23, 2020.
Reasons for the Request for Stockholder Approval of the Resolutions
On August 7, 2019, we received a letter from a law firm purporting to represent a stockholder of the Company. The letter alleged that our Board of Directors had violated the terms of the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) by approving the August 2, 2019 Awards in excess of the Annual Share Limit (as defined below), and further alleged that such approval constituted a breach of fiduciary duty and possible evidence of material weaknesses in internal controls. The letter demanded that the Board of Directors rescind the excess August 2, 2019 Awards to Mr. Lesinski. The Board of Directors strongly disagrees with the stockholder’s contentions that any grant of awards to Mr. Lesinski in excess of the Annual Share Limit constitutes a breach of fiduciary duty or demonstrates a material weakness in internal controls.
Section 4.2 of the 2016 Plan provides that the maximum number of shares of common stock that may be covered by an award granted under the 2016 Plan to a single participant in any calendar year shall not exceed 500,000 shares (the “Annual Share Limit”). The manner in which the Annual Share Limit was intended to apply is uncertain. The Annual Share Limit could be interpreted to apply to each award (or award type) under the 2016 Plan, considered separately, or to all awards in a year considered together. However, if the August 2, 2019 Awards were deemed to be subject to the Annual Share Limit, a portion of the August 2, 2019 Awards likely exceeded the Annual Share Limit. During negotiation of the employment agreement between the Company and Mr. Lesinski, the parties focused on the grant date dollar value of the awards rather than the underlying number of shares (with the total compensation package below the median of the Company’s peer group), and any potential violation of the Annual Share Limit was inadvertent. The grant date dollar value of the Existing 2019 Awards is approximately $1.26 million, which is significantly less than the $5 million maximum dollar amount that may be awarded to a single participant under the 2016 Plan in any calendar year.
Assuming the premium-priced stock option is “in the money” if and when the option vests and is exercised and that the performance goals for the performance-based restricted stock award are achieved in excess of target at the maximum level, then the Existing 2019 Awards could result in the issuance of up to 787,143 shares of the Company’s common stock to Mr.

Lesinski in the future. The grants of the August 2, 2019 Awards may constitute defective corporate acts to the extent the number of shares covered by the August 2, 2019 Awards exceeds the Annual Share Limit. It could be argued that the Board was not properly authorized to issue a portion of the August 2, 2019 Awards under the 2016 Plan, leading to a “failure of authorization,” and the grants of the August 2, 2019 Awards in excess of the Annual Share Limit could be considered void or voidable under Delaware law.
The grant of equity-based compensation awards such as the August 2, 2019 Awards is an important part of our compensation program. Our ability to incentivize and retain our executive officers, as well as our ability to align the interests of our executive officers with those of our stockholders, is directly tied to our ability to grant equity-based compensation awards to such individuals. If the Company were to rescind a portion of the August 2, 2019 Awards, Mr. Lesinski would unfairly lose a significant portion of his compensation package for which he has already provided us with valuable services. As Mr. Lesinski has been a valuable contributor to the Company, we believe that Mr. Lesinski should continue to be compensated with the equity-based compensation awards negotiated at the time he entered into his employment agreement.
We have discussed the potential defects in the August 2, 2019 Awards with compensation consultants and outside counsel, and following these discussions we determined that the approval and ratification of the August 2, 2019 Awards by our Board of Directors and stockholders is the most appropriate solution to avoid any uncertainty for Mr. Lesinski, the Company, and our stockholders. Although the Board has broad interpretive powers under Section 3.1 and 3.2 of the 2016 Plan, in order to avoid any uncertainty relating to the validity of the August 2, 2019 Awards, the Board, upon the recommendation of the Compensation Committee, determined that it is in the best interests of the Company to ratify the grants of the August 2, 2019 Awards retroactive to the grant date pursuant to Section 204 of the General Corporation Law of the State of Delaware (the “DGCL”). Under Section 204, a statutory process exists by which a Delaware corporation can ratify defective corporate acts. A defective corporate act is any act or transaction that is, and at the time taken would have been, within the power of the corporation, but which is void or voidable due to a failure of authorization. No defective corporate act will be deemed void or voidable solely as a result of failure of authorization if ratified in accordance with Section 204.
At the request of the Board, the Compensation Committee also directed the Company’s management to conduct (i) a review of all issued equity incentive awards to confirm that there are no other instances of awards being made potentially in excess of applicable limits under the 2016 Plan and (ii) a review, in consultation with the Company’s independent auditors, to assess whether there were any material weaknesses or significant deficiencies in the Company’s internal controls with respect to the issuance and financial reporting of stock-based compensation. The results of the review confirmed that (i) no other instances of awards being made potentially in excess of applicable limits under the 2016 Plan were identified and (ii) there are no material weaknesses or significant deficiencies in those internal controls. Nevertheless, management established an additional internal control under the Sarbanes-Oxley Act of 2002 to provide for additional documentation to be prepared in connection with the grant of equity awards and a second level of review to ensure compliance with the terms of the 2016 Plan.
The Board Approved the Ratification of the August 2, 2019 Awards
Under Delaware law, defects in stock issuances and other corporate acts may render such stock and acts voidable or void. Prior to the adoption of Section 204 of the DGCL, it was often unclear under Delaware law whether defects in stock issuances or other corporate acts could be ratified because the case law was inconsistent regarding the types of defects that rendered a stock issuance or other corporate act void, and thus incapable of being validated or ratified under common law, and the types of defects that rendered a stock issuance or other corporate act merely voidable, and thus susceptible to cure by ratification. Section 204 allows the board of directors of a company, by following specified procedures, to validate a defective corporate act, whether void or voidable, retroactive to the date the defective corporate act was originally taken.
In order to avoid any uncertainty related to the validity of the August 2, 2019 Awards, on October 30, 2019, the Board determined that it is in the best interests of the Company to ratify the grants of the August 2, 2019 Awards pursuant to DGCL Section 204. The Board adopted certain resolutions (the “Ratification Resolutions”) identifying the grants of the August 2, 2019 Awards as possible “defective corporate acts” under Section 204 of the DGCL, identifying the time of the possible “defective corporate acts,” setting forth the nature of the possible “failures of authorization,” and approving the ratification of the grants of the August 2, 2019 Awards in accordance with Section 204 of the DGCL. The Ratification Resolutions are attached hereto as Appendix B.
The Board further declared the ratification advisable and in the best interests of the Company and recommended that the stockholders of the Company approve the ratification of the August 2, 2019 Awards.
The Board directed that notice of the meeting be provided to all stockholders of the Company as of the record date and as of August 2, 2019, the date of the possible “defective corporate acts.” The Board directed that the notice of meeting (i) contain a copy of the Ratification Resolutions, and (ii) contain a statement that any claim that the possible defective corporate act ratified pursuant to the Ratification Resolutions is void or voidable due to the identified failures of authorizations, or that the Delaware Court of Chancery should declare in its discretion that the ratification set forth in the Ratification Resolutions pursuant to Section 204 of the DGCL not be effective or be effective only on certain conditions, must be brought within 120 days from the validation effective time.
If the stockholders do not approve the ratification at the Annual Meeting, the Compensation Committee will evaluate and negotiate with Mr. Lesinski the terms on which the August 2, 2019 Awards that arguably exceed the Annual Share Limit could be replaced with new awards, which could include the grant of new stock options, restricted stock units, restricted stock, or other forms of awards under the 2016 Plan or the 2020 Omnibus Incentive Plan, if approved by stockholders, or the payment of cash, the grant of a cash-based incentive arrangement, or a combination of the foregoing.
Effect of Ratification; Retroactive Validation of the August 2, 2019 Awards
Following stockholder approval of the ratification of the August 2, 2019 Awards, no portion of the August 2, 2019 Awards will be deemed void or voidable as a result of the potential failures of authorization described above, and the effect of the ratification will be retroactive to the date of grant of the August 2, 2019 Awards, causing the August 2, 2019 Awards to be validly granted under the 2016 Plan.
Time Limitations on Legal Challenges to the Ratification of the August 2, 2019 Awards
Under the DGCL, any claim that the possible defective corporate act ratified pursuant to the Ratification Resolutions is void or voidable due to the identified failures of authorization, or that the Delaware Court of Chancery should declare in its discretion that the ratification set forth in the Ratification Resolutions pursuant to Section 204 of the DGCL not be effective or be effective only on certain conditions, must be brought within 120 days from the validation effective time, which is the date the ratification is approved by our stockholders.
Vote Required
Approval of this Proposal No. 4 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this Proposal No. 4. The 71,952 shares of restricted stock constituting a portion of the August 2, 2019 Awards will neither be entitled to vote nor counted in establishing a quorum for purposes of this Proposal No. 4.
Recommendation
Our Board of Directors recommends that stockholders vote FOR Proposal No. 4 and approve the ratification of the August 2, 2019 Awards.

PROPOSAL NO. 5:
RATIFICATION OF INDEPENDENT AUDITORS

A resolution will be presented at the Annual Meeting to ratify the appointment by our Audit Committee of the firm Deloitte & Touche LLP as independent auditors to audit our financial statements for the 2020 fiscal year ending December 31, 2020 and to perform other approved accounting services.
Ratification by our stockholders of the selection of Deloitte & Touche LLP as our independent auditors is not required by applicable law, our certificate of incorporation, our bylaws or otherwise. However, our Board of Directors considers the selection of our independent auditors to be an important matter of stockholder concern and is submitting the selection of Deloitte & Touche LLP for ratification by stockholders as a matter of good corporate practice. If the stockholders do not ratify the selection of Deloitte & Touche LLP as our independent auditors, our Audit Committee will reconsider whether to retain Deloitte & Touche LLP. Even if the selection of Deloitte & Touche LLP is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.
Representatives of Deloitte & Touche LLP are expected to be present at our Annual Meeting, will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.
Fees Paid to Independent Auditors
We paid Deloitte & Touche LLP, the Company’s independent registered public accounting firm for fiscal years 2019 and 2018, the following amounts:

	2019	2018
Audit Fees (1)	$1,023,127	$1,136,146
Audit Related Fees	—	—
Total Audit and Related Fees	1,023,127	1,136,146
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,023,127	$1,136,146

(1)
In 2019, audit fees included $106,335 of fees for the issuance of consents and comfort letters in connection with registration statement filings and debt offerings. In 2018, audit fees included $20,000 of fees for the issuance of consents in connection with a registration statement filing.

Pre-Approval Policies and Procedures
All auditing services, internal control-related services, and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditors must be approved by our Audit Committee in advance, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act that are approved by our Audit Committee prior to the completion of the audit. Our Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members or may delegate authority to one or more members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that all decisions to grant pre-approvals pursuant to such delegated authority will be presented to the entire Audit Committee at its next scheduled meeting. Effective with the completion of our initial public offering in February 2007, all of our independent auditors’ services were pre-approved by our Audit Committee.
Vote Required
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal is required to approve Proposal No. 5.
Recommendation
Our Board of Directors recommends that stockholders vote FOR Proposal No. 5.

AUDIT COMMITTEE REPORT
The charter of our Audit Committee specifies that the purpose of the Committee is to assist our Board in the oversight of management’s processes and activities relating to the following:

•	maintaining the reliability and integrity of our accounting policies, financial reporting practices and financial statements;

•	the independent auditor’s qualifications and independence;

•	the performance of our internal audit function and independent auditor; and

•	confirming compliance with laws and regulations, and the requirements of any stock exchange or quotation system on which our securities may be listed.
As part of fulfilling its responsibilities, our Audit Committee reviewed and discussed the audited consolidated financial statements of NCM, Inc. for fiscal year ended December 26, 2019 with management and discussed those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC, as well as all other matters required to be discussed with Deloitte & Touche LLP, our independent registered public accounting firm. Our Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with our Audit Committee concerning independence, and has discussed that firm’s independence with representatives of the firm with respect to NCM, Inc.
Based upon our Audit Committee’s review of the audited consolidated financial statements and its discussions with management and Deloitte & Touche LLP, our Audit Committee recommended that our Board of Directors include the audited consolidated financial statements for the fiscal year ended December 26, 2019 in NCM, Inc.’s Annual Report on Form 10-K filed with the SEC.

Audit Committee of National CineMedia, Inc.
David R. Haas, Chairman
Lawrence A. Goodman
Mark B. Segall

VOTING SECURITIES AND PRINCIPAL HOLDERS
Beneficial Ownership
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. As of March 2, 2020, the percentage of beneficial ownership for NCM, Inc. is based on 79,611,930 shares of common stock outstanding (including unvested restricted stock). Unless indicated below, the address of each individual listed below is 6300 South Syracuse Way, Suite 300, Centennial, Colorado 80111. The following table sets forth information regarding the beneficial ownership of our common stock as of March 2, 2020, by:

•	each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock;

•	each of our named executive officers (“NEOs”);

•	each of our directors and nominees for director; and

•	all current directors and executive officers as a group.

Name of Beneficial Owner	Shares of NCM, Inc. Common Stock	NCM LLC Common Membership Units (1)	Percent of NCM, Inc. Common Stock
Five Percent Stockholders
Regal Entertainment Group and Affiliates (“Regal”) (2)	—	41,770,669	34.4%
Cinemark Holdings, Inc. and Affiliates (“Cinemark”) (3)	—	39,737,700	33.3%
Standard General L.P. (4)	15,808,390		19.9%
ArrowMark Colorado Holdings LLC (5)	10,421,468		13.1%
The Vanguard Group, Inc. and Affiliates (6)	6,856,113		8.6%
BlackRock, Inc. (7)	4,628,231		5.8%
Directors and Executive Officers
Thomas F. Lesinski	148,306		*
Clifford E. Marks (8)	876,436		1.1%
Katherine L. Scherping	147,549		*
Scott D. Felenstein	225,416		*
Sarah Kinnick Hilty	109,289		*
Lawrence A. Goodman	83,413		*
David E. Glazek	—
David R. Haas	99,993		*
Kurt C. Hall (9)	1,480,555		1.8%
Lee Roy Mitchell	—		*
Donna Reisman	2,019		*
Mark B. Segall	33,709		*
Renana Teperberg	—		*
All current directors and executive officers as a group (13 persons) (10)	3,206,685		4.0%

*	Less than one percent

(1)
NCM LLC common membership units are redeemable at any time at the option of the holder. Upon any redemption, we may choose whether to redeem the units for shares of our common stock on a one-for-one basis or for a cash payment equal to the market price of shares of NCM, Inc. common stock. If each member of NCM LLC were to choose to redeem all of its NCM LLC common membership units and we elected, as of March 2, 2020 to issue shares of NCM, Inc. common stock in redemption of all of the units, Regal would receive 41,770,669 shares of NCM, Inc. common stock and

Cinemark would receive 39,737,700 shares of NCM, Inc. common stock. These share amounts would represent 25.9%, and 24.7%, respectively, of our outstanding common stock, assuming that all of the NCM LLC units held by these NCM LLC members are converted into our common stock.

(2)
Includes Regal Entertainment Group, Regal Entertainment Holdings, Inc., Regal Cinemas Corporation, Regal Cinemas, Inc., Regal CineMedia Holdings, LLC and Regal CineMedia Corporation at 101 East Blount Avenue, Knoxville, Tennessee 37920 and Cineworld Group plc at 8th Floor, Vantage London, Great West Road, Brentford, United Kingdom TW8 9AG. Represents beneficial ownership as of March 28, 2019 based on the Schedule 13D/A filed on April 2, 2019.

(3)
Includes Cinemark Holdings, Inc., Cinemark USA Inc. and Cinemark Media, Inc. The address of these stockholders is 3900 Dallas Parkway, Suite 500, Plano, Texas 75093. Represents beneficial ownership as of March 28, 2019 based on the Schedule 13D/A filed on March 28, 2019.

(4)
The address of this stockholder is 767 Fifth Avenue, 12th Floor, New York, New York 10153. Represents beneficial ownership as of November 26, 2019 based on the Schedule 13D/A filed on November 27, 2019. Includes 35,000 shares of NCM, Inc. common stock owned directly by a wholly-owned subsidiary of Standard Diversified Inc., of which the stockholder may be deemed to a beneficial owner as a result of its beneficial ownership of securities of Standard Diversified Inc.

(5)
The address of this stockholder is 100 Fillmore Street, Suite 325, Denver, Colorado 80206. Represents beneficial ownership as of December 31, 2019 based on the Schedule 13G/A filed on February 14, 2020.

(6)
Includes Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The address of these stockholders is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Represents beneficial ownership as of December 31, 2019 based on the Schedule 13G/A filed on February 12, 2020. These stockholders reported sole voting power over 73,340 shares of NCM, Inc. common stock, sole dispositive power over 6,790,035 shares of NCM, Inc. common stock, shared voting power over 4,510 shares of NCM, Inc. common stock and shared dispositive power for 66,078 shares of NCM, Inc. common stock.

(7)
The address of this stockholder is 55 East 52nd Street, New York, New York 10055. Represents beneficial ownership as of December 31, 2019 based on the Schedule 13G/A filed on February 5, 2020. The stockholder reported sole voting power over 4,461,655 shares of NCM, Inc. common stock, sole dispositive power over 4,628,231 shares of NCM, Inc. common stock, and no shared voting power or shared dispositive power over any shares of NCM, Inc. common stock.

(8)	Includes 262,166 stock options that were vested and exercisable within 60 days of March 2, 2020.

(9)	Includes 794,030 stock options that were vested and exercisable within 60 days of March 2, 2020.

(10)	Includes 1,056,196 stock options that were vested and exercisable within 60 days of March 2, 2020.
Share Ownership, Anti-Hedging, Anti-Pledging and Clawback Policies
We have adopted share ownership guidelines, an anti-hedging policy, an anti-pledging policy and a clawback policy, which are discussed in further detail in “Compensation Discussion and Analysis.”
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
General
Before the completion of our initial public offering (“IPO”) in February 2007, NCM LLC was wholly owned by the founding members. After the IPO, NCM LLC was owned by us and the founding members. In connection with the IPO, we entered into several agreements to define and regulate the relationships among us, NCM LLC and the founding members. As of December 26, 2019, NCM, Inc. owned approximately 48.8% of the outstanding common membership units in NCM LLC, and Regal and Cinemark collectively owned approximately 51.2% of the outstanding common membership units in NCM LLC. NCM, Inc. is the sole managing member of NCM LLC.
Further transactions between NCM, Inc. and our founding members, if any, have been and will continue to be approved by our Audit Committee, which is composed of independent members of our Board of Directors, or another committee comprised entirely of independent members of our Board. Our Audit Committee charter authorizes our Audit Committee to hire financial advisors and other professionals to assist the committee in evaluating and approving any transaction between us and any related party, including our founding members.
On July 5, 2018, AMC sold 100.0% of its remaining NCM LLC membership units to Regal and Cinemark. Following the sale, AMC remains a party to the Exhibitor Services Agreement ("ESA"), Common Unit Adjustment Agreement, Tax Receivable Agreement ("TRA") and certain other original agreements which are discussed further below. As such, AMC will continue to participate in the annual common unit adjustment, receive TRA payments, receive theater access fee payments, and make payments under the beverage concessionaire agreements, among other things. AMC is not currently a member under the terms of the NCM LLC Operating Agreement and will not receive available cash distributions or allocation of earnings and losses in NCM LLC, unless it receives NCM LLC membership units pursuant to a common unit adjustment. Further, the sale does not impact future integration payments and other encumbered theater payments owed to NCM LLC by AMC. AMC is considered a related party to the Company through the divestiture date (July 5, 2018) and related party transactions with AMC through this period are included within the disclosures below.
Transactions with Founding Members
Exhibitor Services Agreements
In connection with the IPO, NCM LLC and each of AMC, Cinemark and Regal executed an amended and restated ESA, effective as of February 13, 2007, which replaced the exhibitor services agreements previously in effect. In connection with the sale of the Fathom Events business, on December 26, 2013, NCM LLC and each of AMC, Cinemark and Regal amended and restated the ESAs to remove those provisions addressing the rights and obligations related to the digital programming services of the Fathom Events business. In November 2019, NCM LLC and each of Cinemark and Regal amended the ESAs to extend the terms of the ESAs and modify the program distributed by NCM LLC through its Digital Content Network for exhibition in Cinemark and Regal theaters (the “2019 ESA Amendments”). Certain basic terms of the ESAs are discussed below:
Advertising Services. Under the ESAs, NCM LLC is the exclusive provider within the United States of advertising services in the founding members’ theaters (subject to pre-existing contractual obligations and other limited exceptions for the benefit of the founding members). Following the 2019 ESA Amendments, the ESAs with Regal and Cinemark have a term of 34 years from the completion of the IPO, and the ESA with AMC has a term of 30 years from the completion of the IPO, in each case with a five-year right of first refusal to enter into a services agreement for the services provided under the ESA with the applicable founding member on terms equivalent to those offered by a third-party.
The advertising services include the on-screen advertising of the Noovie pre-show, use of the lobby entertainment network or LEN and lobby promotions. The pre-show is generally 20 to 30 minutes long. Beginning on November 1, 2019 in accordance with the 2019 ESA Amendments, NCM LLC is entitled to display up to five minutes of the Noovie pre-show after the advertised showtime of a feature film and an additional single unit that is either 30 or 60 seconds of the Noovie pre-show in the trailer position directly prior to the “attached” trailers preceding the feature film (the “Platinum Spot”) in Cinemark and Regal theaters. The “attached” trailers are those provided by studios to Cinemark and Regal that are with the feature film, which is at least one trailer, but sometimes two trailers. The amount of time included in the Noovie pre-show displayed prior to showtime will be reduced by the sum of five minutes plus the aggregate length of time of any Platinum Spot.
The Noovie pre-show includes up to two minutes for the founding members to be used to promote various activities associated with operation of the theaters, including concessions, ticketing partners, gift card and loyalty programs, founding member special events and vendors of non-film related services provided to theaters, only if the promotion is incidental to the vendor’s service (called theater advertising). Under the ESAs, up to 90 seconds of the Noovie program can be sold to NCM LLC’s founding members to satisfy their on-screen advertising commitments under their beverage concessionaire agreements. During 2019, we sold 60 seconds to two of NCM LLC’s founding members and 30 seconds to one of NCM LLC’s founding members. In 2019, the annual cost per thousand (“CPM”) change equaled the percentage change from 2017 to 2018 in the advertising CPM charged by NCM LLC to unaffiliated third parties during the last few minutes of the Noovie pre-show, limited to the highest advertising CPM being then-charged by NCM LLC. Following the 2019 ESA Amendments, the CPM charged to Regal and Cinemark will increase at a fixed rate of 2.0% each year.
In the lobby, the founding members are required to provide a specified number of LEN screens according to the number of auditoriums in the theater. The founding members have the right to install additional screens in their theater lobbies, but these screens can only be used for limited strategic programs, described below, concessions and theater advertising. NCM LLC’s founding members may conduct a limited number of lobby promotions at no charge in connection with the promotion of motion pictures and their strategic programs; however, such activities do not reduce the lobby promotions inventory available to us.
Payments. In consideration for access to the founding members’ theater attendees for on-screen advertising and use of the founding members’ theaters for the LEN and lobby promotions, the founding members receive a monthly theater access fee. The theater access fee is composed of a fixed payment per patron and a fixed payment per digital screen, which may be adjusted for any advertising exhibited by some, but not all, theaters or founding members because of content objections or technical capacity. The theater access fee paid to founding members included an additional fee for digital cinema systems connected to our advertising network. The payment per theater patron increases by 8% every five years with the next such increase occurring in 2022. The payment per digital screen and for the digital cinema systems increases annually by 5%.
Pursuant to the 2019 ESA Amendments, Cinemark and Regal each received an additional monthly theater access fee beginning November 1, 2019 in consideration for NCM LLC's access to certain on-screen advertising inventory after the advertised showtime of a feature film. These fees are also based upon a fixed payment per patron beginning at $0.025 per patron on November 1, 2019, (ii) $0.0375 per patron beginning on November 1, 2020, (iii) $0.05 per patron beginning on November 1, 2021, (iv) $0.052 per patron beginning on November 1, 2022 and (v) increasing 8% every five years beginning November 1, 2027.
In 2019, the theater access fee and revenue share aggregate payments to related parties totaled $56.6 million. Also, in 2019, total revenue from related parties related to beverage concessionaire agreements totaled $23.0 million.
Net Payments to Related Parties. In 2019, the net payments to each related party for theater access fees and revenue share and payments for use of their screens, less the purchase from NCM LLC of advertising under the founding member’s beverage concessionaire agreements were $17.2 million to Regal and $11.9 million to Cinemark. As of December 26, 2019, amounts due to Regal and Cinemark were $19.1 million and $17.7 million, respectively. These amounts are net of integration payments due from the founding members. Refer to the ‘Common Unit Adjustment Agreement’ section for further discussion of the nature and magnitude of these payments in 2019.
NCM LLC Operating Agreement
NCM, Inc., AMC, Cinemark and Regal executed the NCM LLC third amended and restated limited liability company operating agreement, effective as of February 13, 2007, which was amended on March 16, 2009 (to permit NCM LLC to provide advertising to a variety of out-of-home advertising venues), on August 6, 2010 and September 3, 2013 (in each case, to modify the timing of written notice should a founding member desire to exercise its option to redeem common membership units), and on January 23, 2019 (to update the member's rights following changes within the tax partnership rules). Certain basic terms of the restated operating agreement are as follows.
Manager of NCM LLC. NCM, Inc. is a member and the sole manager of NCM LLC. As the sole manager, NCM, Inc. controls all of the day to day business affairs and decision-making of NCM LLC through our officers and directors without the approval of any other member. Furthermore, we cannot be removed as manager of NCM LLC. As long as we are the manager of NCM LLC, unless the founding members approve, our business will be limited to owning and managing the common units, managing the business of NCM LLC, fulfilling our obligations under the Exchange Act, and activities incidental to the foregoing. We are not entitled to compensation for our services as manager except as provided in the Management Services Agreement described under “– Transactions with NCM LLC – Management Services Agreement” below or as otherwise approved by the members under the restated operating agreement.
Issuance of Units upon Exercise or Vesting of Equity Compensation. Upon the exercise of options we have issued or the vesting of shares for other types of equity compensation, we will have the right to acquire from NCM LLC a number of common units equal to the number of our shares being issued in connection with the exercise of options or vesting of shares for other types of equity compensation. In consideration for such units, we will contribute to NCM LLC the consideration we received for the exercise of options or vesting of shares for other types of equity compensation. In 2019, we acquired 395,470 units due to vesting of restricted stock.
Founding Member Approval Rights. If any director designee to our Board of Directors designated by NCM LLC’s other members, Regal and Cinemark, under the Director Designation Agreement, described below, is not appointed to our Board, nominated by us or elected by our stockholders, as applicable, then each of the other members (so long as such other member continues to own 5% of NCM LLC’s issued and outstanding common membership units) will be entitled to approve certain actions of NCM LLC as identified in the restated operating agreement. As discussed above, AMC is not currently a member under the terms of the NCM LLC Operating Agreement and no longer has such approval rights.
Distributions. We are required to make mandatory distributions to members of all “Available Cash,” as defined in the restated operating agreement. Available Cash does not include amounts drawn or paid under NCM LLC’s working capital line of credit. The mandatory distributions must occur quarterly. In 2019, available cash distributions to related parties totaled $148.8 million. Of that amount, the portion payable to NCM, Inc., Regal and Cinemark totaled $72.5 million, $39.1 million, and $37.2 million, respectively.
Common Unit Redemption Right. Members have a redemption right to exchange common membership units of NCM LLC for our shares of common stock on a one-for-one basis (as adjusted for certain events), or at our option, a cash payment equal to the market price of one share of our common stock. Under our amended and restated certificate of incorporation, upon the surrender of the NCM LLC common units, we will then contribute cash or shares of our common stock to NCM LLC in exchange for an amount of newly issued common units equal to the number of units surrendered by the redeeming member. NCM LLC will then distribute the cash or shares of common stock to the redeeming member to complete the redemption. AMC exercised the redemption right of an aggregate 200,000 common membership units in 2015, 15,600,000 common membership units in 2017 and 197,118 common membership units in 2019, whereby AMC surrendered 200,000, 15,600,000 and 197,118 common membership units, respectively, to NCM LLC for cancellation. The Company contributed an aggregate of 200,000,

15,600,000 and 197,118 shares of its common stock to NCM LLC in exchange for a like number of newly issued common membership units. NCM LLC then distributed the shares of common stock to AMC to complete the redemptions.
Common Unit Adjustment Agreement
NCM, Inc., NCM LLC, AMC, Cinemark, and Regal executed the common unit adjustment agreement, effective as of February 13, 2007. The common unit adjustment agreement provides a mechanism for adjusting membership units held by the founding members based on increases or decreases in the number of screens operated by each founding member. Increases in the number of screens are included in the unit adjustment if arising from acquisition of a theater or opening of a newly constructed theater (subject to certain exceptions). Decreases in the number of screens are included in the unit adjustment if arising from disposition of a theater (subject to certain exceptions).
NCM LLC adjusts its membership units annually, except that an earlier adjustment will occur for a founding member if it acquires or disposes of theaters, in a single transaction or cumulatively that will result in a change of two percent or more in the total annual attendance of all founding members (called an extraordinary attendance increase or decrease). The changes in annual attendance are calculated based on attendance at the relevant theaters during the prior twelve fiscal months; however, if an acquired theater has not been operating during the twelve prior fiscal months, the change in annual attendance will be calculated based on 75% of the projected annual attendance for such theater, with a subsequent adjustment for the actual attendance.
During the first quarter of 2019, NCM LLC issued 1,044,665 common membership units to its founding members for the rights to exclusive access to the theater screens and attendees added, net of dispositions by the founding members to NCM LLC’s network during the 2018 fiscal year.
If an existing on-screen advertising agreement with an alternative provider is in place with respect to any acquired theaters, the founding members may elect to receive common membership units related to those encumbered theaters in connection with the common unit adjustment. If the founding members make this election, then they are required to make payments on a quarterly basis in arrears in accordance with certain run-out provisions pursuant to the ESAs (“integration payments”). Founding members may also elect to delay receipt of the common unit membership units until such time as the acquired theaters are no longer encumbered and the theaters then join NCM LLC’s network. Because the AMC Carmike Cinemas, Inc. ("Carmike"), AMC Rave, and Cinemark Rave theaters are subject to an existing on-screen advertising agreement with an alternative provider, and AMC and Cinemark elected to receive common membership units, AMC and Cinemark will make integration payments to NCM LLC. The integration payments will continue until the earlier of (i) the date the theaters are transferred to NCM LLC’s network or (ii) the expiration of the ESA. Integration payments are calculated based upon the advertising cash flow that the Company would have generated if it had exclusive access to sell advertising in the theaters with pre-existing advertising agreements. The ESA additionally entitles NCM LLC to payments related to the founding members’ on-screen advertising commitments under their beverage concessionaire agreements for encumbered theaters (“encumbered theater payments”). These payments are also accounted for as a reduction to the intangible asset. If common membership units are issued to a founding member for newly acquired theaters that are subject to an existing on-screen advertising agreement with an alternative provider, the amortization of the intangible asset commences after the existing agreement expires and NCM LLC can utilize the theaters for all of its services. During the years ended December 26, 2019, December 27, 2018 and December 28, 2017, the Company recorded a reduction to net intangible assets of $22.3 million, $21.4 million and $20.9 million, respectively, related to these Carmike integration and encumbered theater payments as well as those made by AMC and Cinemark for the previous acquisition of Rave Cinemas. During the years ended December 26, 2019, December 27, 2018 and December 28, 2017 AMC and Cinemark paid a total of $21.7 million, $22.7 million and $12.9 million, respectively, related to the integration and other encumbered theater payments (as payments are made one quarter and one month in arrears, respectively).
Tax Receivable Agreement
NCM, Inc., NCM LLC, AMC, Cinemark, and Regal executed the tax receivable agreement, effective as of February 13, 2007, as amended on April 29, 2008 to permit NCM, Inc. to make estimated payments to each of the founding members or ESA parties.
The tax receivable agreement provides for the effective payment by us to the founding members of 90% of the amount of cash savings, if any, in U.S. federal, state, and local income tax or franchise tax that we actually realized as a result of certain increases in our proportionate share of tax basis in NCM LLC’s tangible and intangible assets resulting from our IPO and related transactions, including increases attributable to payments made under the tax receivable agreement. These tax benefit payments are not conditioned upon one or more of the founding members maintaining a continued ownership interest in either NCM LLC or NCM, Inc. We expect to benefit from the remaining 10% of cash savings, if any, that we may actually realize.

Under the tax receivable agreement, cash savings in income and franchise tax are computed by comparing our actual income and franchise tax liability to the amount of such taxes that we would have been required to pay had there been no increase in our proportionate share of tax basis in NCM LLC’s tangible and intangible assets and had the tax receivable agreement not been entered into. The tax receivable agreement generally applies to our taxable years up to and including the 30th anniversary date of our IPO and will continue until any utilized benefits are no longer subject to potential audit or examination by a taxing authority. The term of the tax receivable agreement may, however, be terminated at an earlier date in the event that we exercise our right to terminate the agreement pursuant to an early termination procedure that requires us to pay the founding members an agreed upon amount equal to the present value of the estimated remaining payments to be made under the revenue sharing agreement.
Although the actual timing and amount of any payments that may be made under the tax receivable agreement varies depending upon a number of factors (including the timing of any redemptions of common membership units in NCM LLC by our founding members, the extent to which such redemptions are taxable, the trading price of shares of our common stock at the time of any such redemptions, and the amount and timing of our income), we expect the payments that we may effectively make to the founding members could be substantial. If the Internal Revenue Service or other taxing authority were to subsequently challenge any of our cash savings covered by the tax receivable agreement, and if such challenge were ultimately upheld, the terms of the tax receivable agreement require the founding members to repay to us an amount equal to the prior payments effectively made by us in respect of such disallowed cash savings, plus a proportionate share of any applicable interest and penalties. In such an event, and if a founding member is unable to make a timely repayment to us under the terms of the tax receivable agreement, we will have the ability to cause NCM LLC to offset against payments owed to the founding member. The repayment obligation is a several liability of each founding member and not a joint liability among the founding members.
As of December 26, 2019, we had a balance recorded for the payable to our related parties under the tax receivable agreement of approximately $143.8 million, of which the Company expects to make $10.3 million in payments during 2020 for the 2019 taxable year. In 2018, pursuant to the terms of the tax receivable agreement, we made payments of $6.7 million to Regal and $3.7 million to Cinemark for the 2018 taxable year.
Software License Agreement
NCM LLC, AMC, Cinemark, Regal CineMedia Corporation (“RCM”) and Digital Cinema Implementation Partners, LLC, a company jointly owned by the founding members (“DCIP”), executed the Second Amended and Restated Software License Agreement effective as of February 13, 2007 (the “license agreement”). Certain basic terms of the license agreement are discussed below:
AMC and RCM granted to NCM LLC an exclusive license (subject to certain exceptions) to identified technology for use in the United States with respect to the services provided under the ESAs. The founding members and DCIP each granted to NCM LLC a license, subject to certain limitations, to any existing and future developments of such party based on the licensed technology that has application to the services provided under the ESAs. NCM LLC granted to the founding members a license, subject to certain limitations, to any NCM LLC developments that existed at the IPO date based on licensed technology, solely for the founding members’ internal business purposes that are outside of the services that are defined in the ESAs (but not including digital cinema applications). NCM LLC granted DCIP a license, subject to certain exceptions, to any existing and future NCM LLC developments that may have digital cinema applications.
Director Designation Agreement
NCM, Inc., AMC, Cinemark and Regal executed the Director Designation Agreement effective as of February 13, 2007. AMC no longer has rights under this agreement.
So long as Regal or Cinemark, respectively, owns at least 5% of NCM LLC’s issued and outstanding common membership units, such founding member has the right to designate two nominees to our Board of Directors who are voted upon by our stockholders. At least one of the designees of such founding member must qualify as an “independent director” at the time of designation so that a majority of the members of our Board are “independent directors” under the Nasdaq rules. We have agreed to include each director designee in our Board’s slate of nominees submitted to our stockholders for election of directors and in the proxy statement prepared by management for every meeting of our stockholders called with respect to the election of members of our Board, subject to certain exceptions.
If a vacancy occurs because of the death, disability, resignation or removal of a director designee, then our Board, or any Board committee, will not vote, fill the vacancy or take any action subject to the veto rights of the directors designated by

Cinemark and Regal under our amended and restated certificate of incorporation until (i) the founding member has designated a successor director designee and our Board has appointed such successor director designee, (ii) the founding member fails to designate a successor director designee within 10 business days of such vacancy, or (iii) the founding member has waived its rights to designate a successor director designee and has consented to our Board, or any Board committee, taking a vote on the specified actions prior to our Board filling the vacancy with a successor director designee.
Registration Rights Agreement
NCM, Inc., AMC, Cinemark and Regal executed the registration rights agreement effective as of February 13, 2007.
The registration rights agreement requires us to use our reasonable efforts to file a registration statement on the first business day after the one-year anniversary of the closing of our IPO to register all registrable securities held by the founding members that are not already registered, if necessary, and to file resale registration statements after that time for any additional registrable securities that we issue to any founding member in the future, within 20 days after such issuance. Additionally, we must maintain effectiveness of these mandatory registration statements until the earlier of the time when the founding members have disposed of all their registrable securities and the time when all registrable securities held by the founding members are eligible for resale under specified securities regulations. We are responsible for the expenses in connection with the registration of securities pursuant to the registration rights agreement.
Joint Defense Agreements
NCM, Inc., NCM LLC and the founding members from time to time may enter into a joint defense and common interest agreement, under which the parties agree to cooperate and share information in order to advance their shared interests in owning and operating NCM LLC.
Agreements with Founding Members—Services
In 2019, NCM LLC paid approximately $0.5 million to Cinemark and Regal for the purchases of movie tickets and concession products primarily for marketing to NCM LLC’s advertising clients.
Other Transactions
Letter Agreement
Under the terms of the Letter Agreement, Standard General agreed to vote, until the end of the Standstill Period (defined below), (i) in favor of each director nominated and recommended by the Board for election at any meeting of the Company’s stockholders, (ii) in accordance with the recommendations by the Board on (A) certain routine proposals, including Proposal No. 5 relating to the ratification of the auditors and (B) all proposals of the type specified in Rule 14a-6(a)(5), including Proposal No. 3 relating to the 2020 Omnibus Plan in certain circumstances as required by the terms of the Letter Agreement, and (iii) against any stockholder nominees not recommended by the Board and against any proposals or resolutions to remove members of the Board. Standard General also agreed, subject to certain limitations, to refrain from certain actions during the Standstill Period, including (A) engaging in any “solicitation” or otherwise become a “participant” in any contested solicitation as such terms are used in the proxy rules of the SEC; (B) submitting any stockholder proposal or any notice of nomination or other business for consideration to the Board; (C) seeking to acquire the Company or any of its material assets, or proposing mergers, acquisitions or other business combinations involving the Company; (D) acquiring additional shares of the Company’s common stock following which Standard General would economically own or have a total net long position greater than 30% of the Company’s outstanding common stock; and (E) certain other actions specified in the Letter Agreement.
The term “Standstill Period” means the period of time starting on the date of the Letter Agreement and ending 30 days prior to the deadline for stockholder nominations and proposals for the Company’s 2022 Annual Meeting of Stockholders, but in any event no later than February 28, 2022. However, Standard General may terminate the Standstill Period if any of its designees fail to be elected to the Board and the Board does not appoint such designees to the Board within the time periods specified in the Letter Agreement. In addition, the Standstill Period will be suspended at any time when Standard General’s aggregate beneficial ownership of the Company’s common stock falls below 7,900,361 shares (the “Minimum Ownership Level”), and in the event that Standard General subsequently acquires beneficial ownership of the Company’s common stock that exceeds the Minimum Ownership level, the Standstill Period shall resume, including all associated obligations and restrictions.
The Company agreed to nominate two individuals designated by Standard General for election at the Company’s 2019 Annual Meeting of Stockholders and at each subsequent annual meeting occurring during the Standstill Period, subject to the designees satisfying certain criteria. At the Company’s request, Standard General will cause its designees to resign from the

Board if Standard General’s aggregate beneficial ownership of the Company’s common stock falls below the Minimum Ownership Level.
The Company agreed that the size of the Board will not exceed nine directors during the Standstill Period, subject to an increase only to appoint designees of Standard General that are not otherwise elected to the Board as set forth in the Letter Agreement. The Company further agreed that upon the request of Standard General, the Board will appoint a Standard General designee to serve as a member of any committee of the Board requested by Standard General other than the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, subject to certain limitations in the Letter Agreement. The Letter Agreement also provides that (i) that, during the standstill period the Board’s Audit Committee will include at least one director who is neither a designee of Standard General nor a designee of Cinemark or Regal pursuant to the Director Designation Agreement and (ii) that, during the Standstill Period, the Board will not take any action to further amend the Company’s Statement of Policy with Respect to Related Party Transactions.
Sale of Fathom Events Business to AC JV, LLC
On December 26, 2013, NCM LLC sold the Fathom Events business to AC JV, LLC owned 32% by each of the founding members and 4% by us. In consideration for the sale, NCM LLC received a total of $25.0 million in promissory notes from our founding members (one-third or approximately $8.3 million from each founding member). The notes bear interest at a fixed rate of 5.0% per annum, compounded annually. Interest and principal payments are due annually in six equal installments commencing on December 26, 2014. Due to the related party nature of the transaction, we formed a committee of independent directors that hired a separate legal counsel and an investment banking firm who advised the committee and rendered an opinion as to the fairness of the transaction. During 2019, we received interest from related parties on the notes of approximately $0.2 million. NCM LLC’s investment in AC JV, LLC was $0.9 million as of December 26, 2019. During the year ended December 26, 2019, NCM LLC received cash distributions from AC JV, LLC of $0.4 million and recorded equity in earnings of $0.4 million for AC JV, LLC. In connection with the sale, we entered into a transition services agreement and a services agreement:
Services Agreement with AC JV, LLC. NCM LLC entered into a services agreement with AC JV, LLC upon the closing of the sale of Fathom Events. The agreement grants AC JV, LLC advertising on-screen and on our LEN and a pre-feature program prior to Fathom events reasonably consistent with what was previously dedicated to Fathom. In addition, the services agreement provides that we will assist with event sponsorship sales in return for a share of the sponsorship revenue. NCM LLC has also agreed to provide creative and media production services for a fee. The term of the agreement coincides with the ESAs, subject to certain exceptions.
Network Affiliate Transactions
NCM LLC paid a network affiliate owned by the daughter and son-in-law of Lee Roy Mitchell, a director on the Company's Board of Directors, $0.6 million in circuit share payments for advertising services during the year ended December 26, 2019.
Transactions with NCM LLC
Management Services Agreement
On February 13, 2007, NCM, Inc. and NCM LLC executed the management services agreement under which we provide certain management services to NCM LLC, including services typically provided by the individuals serving in the positions of chief executive officer, president, chief financial officer, and general counsel. In exchange for the services, NCM LLC reimburses us for compensation and other expenses of our officers and employees and for certain out-of-pocket costs. NCM LLC provides administrative and support services to us, such as office facilities, equipment, supplies, payroll and accounting and financial reporting. The management services agreement also provides that our employees may participate in NCM LLC’s benefit plans, and that NCM LLC employees may participate in the National CineMedia, Inc. 2007 Equity Incentive Plan and the National CineMedia, Inc. 2016 Equity Incentive Plan. Pursuant to this agreement, NCM LLC paid us approximately $12.6 million during 2019.
Review, Approval or Ratification of Transactions with Related Persons
Our written Statement of Policy with Respect to Related Party Transactions requires that transactions (i) of the type described in Section 144(a) of the Delaware General Corporation Law or (ii) otherwise involving us and in which a related party (i.e., a director, director nominee, executive officer, greater than five percent beneficial owner of our common stock, or any immediate family member of any of the foregoing) has or will have a direct or indirect material interest and in which the aggregate amount involved will or may exceed $120,000 in any fiscal year, be approved by our Audit Committee or another committee of the Board composed solely of disinterested directors. In determining whether to approve, ratify or disapprove of the entry into a related party transaction, the reviewing committee considers all relevant material information and takes into account, among other factors, whether the terms of the transaction are fair to the Company and would apply on the same basis if the transaction did not involve a related party, and whether there are any compelling business reasons for the Company to enter into the transaction and the nature of alternative transactions, if any. Certain transactions and relationships have been determined not to constitute related party transactions for purposes of the policy, including (a) executive officer compensation approved by our Compensation Committee or Board, (b) director compensation, (c) interests arising solely from ownership of our common stock and other stockholders have the same proportional interest, (d) certain interests arising from the related party’s position as a director, employee or beneficial owner of less than 10% of another company, (e) any transaction involving a related party where the rates or charges involved are determined by competitive bids, and (f) any indemnification and advancement of expenses provided by our governing documents or by agreement with the related party. Our certificate of incorporation also requires that the Board and a majority of the independent directors approve (i) any modification or amendment of an ESA, and (ii) the entry into or amendment of any other contract or transaction between us or NCM LLC, on the one hand, and a founding member, on the other hand, in each case when payments to or from us or NCM LLC resulting from the modification, amendment, contract or transaction could reasonably be expected to exceed $50,000.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics that applies to our directors, executive officers and all of our employees. We will provide any person, without charge and upon request, with a copy of our Code of Conduct. Requests should be directed to us at 6300 South Syracuse Way, Suite 300, Centennial, Colorado 80111, Attention: Secretary. The Code of Business Conduct and Ethics is also available on our website at www.ncm.com at the Investor Relations link. The information on our website is not incorporated into this proxy statement.
We will disclose any amendments to or waivers of the Code of Business Conduct and Ethics on our website at www.ncm.com. We have established a confidential hotline and website to report any concerns regarding accounting, internal accounting controls or auditing matters. Our Audit Committee also has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters.
PROPOSALS OF STOCKHOLDERS
Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 70 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
Stockholders wishing to include proposals in the proxy materials in relation to the 2021 annual meeting of stockholders must submit the proposals in writing so as to be received by the Secretary at our executive offices, no later than the close of business on November 13, 2020. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals and the provisions of our certificate of incorporation. If we are not notified of intent to present a proposal at our 2021 annual meeting of stockholders by January 28, 2021, we will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

OTHER BUSINESS
No other business has been properly submitted for consideration at the Annual Meeting in the manner specified under our bylaws; therefore no other matters will be brought before the Annual Meeting.

BY THE BOARD OF DIRECTORS

Sarah Kinnick Hilty Executive Vice President, General Counsel and Secretary

Appendix A
National CineMedia, Inc. 2020 Omnibus Incentive Plan

NATIONAL CINEMEDIA, INC
2020 OMNIBUS INCENTIVE PLAN

1.	Purpose
The purpose of this 2020 Omnibus Incentive Plan (the “Plan”) of National CineMedia, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and cash and equity performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”); ”); provided, however, that such other business ventures (i) shall be limited to entities that, where required by Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”), are eligible issuers of service recipient stock (as defined in Treas. Reg. Section 1.409A-1(b)(5)(iii)(E), or applicable successor regulation) and (ii) shall, for the avoidance of doubt, include National CineMedia, LLC.

2.	Eligibility
All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7) and Other Stock-Based and Cash-Based Awards (each as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3.	Administration and Delegation
(a)Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.
(b)Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
(c)Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined), the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).
4.Stock Available for Awards
(a)Number of Shares; Share Counting.
(1)Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to a number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), as is equal to the sum of:
(A)7,500,000 shares of Common Stock; and
(B)such additional number of shares of Common Stock (up to 4,435,595 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) that remain available for grant under the 2016 Plan immediately prior to the date that the Plan is approved by the Company’s stockholders (the “Effective Date”) and (y) the number of shares of Common Stock subject to awards granted under the 2016 Plan and the Company’s 2007 Equity Incentive Plan which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right in each case after the Effective Date (subject, however, in the case of Incentive Stock Options to any limitations under the Code). Any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Effective as of the Effective Date, the Company may not grant any further awards under the 2016 Plan.
(2)Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a) and under the sublimit contained in Section 4(b):
(A)all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimit contained in Section 4(b); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants a SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(B)to the extent that an RSU may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;
(C)if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of a SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of a SAR, the number of shares counted against the shares available under the Plan and against the sublimit contained in Section 4(b) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;
(D)shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Options and SARs (including shares retained from the Option or SAR creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; provided, for the avoidance of doubt, that shares of Common Stock retained from awards other than Options and SARs to satisfy tax withholding obligations with respect to such awards, whether granted under this Plan or the 2016 Plan, shall be added to the number of shares available for the future grant of Awards under this Plan; and
(E)shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
(b)Limit on Non-Employee Director Compensation. The maximum aggregate amount of value (calculated based on grant date fair value for financial reporting purposes) of Awards granted in any fiscal year to any individual non-employee director in his or her capacity as a non-employee director shall not exceed $650,000; provided, however, that the Compensation Committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, this limit does not apply to cash compensation paid to non-employee directors, nor does it apply to Awards granted under the Plan to non-employee directors who are also serving as consultants or advisors to the Company.
(c)Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimit contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.
5.Stock Options.
(a)General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.
(b)Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of National CineMedia, Inc., any of National CineMedia, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
(c)Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:
(1)if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the applicable date; or
(2)if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the applicable date as reported by an over-the-counter marketplace designated by the Board; or
(3)if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A, except as the Board may expressly determine otherwise.
For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Section 409A. The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participant’s agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.
(d)Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e)Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f)Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1)in cash or by check, payable to the order of the Company;
(2)except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(3)to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4)to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;
(5)to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or
(6)by any combination of the above permitted forms of payment.

(g)Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.
(h)No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.
(i)No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.
6.    Stock Appreciation Rights
(a)General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
(b)Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.
(c)Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(d)Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(e)Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the rules of the NASDAQ Stock Market.
(f)No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.
(g)No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.
7.    Restricted Stock; RSUs
(a)General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“RSUs”).
(b)Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c)Additional Provisions Relating to Restricted Stock.
(1)Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2)Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
(d)Additional Provisions Relating to RSUs.
(1)Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A.
(2)Voting Rights. A Participant shall have no voting rights with respect to any RSUs.
(3)Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.
8.    Other Stock-Based and Other Cash-Based Awards
(a)General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).
(b)Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.
(c)Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.
9.Performance Awards.
(a)Grants. Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).
(b)Performance Measures. The Board may specify that the degree of granting, vesting and/or payout of any Performance Award shall be subject to the achievement of one or more performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board: (i) cash flow, (ii) cost initiatives, (iii) debt ratios and other measures of credit quality or liquidity, (iv) earnings, (v) earnings per share, (vi) economic profit, (vii) economic value added, (viii) enterprise value, (ix) free cash flow, (x) margins (gross or net), (xi) market share, (xii) market value, (xiii) net income, (xiv) operating income; (xv) return on assets, capital, equity or investment, (xvi) revenue (gross or net), (xvii) stock price, (xviii) strategic objectives, (xix) total stockholder return, (xx) advertising revenue, (xxi) digital or on-screen revenue, (xxii) operating income or operating income before depreciation and amortization (OIBDA) or OIBDA margin, (xxiii) earnings before interest, taxes, depreciation and amortization, or (xxiv) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures shall be adjusted to exclude any one or more of (A) extraordinary or non-recurring items, (B) gains or losses on the dispositions of discontinued operations, (C) the cumulative effects of changes in accounting principles, (D) the writedown of any asset, (E) fluctuation in foreign currency exchange rates, (F) charges for restructuring and rationalization programs, (G) non-cash, mark-to-market adjustments on derivative instruments, (H) amortization of purchased intangibles, (I) the net impact of tax rate changes, (J) non-cash asset impairment charges, (K) gains on extinguishment of the tax receivable agreement and (L) executive transition costs, (M) compensation expenses or (N) any other factors as the Board may determine. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and (z) may cover such period as may be specified by the Board. The Board shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
(c)Dividends; Dividend Equivalents. Subject to Sections 5(i) and 6(g), Performance Awards may provide Participants with the right to receive Unvested Dividends or Dividend Equivalents, as applicable. Unvested Dividends or Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the Performance Award with respect to which paid. No interest will be paid on Unvested Dividends or Dividend Equivalents.
(d)Adjustments. The Board may adjust the cash or number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the Participant or a change in control of the Company.
10.Adjustments for Changes in Common Stock and Certain Other Events
(a)Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b)Reorganization Events.
(1)Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(2)Consequences of a Reorganization Event on Awards Other than Restricted Stock.
(A)In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/ or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B)Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
(C)For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
(3)Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
(c)Change of Control.
(1)Definitions.
(A)“Affiliate” shall mean with respect to the Company, (i) any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including without limitation, any subsidiary, (ii) any corporation or other entity controlling, controlled by, or under common control with the Company, including any member of an affiliated group of which the Company is a common parent corporation or subsidiary corporation (within the meaning of Section 424 of the Code), and (iii) National CineMedia, LLC
(B)“Change of Control” shall mean:
(i)the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act) of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) or (B) of paragraph (iv) below, or (E) any acquisition by a Founding Member (as defined below); or;
(ii)the acquisition by any Person, other than a Founding Member, of the right to (A) elect or (B) nominate for election or (C) designate for nomination pursuant to a Director Designation Agreement dated February 13, 2007 among the Company and the Founding Members, a majority of the members of the Company’s Board;
(iii)the acquisition by any Person, other than the Company or a Founding Member, of beneficial ownership of more than 50% of the Units of National CineMedia LLC;

(iv)consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; and (y) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”); provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board or was designated pursuant to a Director Designation Agreement dated February 13, 2007 among the Company and the Founding Members shall be considered as though such individual were a member of the Incumbent Board, at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or (B) the Founding Members beneficially own, more than 50% of, respectively, the outstanding shares of common stock or voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination;
(v)approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or
(vi)approval by the members of National CineMedia LLC of a complete liquidation or dissolution of National CineMedia LLC.

Notwithstanding anything herein to the contrary, to the extent required for an Award to comply with Section 409A, it shall be required that any event constituting a “Change of Control” under the foregoing definition also constitute a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i).
(C)“Cause” shall mean, as determined by the Board or the Company, as applicable, and unless otherwise provided in an employment, consulting or other services agreement, if any, between the Participant and the Company or an Affiliate, (i) gross negligence or willful misconduct in the performance of the material duties and services required for the Participant’s position with the Company or an Affiliate; (ii) Participant’s conviction or plea of nolo contendere for any crime involving moral turpitude or a felony; (iii) Participant’s commission of an act of deceit or fraud intended to result in personal and unauthorized enrichment of Participant at the expense of the Company or any Affiliate; (iv) Participant’s willful and material violation of the written policies of the Company or any Affiliate as in effect from time to time, Participant’s willful breach of a material obligation of Participant to the Company pursuant to Participant’s duties and obligations under the Company’s Bylaws or Participant’s willful and material breach of a material obligation of Participant to the Company or any Affiliate pursuant to any plan, award, agreement or arrangement between the Participant and the Company or any Affiliate.
(D)“Founding Member” shall have the meaning set forth in that Limited Liability Company Operating Agreement of National CineMedia LLC, by and among the members of National CineMedia LLC, as it may be amended, modified or replaced from time to time.
(E)“Good Reason” shall mean, unless otherwise provided in an employment, a consulting or other services agreement, if any, between the Participant and the Company or an Affiliate, (i) material reduction in the Participant’s base compensation, (ii) a material diminution of the Participant’s duties, authority or responsibilities, (iii) material relocation of the Participant’s primary place of performing services or (iv) a material breach by the Company or an Affiliate of any term of any employment, consulting or other services agreement, if any, between the Participant and the Company or an Affiliate. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (x) the Participant gives the Company notice of termination no more than 90 days after the initial existence of such event or circumstance, (y) such event or circumstance has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefore within 30 days of the Company’s receipt of the notice and (z) the Participant’s termination of employment actually occurs within six months following the Company’s receipt of such notice.
(2)Consequences of a Change of Control on Awards other than Restricted Stock. Notwithstanding the provisions of Section 10(b), except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company or an Affiliate and the Participant, each Award other than Restricted Stock shall become immediately exercisable, realizable, or deliverable in full or restrictions applicable to such Awards shall lapse in full if, on or prior to the first anniversary of the date of the Change of Control, the Participant’s employment with the Company or an

Affiliate or an acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or an Affiliate or the acquiring or succeeding corporation.
(3)Consequences of a Change of Control on Restricted Stock. Notwithstanding the provisions of Section 10(b), except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company or an Affiliate and the Participant, each Award of Restricted Stock shall become immediately free from all conditions and restrictions if, on or prior to the first anniversary of the date of the Change of Control, the Participant’s employment with the Company or an Affiliate or an acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or an Affiliate or the acquiring or succeeding corporation.
11.    General Provisions Applicable to Awards
(a)Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.
(b)Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.
(d)Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(e)Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) related to repricings, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.
(f)Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(g)Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.
12.Miscellaneous
(a)No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b)No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.
(c)Effective Date and Term of Plan. The Plan shall become effective on the Effective Date. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date but Awards previously granted may extend beyond that date.
(d)Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) neither Section 5(g) nor 6(e) requiring stockholder approval of any option or SAR repricing may be amended without stockholder approval; (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.
(e)Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f)Compliance with Section 409A. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i), in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.
(g)    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.
(h)    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Appendix B
Ratification Resolutions

RESOLUTIONS
OF the Board of Directors of
National CineMedia, Inc.

WHEREAS, on March 11, 2016, the board of directors (the “Board”) of National CineMedia, Inc. (the “Company”) adopted, subject to stockholder approval, the National CineMedia, Inc. 2016 Equity Incentive Plan (the “Equity Plan”);
WHEREAS, at an annual meeting of stockholders held on April 29, 2016, the stockholders of the Company approved the Equity Plan;
WHEREAS, pursuant to Section 4.2 of the Equity Plan, the maximum number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) “that may be covered by an Award granted under the [Equity] Plan . . . to a single Participant in any calendar year shall not exceed 500,000 shares” (the “Share Limit”) and “the maximum dollar amount that may be awarded … to a single Participant in any calendar year shall not exceed $5,000,000” (the “Dollar Limit”);
WHEREAS, the Equity Plan provides that “Awards” may consist of grants under the Equity Plan of options, stock appreciation rights, restricted stock, restricted stock units, performance awards, or other stock-based awards;
WHEREAS, on January 23, 2019, in connection with his service as the Chairman of the Board, Thomas F. Lesinski (the “Executive”) received an award of restricted stock units relating to 38,011 shares of Common Stock;
WHEREAS, on August 1, 2019, the Company entered into an Employment Agreement with the Executive (the “Employment Agreement”), pursuant to which the Executive was entitled to receive, upon commencement of employment, (i) a time-based restricted stock award (the “Time-Based Restricted Stock Award”), with the number of shares of Common Stock relating to the award to be determined by dividing $125,000 by the average closing share price on the Common Stock reported on NASDAQ for the 30 days immediately prior to the date of the Employment Agreement (the “Share Price”), (ii) a performance-based restricted stock award, with the number of shares of Common Stock relating to the award to be determined by dividing $375,000 by the Share Price (the “Performance-Based Restricted Stock Award,” and together with the Time-Base Restricted Stock Awards, the “Restricted Stock Awards”), and (iii) a time-based stock option award, with a grant date fair value of $500,000 and an exercise price equal to $8.00 (the “Option Award,” and together with the Restricted Stock Awards, the “Equity Awards”);
WHEREAS, pursuant to the Employment Agreement, on August 2, 2019, the Board granted the Equity Awards to the Executive, which consisted of (i) a time-based restricted stock award relating to 17,988 shares of Common Stock, (ii) a performance-based restricted stock award relating to 53,964 shares of Common Stock, which could result in the issuance of up to 80,946 shares of Common Stock if certain performance goals are achieved, and (iii) an option to purchase 650,198 shares of Common Stock;
WHEREAS, no portion of the Equity Awards granted to the Executive vests until August 2, 2020;
WHEREAS, on August 7, 2019, a stockholder of the Company sent a litigation demand letter to the Board challenging the Equity Awards, specifically alleging that the Equity Awards exceeded the Share Limit set forth in the Equity Plan by 222,150 shares;
WHEREAS, because the number of shares of Common Stock that may be purchased pursuant to the Option Award exceeds the Share Limit, the Option Award or a portion thereof likely does not comply with the Equity Plan;
WHEREAS, because it is unclear whether the Share Limit set forth in the Equity Plan is intended to apply to all equity awards collectively granted to a participant in a calendar year or whether the Share Limit is intended to apply to each equity award or each type of equity award granted to a participant in a calendar year, and because the Restricted Stock Awards were granted contemporaneously with the Option Award, it is unclear whether or to what extent the Restricted Stock Awards exceed the Share Limit;
WHEREAS, the Equity Awards do not contravene the Dollar Limit in the Equity Plan;
WHEREAS, because the Option Award likely was not granted in compliance with Equity Plan, the Option Award (or a portion thereof) likely was not validly authorized and, therefore, likely constitutes a defective corporate act within the meaning of Section 204 of General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, because the Restricted Stock Awards may not have been granted by the Board in compliance with the Equity Plan, there exists uncertainty as to whether the Restricted Stock Awards were validly authorized and, therefore, constitute defective corporate acts within the meaning of Section 204 of the DGCL; and
WHEREAS, (i) Section 204 of the DGCL provides a means by which a board of directors of a Delaware corporation can ratify defective corporate acts and (ii) the Board desires to approve the ratification of the defective and potentially defective corporate acts described in the above recitals pursuant to the common law doctrine of ratification and Section 204 of the DGCL to the fullest extent permitted by law.
NOW, THEREFORE, BE IT RESOLVED, that the Board hereby determines that it is advisable and in the best interests of the Company and its stockholders to approve the ratification of the defective and potentially defective corporate acts described in the above recitals pursuant to the common law doctrine of ratification and Section 204 of the DGCL to the fullest extent permitted by law;
FURTHER RESOLVED, that the defective and potentially defective corporate acts to be ratified, the dates of such defective and potentially defective corporate acts, the number and type of shares of putative stock issued and the date upon which such shares were purported to have been issued, and the nature of the failures of authorization in respect of the defective and potentially defective corporate acts are set forth in the foregoing recitals (and are further described in the resolutions set forth below);
FURTHER RESOLVED, that the defective and potentially defective corporate acts to be ratified are the Equity Awards (the “Defective Corporate Acts”);
FURTHER RESOLVED, that the date of each defective corporate act to be ratified hereby is August 2, 2019;
FURTHER RESOLVED, that the number and type of shares of potentially putative stock issued in connection with the Defective Corporate Acts are 71,952 shares of Common Stock relating to the Restricted Stock Awards, and the date on which such shares of potentially putative stock were purportedly issued is August 2, 2019;
FURTHER RESOLVED, that the nature of the failures of authorization in respect of the Restricted Stock Awards to be ratified are that the Restricted Stock Awards may not have been approved and granted in compliance with the Share Limit set forth in the Equity Plan;
FURTHER RESOLVED, that the nature of the failure of authorization in respect of the Option Award to be ratified is that the Option Award likely was not approved and granted in compliance with the Share Limit set forth in the Equity Plan;
FURTHER RESOLVED, that the Board hereby authorizes, approves and declares advisable the ratification of the Defective Corporate Acts;
FURTHER RESOLVED, that the Defective Corporate Acts be, and hereby are, ratified, confirmed, approved, and adopted in all respects;
FURTHER RESOLVED, that the Board hereby recommends that the stockholders of the Company approve the ratification of the Defective Corporate Acts;
FURTHER RESOLVED, that the Board hereby directs that the ratification of the Defective Corporate Acts be submitted to the Company’s stockholders for approval at the 2020 annual meeting of such stockholders to be held in accordance with the Bylaws of the Company and the DGCL (the “Annual Meeting”);
FURTHER RESOLVED, that the purpose of the Annual Meeting shall be to elect directors, to vote on the ratification of the Defective Corporate Acts, and to conduct such other business as may subsequently be determined by the Board or as may otherwise properly come before the Annual Meeting;
FURTHER RESOLVED, that the Board hereby directs the officers of the Company to prepare and give notice of the Annual Meeting to the holders of record of valid and putative stock of the Company (whether voting or non-voting) as of the record date that shall be established by the Board for the Annual Meeting, in accordance with Sections 204 and 222 of the DGCL, and give such notice to the holders of record of valid and putative stock of the Company (whether voting or non-voting) as of August 2, 2019, other than those holders whose identities or addresses cannot be determined from the records of the Company;

FURTHER RESOLVED, that that the Board hereby directs the officers of the Company to include in the notice provided to the stockholders of the Company a copy of these resolutions (or a summary thereof that contains the information required by Section 204 of the DGCL to be contained in such notice) and a statement that any claim that the Defective Corporate Acts ratified pursuant to these resolutions is void or voidable due to the identified failures of authorization, or that the Court of Chancery of the State of Delaware should declare in its discretion that the ratification set forth in these resolutions pursuant to Section 204 of the DGCL not be effective or be effective only on certain conditions must be brought within 120 days from the validation effective time;
FURTHER RESOLVED, that the Board may abandon these resolutions at any time before the validation effective time in respect of the Defective Corporate Acts;
FURTHER RESOLVED, that in addition to the specific authorizations set forth in the foregoing resolutions, the officers of the Company are, and each of them acting individually hereby is, authorized and empowered, in the name and on behalf of the Company, and with the full power to act, to take or cause to be taken any and all such further actions to carry out, execute, and deliver or cause to be carried out, executed, and delivered, all such other actions, documents, certificates, instruments, amendments, and agreements, as they shall in their judgment determine necessary, desirable, or advisable to consummate, effectuate, carry out, or further the transactions contemplated by and the intent and purposes of the foregoing resolutions; and
FURTHER RESOLVED, that any and all lawful actions heretofore taken by any officer of the Company in connection with the foregoing resolutions be, and hereby are, ratified, confirmed, approved, and adopted.

PRELIMINARY PROXY MATERIALS - SUBJECT TO COMPLETION
Note: National CineMedia, Inc. intends to release definitive copies of its proxy materials to stockholders on or about March 13, 2020.

NCM℠ NATIONAL CINEMEDIA

VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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ADD 5
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C123456789

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000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here's how to vote!

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Votes submitted electronically must be received by 1:00am, (Central Time), on April 28, 2020.

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2020 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Mark B. Segall	☐	☐	02 - David E. Glazek	☐	☐	03 - Lawrence A. Goodman	☐	☐
04 - David R. Haas	☐	☐	05 - Kurt C. Hall	☐	☐	06 - Thomas F. Lesinski	☐	☐
07 - Lee Roy Mitchell	☐	☐	08 - Donna Reisman	☐	☐	09 - Renana Teperberg	☐	☐

6. In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03740C

2020 Annual Meeting Admission Ticket

2020 Annual Meeting of National CineMedia, Inc. Stockholders

April 28, 2020, 9:00 AM MT
6300 S. Syracuse Way, Suite 300
Centennial, CO 80111

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

National CineMedia, Inc.

Notice of 2020 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — April 28, 2020

Sarah Kinnick Hilty and Thomas F. Lesinski, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of National CineMedia, Inc. to be held on April 28, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the shares represented by this proxy will be voted FOR the election of the Board of Directors and FOR Proposals 2, 3, 4 and 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy revokes all proxies with respect to the Annual Meeting of Stockholders and may be revoked prior to exercise.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.